                                                                     EXHIBIT 2.1


                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

------------------------------------------
                                          x
In re                                     :  Case No. 02_02474
                                          :  Jointly Administered
KMART CORPORATION, et al.,                :  Chapter 11
                                          :  Hon. Susan Pierson Sonderby
                  Debtors.                x
------------------------------------------



                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                      KMART CORPORATION AND ITS AFFILIATED
                        DEBTORS AND DEBTORS-IN-POSSESSION






John Wm. Butler, Jr.
J. Eric Ivester
Mark A. McDermott
Samuel S. Ory
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700

Attorneys for Debtors and Debtors-in-Possession


Dated:  February 25, 2003

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
INTRODUCTION......................................................................................................A-1

ARTICLE I  DEFINITIONS, RULES OF
           INTERPRETATION, AND COMPUTATION OF TIME ...............................................................A-3
     A.    Scope of Definitions...................................................................................A-3
     B.    Definitions............................................................................................A-3
           1.1      "2001 Retention Program" .....................................................................A-3
           1.2      "Administrative Claim"........................................................................A-4
           1.3      "Administrative Claims Bar Date"..............................................................A-4
           1.4      "ADR Procedures"..............................................................................A-4
           1.5      "Affiliate Debtors"...........................................................................A-4
           1.6      "Affiliates"..................................................................................A-4
           1.7      "Allowed Claim" or "Allowed Interest".........................................................A-4
           1.8      "Allowed Class ..... Claim" or "Allowed Class ..... Interest".................................A-5
           1.9      "Articles of Incorporation and Bylaws"........................................................A-5
           1.10     "Avoidance Claims"............................................................................A-5
           1.11     "Ballot"......................................................................................A-5
           1.12     "Bankruptcy Code".............................................................................A-5
           1.13     "Bankruptcy Court"............................................................................A-5
           1.14     "Bankruptcy Rules"............................................................................A-5
           1.15     "Bar Date"....................................................................................A-5
           1.16     "Bar Date Orders".............................................................................A-5
           1.17     "Big Beaver Caguas"...........................................................................A-5
           1.18     "Big Beaver Development"......................................................................A-6
           1.19     "Big Beaver Florida"..........................................................................A-6
           1.20     "Big Beaver Guaynabo".........................................................................A-6
           1.21     "Bluelight"...................................................................................A-6
           1.22     "Business Day"................................................................................A-6
           1.23     "Cash"........................................................................................A-6
           1.24     "Causes of Action"............................................................................A-6
           1.25     "Chapter 11 Cases"............................................................................A-6
           1.26     "Claim".......................................................................................A-6
           1.27     "Claimholder".................................................................................A-6
           1.28     "Claims Agent"................................................................................A-6
           1.29     "Claims/Interests Objection Deadline".........................................................A-6
           1.30     "Class".......................................................................................A-7
           1.31     "Confirmation Date"...........................................................................A-7
           1.32     "Confirmation Hearing"........................................................................A-7
           1.33     "Confirmation Order"..........................................................................A-7
           1.34     "Continuing Indemnification Rights"...........................................................A-7
           1.35     "Convenience Class Election"..................................................................A-7
           1.36     "Coolidge"....................................................................................A-7
           1.37     "Creditors' Committees".......................................................................A-7

         1.38     "Cure"........................................................................................A-7
         1.39     "Cure Claim"..................................................................................A-7
         1.40     "Cure Claim Submission Deadline"..............................................................A-7
         1.41     "Debtor" or "Debtors".........................................................................A-8
         1.42     "Designated Trust Recoveries".................................................................A-8
         1.43     "DIP Agent"...................................................................................A-8
         1.44     "DIP Credit Agreement"........................................................................A-8
         1.45     "DIP Facility"................................................................................A-8
         1.46     "DIP Facility Claim"..........................................................................A-8
         1.47     "DIP Facility Order"..........................................................................A-8
         1.48     "DIP Lenders".................................................................................A-8
         1.49     "Disallowed Claim" or "Disallowed Interest"...................................................A-8
         1.50     "Disbursing Agent"............................................................................A-9
         1.51     "Disclosure Statement"........................................................................A-9
         1.52     "Disputed Claim" or "Disputed Interest".......................................................A-9
         1.53     "Distribution Date"...........................................................................A-9
         1.54     "Distribution Reserve"........................................................................A-9
         1.55     "Effective Date"..............................................................................A-9
         1.56     "Employee-Related Agreements".................................................................A-9
         1.57     "Equity Committee"............................................................................A-9
         1.58     "Estates".....................................................................................A-9
         1.59     "Exchange Act"................................................................................A-9
         1.60     "Exhibit"....................................................................................A-10
         1.61     "Exhibit Filing Date"........................................................................A-10
         1.62     "Existing Common Stock"......................................................................A-10
         1.63     "Existing Securities"........................................................................A-10
         1.64     "Exit Financing Facility"....................................................................A-10
         1.65     "Face Amount"................................................................................A-10
         1.66     "Final Order"................................................................................A-10
         1.67     "Financial Institutions' Committee"..........................................................A-10
         1.68     "General Unsecured Convenience Claim"........................................................A-10
         1.69     "Holdback Amount"............................................................................A-10
         1.70     "Holdback Escrow Account"....................................................................A-11
         1.71     "Impaired"...................................................................................A-11
         1.72     "Indemnification Rights".....................................................................A-11
         1.73     "Indemnitee".................................................................................A-11
         1.74     "Insurance Coverage".........................................................................A-11
         1.75     "Insured Claim"..............................................................................A-11
         1.76     "Intercompany Claim".........................................................................A-11
         1.77     "Intercompany Executory Contract"............................................................A-11
         1.78     "Intercompany Unexpired Lease"...............................................................A-11
         1.79     "Interest"...................................................................................A-11
         1.80     "Interestholder".............................................................................A-11
         1.81     "Investment Agreement".......................................................................A-11
         1.82     "Key Ordinary Course Professional"...........................................................A-12
         1.83     "Key Ordinary Course Professional Claim".....................................................A-12
         1.84     "Kmart"......................................................................................A-12

         1.85     "Kmart Amsterdam"............................................................................A-12
         1.86     "Kmart Financing"............................................................................A-12
         1.87     "Kmart Holdings".............................................................................A-12
         1.88     "Kmart-IN"...................................................................................A-12
         1.89     "Kmart-MI"...................................................................................A-12
         1.90     "Kmart-MPS"..................................................................................A-12
         1.91     "Kmart-NC"...................................................................................A-12
         1.92     "Kmart-PA"...................................................................................A-12
         1.93     "Kmart-TX"...................................................................................A-12
         1.94     "Kmart Creditor Trust".......................................................................A-12
         1.95     "Management Compensation Plan"...............................................................A-12
         1.96     "New Holding Company"........................................................................A-13
         1.97     "New Holding Company Common Stock"...........................................................A-13
         1.98     "New Holding Company Preferred Stock"........................................................A-13
         1.99     "New Operating Company"......................................................................A-13
         1.100    "New Operating Company Common Stock".........................................................A-13
         1.101    "Non-Lender Claims"..........................................................................A-13
         1.102    "Ordinary Course Professional Order".........................................................A-13
         1.103    "Other Executory Contract or Unexpired Lease"................................................A-13
         1.104    "Other Interests"............................................................................A-13
         1.105    "Other Priority Claim".......................................................................A-13
         1.106    "Other Unsecured Claim"......................................................................A-13
         1.107    "Other Unsecured Claim Cash Payment Amount"..................................................A-14
         1.108    "Other Unsecured Claim Election".............................................................A-14
         1.109    "Other Unsecured Claim Estimation Procedure".................................................A-14
         1.110    "PBGC".......................................................................................A-14
         1.111    "PBGC Claims"................................................................................A-14
         1.112    "Periodic Distribution Date".................................................................A-14
         1.113    "Person".....................................................................................A-14
         1.114    "Petition Date"..............................................................................A-14
         1.115    "Plan".......................................................................................A-14
         1.116    "Post-Effective Date Committee"..............................................................A-14
         1.117    "Plan Investors".............................................................................A-15
         1.118    "Plan Investor Claim"........................................................................A-15
         1.119    "Prepetition Agent" .........................................................................A-15
         1.120    "Prepetition Credit Agreements"..............................................................A-15
         1.121    "Prepetition Lender Claims"..................................................................A-15
         1.122    "Prepetition Lenders"........................................................................A-15
         1.123    "Prepetition Note Claims"....................................................................A-15
         1.124    "Prepetition Noteholder Shares"..............................................................A-15
         1.125    "Prepetition Notes"..........................................................................A-15
         1.126    "Priority Tax Claim".........................................................................A-16
         1.127    "Pro Rata"...................................................................................A-16
         1.128    "Professional"...............................................................................A-16
         1.129    "Professional Claim".........................................................................A-16
         1.130    "Professional Fee Order".....................................................................A-16
         1.131    "Qualifying Real Estate".....................................................................A-16

            1.132    "Registration Rights Agreement"..............................................................A-16
            1.133    "Reinstated" or "Reinstatement"..............................................................A-17
            1.134    "Released Parties"...........................................................................A-17
            1.135    "Reorganized Debtor" or "Reorganized Debtors"................................................A-17
            1.136    "Reorganized . . . ".........................................................................A-17
            1.137    "Responsible Officer"........................................................................A-17
            1.138    "Restructuring Debtors"......................................................................A-17
            1.139    "Restructuring Transaction(s)"...............................................................A-18
            1.140    "Restructuring Transactions Notice"..........................................................A-18
            1.141    "Retained Actions"...........................................................................A-18
            1.142    "Scheduled"..................................................................................A-18
            1.143    "Schedules"..................................................................................A-18
            1.144    "Secured Claim"..............................................................................A-18
            1.145    "Securities Act".............................................................................A-18
            1.146    "Securities Action"..........................................................................A-18
            1.147    "Security"...................................................................................A-19
            1.148    "Servicer"...................................................................................A-19
            1.149    "SFPR".......................................................................................A-19
            1.150    "Statutory Committees".......................................................................A-19
            1.151    "Subordinated Securities Claim"..............................................................A-19
            1.152    "Total Investor Shares"......................................................................A-19
            1.153    "Trade Vendor/Lease Rejection Claim".........................................................A-19
            1.154    "Trade Vendor/Lease Rejection Claimholder Shares"............................................A-19
            1.155    "Trade Vendors Collateral Agent".............................................................A-19
            1.156    "Trade Vendors' Lien.........................................................................A-20
            1.157    "Trust Advisory Board".......................................................................A-20
            1.158    "Trust Agreement"............................................................................A-20
            1.159    "Trust Assets"...............................................................................A-20
            1.160    "Trust Claims"...............................................................................A-20
            1.161    "Trust Preferred Obligations"................................................................A-20
            1.162    "Trust Recoveries"...........................................................................A-20
            1.163    "Trust Preferred Securities".................................................................A-20
            1.164    "Trustee"....................................................................................A-20
            1.165    "Unimpaired".................................................................................A-20
            1.166    "Unsecured Creditors' Committee".............................................................A-20
            1.167    "Voting Deadline"............................................................................A-21
            1.168    "Workers' Compensation Program"..............................................................A-21
   C.       Rules of Interpretation...............................................................................A-21
   D.       Computation of Time...................................................................................A-21
   E.       References to Monetary Figures........................................................................A-22
   F.       Exhibits..............................................................................................A-22

ARTICLE II  ADMINISTRATIVE EXPENSES,
            PRIORITY TAX CLAIMS,
            AND OTHER UNCLASSIFIED CLAIMS.........................................................................A-22
            2.1      Administrative Claims........................................................................A-22
            2.2      Priority Tax Claims..........................................................................A-22

              2.3      PBGC Claims..................................................................................A-23
              2.4      Workers' Compensation Programs...............................................................A-23
              2.5      Consignment Claims...........................................................................A-23

 ARTICLE III           CLASSIFICATION OF CLAIMS AND INTERESTS.......................................................A-24
              3.1      Class 1......................................................................................A-24
              3.2      Class 2......................................................................................A-24
              3.3      Class 3......................................................................................A-24
              3.4      Class 4......................................................................................A-24
              3.5      Class 5......................................................................................A-24
              3.6      Class 6......................................................................................A-24
              3.7      Class 7......................................................................................A-24
              3.8      Class 8......................................................................................A-24
              3.9      Class 9......................................................................................A-24
              3.10     Class 10.....................................................................................A-25
              3.11     Class 11.....................................................................................A-25
              3.12     Class 12.....................................................................................A-25

ARTICLE IV    IDENTIFICATION OF CLASSES OF CLAIMS
              AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN.....................................................A-25
              4.1      Classes of Claims That Are Unimpaired........................................................A-25
              4.2      Impaired Classes of Claims and Interests.....................................................A-25

ARTICLE V     PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS......................................................A-25
              5.1      Class 1 (Secured Claims).....................................................................A-26
              5.2      Class 2 (Other Priority Claims)..............................................................A-26
              5.3      Class 3 (Prepetition Lender Claims). ........................................................A-26
              5.4      Class 4 (Prepetition Note Claims). ..........................................................A-27
              5.5      Class 5 (Trade Vendor/Lease Rejection Claims)................................................A-28
              5.6      Class 6 (Other Unsecured Claims).............................................................A-28
              5.7      Class 7 (General Unsecured Convenience Claims)...............................................A-29
              5.8      Class 8 (Trust Preferred Obligations)........................................................A-29
              5.9      Class 9 (Intercompany Claims)................................................................A-30
              5.10     Class 10 (Subordinated Securities Claims)....................................................A-30
              5.11     Class 11 (Existing Common Stock).............................................................A-31
              5.12     Class 12 (Other Interests)...................................................................A-31

ARTICLE VI    ACCEPTANCE OR REJECTION OF THE PLAN;
              EFFECT OF REJECTION BY ONE OR MORE
              IMPAIRED CLASSES OF CLAIMS OR INTERESTS...............................................................A-31
              6.1      Impaired Classes of Claims Entitled to Vote..................................................A-31
              6.2      Classes Deemed to Accept the Plan............................................................A-31
              6.3      Acceptance by Impaired Classes...............................................................A-32
              6.4      Classes Deemed to Reject the Plan............................................................A-32
              6.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code..............................A-32

ARTICLE VII   MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................A-32
              7.1      Continued Corporate Existence................................................................A-32
              7.2      Substantive Consolidation....................................................................A-33
              7.3      Restructuring Transactions...................................................................A-33
              7.4      Articles of Incorporation and Bylaws.........................................................A-34
              7.5      Directors and Officers of New Holding Company................................................A-34
              7.6      Directors and Officers of Affiliate Debtors..................................................A-35
              7.7      Employment, Retirement, Indemnification and Other Agreements, and
                       Incentive Compensation Programs..............................................................A-35
              7.8      Issuance of New Holding Company Stock........................................................A-36
              7.9      Reinstatement of Interests of Affiliate Debtors..............................................A-37
              7.10     Cancellation of Existing Securities and Agreements...........................................A-37
              7.11     Plan Investor Contribution...................................................................A-37
              7.12     Post-Effective Date Financing................................................................A-38
              7.13     Trade Vendors' Lien Program..................................................................A-38
              7.14     Preservation of Causes of Action.............................................................A-38
              7.15     Exclusivity Period...........................................................................A-39
              7.16     Corporate Action.............................................................................A-39
              7.17     Effectuating Documents; Further Transactions.................................................A-39
              7.18     Exemption From Certain Transfer Taxes and Recording Fees.....................................A-39

ARTICLE VIII  UNEXPIRED LEASES AND EXECUTORY CONTRACTS..............................................................A-39
              8.1      Assumed and Rejected Contracts and Leases....................................................A-39
              8.2      Payments Related to Assumption of Executory Contracts and
                       Unexpired Leases.............................................................................A-41
              8.3      Rejection Damages Bar Date...................................................................A-42

ARTICLE IX    PROVISIONS GOVERNING DISTRIBUTIONS....................................................................A-42
              9.1      Time of Distributions........................................................................A-42
              9.2      No Interest on Claims or Interests...........................................................A-42
              9.3      Disbursing Agent.............................................................................A-42
              9.4      Surrender of Securities or Instruments.......................................................A-43
              9.5      Services of Indenture Trustees, Agents and Servicers.........................................A-43
              9.6      Claims Administration Responsibility.........................................................A-43
              9.7      Delivery of Distributions....................................................................A-44
              9.8      Procedures for Treating and Resolving Disputed and Contingent Claims.........................A-45
              9.9      Fractional Securities; Fractional Dollars....................................................A-46

ARTICLE X     ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS................................................A-46
              10.1     DIP Facility Claim/Plan Investor Claim.......................................................A-46
              10.2     Professional Claims..........................................................................A-46
              10.3     Substantial Contribution Compensation and Expenses Bar Date..................................A-47
              10.4     Other Administrative Claims..................................................................A-47

ARTICLE XI    KMART CREDITOR TRUST..................................................................................A-48
              11.1     Appointment of Trustee.......................................................................A-48
              11.2     Transfer of Trust Assets to the Kmart Creditor Trust.........................................A-48
              11.3     The Kmart Creditor Trust.....................................................................A-49

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
              11.4     The Trust Advisory Board.....................................................................A-50
              11.5     Distributions of Trust Assets................................................................A-51

ARTICLE XII   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS............................................................A-52
              12.1     Revesting of Assets..........................................................................A-52
              12.2     Discharge of the Debtors.....................................................................A-52
              12.3     Compromises and Settlements..................................................................A-53
              12.4     Release by Debtors of Certain Parties........................................................A-53
              12.5     Release by Holders of Claims.................................................................A-53
              12.6     Setoffs......................................................................................A-54
              12.7     Subordination Rights.........................................................................A-54
              12.8     Exculpation and Limitation of Liability......................................................A-54
              12.9     Indemnification Obligations..................................................................A-55
              12.10    Exclusions and Limitations on Exculpation, Indemnification, and Releases.....................A-55
              12.11    Injunction...................................................................................A-55

ARTICLE XIII  CONDITIONS PRECEDENT..................................................................................A-56
              13.1     Conditions to Confirmation...................................................................A-56
              13.2     Conditions to the Effective Date.............................................................A-56
              13.3     Waiver of Conditions to Confirmation or Consummation.........................................A-56

ARTICLE XIV   RETENTION OF JURISDICTION.............................................................................A-57

ARTICLE XV    MISCELLANEOUS PROVISIONS..............................................................................A-58
              15.1     Binding Effect...............................................................................A-58
              15.2     Modification and Amendments..................................................................A-59
              15.3     Withholding and Reporting Requirements.......................................................A-59
              15.4     Committees/Responsible Officer/Qualifying Real Estate........................................A-59
              15.5     Post-Effective Date Committee................................................................A-59
              15.6     Revocation, Withdrawal or Non-Consummation...................................................A-60
              15.7     Authorization/Consent of Creditors' Constituencies...........................................A-61
              15.8     Notices......................................................................................A-61
              15.9     Term of Injunctions or Stays.................................................................A-62
              15.10    Governing Law................................................................................A-62
              15.11    No Waiver or Estoppel........................................................................A-62
              15.12    Conflicts         ...........................................................................A-63

                                    EXHIBITS

Exhibit A          --       Form of Articles of Incorporation and By-Laws of
                            New Holding Company

Exhibit B          --       Form of Articles of Incorporation and By-Laws of
                            New Operating Company

Exhibit C          --       Form of Certificate of Incorporation and By-Laws of
                            Other Reorganized Debtors

Exhibit D -1       --       Exit Financing Facility Commitment Letter

Exhibit D -2       --       Exit Financing Facility Agreement

Exhibit E          --       Investment Agreement

Exhibit F          --       List of Qualifying Real Estate

Exhibit G          --       Form of Registration Rights Agreement

Exhibit H          --       Restructuring Transaction Notice

Exhibit I          --       Corporate Structure of Reorganized Debtors

Exhibit J -1       --       Trade Vendors' Lien Program Term Sheet

Exhibit J -2       --       Trade Vendors' Lien Program Documents

Exhibit K          --       Form of Kmart Creditor Trust Agreement

Exhibit L -1       --       List of Rejected Intercompany Executory Contracts
                            and Intercompany Unexpired Leases

Exhibit L -2       --       List of Assumed Employee-Related Agreements

Exhibit L -3       --       List of Assumed Other Executory Contracts and
                            Unexpired Leases

Exhibit M          --       Administrative Claim Request Form

                                  INTRODUCTION

                  Kmart Corporation and certain of its direct and indirect subsidiaries, as debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 Cases, hereby propose the following First Amended Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B. of this Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

                  The direct and indirect subsidiaries of Kmart incorporated outside of the United States have not commenced cases under Chapter 11 of the Bankruptcy Code. These subsidiaries continue to operate their businesses outside of bankruptcy.

                  This Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1121(a) and 1123 of the Bankruptcy Code. Under the Plan, holders of Prepetition Lender Claims are entitled to receive Cash in an amount equal to forty percent (40%) of the allowed amount of the Prepetition Lender Claims utilizing cash to be contributed by two Plan Investors and from the Debtors. Under the Investment Agreement, the Plan Investors shall receive a portion of New Holding Company Common Stock in exchange for their cash investment. However, the majority of the New Holding Company Common Stock that the Plan Investors will receive will be in exchange for the Claims against the Debtors which they hold.

                  As a general matter, most other obligations owed to other unsecured creditors of the Debtors, including holders of Prepetition Note Claims and Trade Vendor/Lease Rejection Claims, will be converted into New Holding Company Common Stock. Existing holders of Kmart equity interests will not receive any distribution of New Holding Company Common Stock on account of their existing equity interests in Kmart. However, subject to the terms and conditions hereof, such holders are entitled to receive a distribution of a portion of the Trust Recoveries, if any, on account of the Trust Claims under the Plan. Similarly, holders of certain Trust Preferred Obligations also are entitled to share in a portion of such Trust Recoveries, if any, subject to the terms and conditions of the Plan.

                  This Plan provides for the substantive consolidation of the Estates, but only for purposes of effectuating the settlements contemplated by, and making distributions to holders of Claims under, this Plan, and not for voting purposes. For such limited purposes, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a Claim against and an obligation of the consolidated Debtors.

                  Except as set forth in this Plan, such substantive consolidation will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Interest under this

Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation, (c) except as otherwise stated in this Plan, affect Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan. Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for additional purposes, including for voting purposes; provided, however, that such further substantive consolidation does not alter the treatment of the Prepetition Lenders, holders of Prepetition Note Claims, or holders of Trade Vendor/Lease Rejection Claims as called for by this Plan as filed on February 25, 2003, and; provided, further, that nothing herein shall impair the Plan Investors' rights under the Investment Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan.

                  A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases. The jurisdiction of incorporation or formation of each Debtor is also designated.

                                     DEBTORS

-    Kmart Corporation (Michigan), 02-02474 ("Kmart")
-    Kmart Corporation of Illinois, Inc. (Illinois), 02-02462 ("KM-IL")
-    Kmart of Indiana (Indiana), 02-02463 ("KM-IN")
-    Kmart of Pennsylvania LP (Pennsylvania), 02-02464 ("KM-PA")
-    Kmart of North Carolina LLC (North Carolina), 02-02465 ("KM-NC")
-    Kmart of Texas LP (Texas), 02-02466 ("KM-TX")
-    Bluelight.com LLC (Delaware), 02-02467 ("Bluelight")
- Big Beaver of Florida Development, LLC (Florida), 02-02468 ("Big Beaver Florida")
-    The Coolidge Group, n/k/a, TC Group I LLC (Michigan), 02-02469 ("Coolidge")
-    Kmart Michigan Property Services, L.L.C. (Michigan), 02-02470 ("KM-MPS")
-    Kmart Financing I (Delaware), 02-02471 ("Kmart Financing")
-    Troy CMBS Property, L.L.C. (Delaware), 02-02472 ("Troy CMBS")
- Big Beaver Development Corporation (Michigan), 02-02473 ("Big Beaver Development")
- Big Beaver of Guaynabo Development Corporation (Michigan), 02-02475 ("Big Beaver Guaynabo")
-    Kmart International Services, Inc. (Delaware), 02-02490 ("KM
     International")
- Kmart Pharmacies of Minnesota, Inc. (Minnesota), 02-02492 ("Minnesota Pharmacies")
- Big Beaver of Caguas Development Corporation (Michigan), 02-02476 ("Big Beaver Caguas")
-    Bluelight.com, Inc. (Delaware), 02-02477 ("Bluelight, Inc.")
-    Kmart Holdings, Inc. (Delaware), 02-02478 ("Kmart Holdings")
- Kmart of Amsterdam, NY Distribution Center, Inc. (Michigan), 02-02479 ("Kmart Amsterdam")
- Kmart Stores of Indiana, Inc., f/k/a Kmart Logistics Services, Inc. (Michigan), 02-02480 ("Kmart Stores")
-    Kmart of Michigan, Inc. (Michigan), 02-02481 ("KM-MI")
- Kmart Stores of TCNP, Inc., f/k/a/ Kmart Trading Services, Inc. (Michigan), 02-02482 ("TNCP")
-    Kmart Overseas Corporation (Nevada), 02-02483 ("Overseas")
-    JAF, Inc. (Delaware), 02-02484 ("JAF")
-    VTA, Inc. (Delaware), 02-02485 ("VTA")
- Big Beaver of Caguas Development Corporation II (Michigan), 02-02486 ("Big Beaver Caguas II")
- Big Beaver of Carolina Development Corporation (Michigan), 02-02487 ("Big Beaver Carolina")
-    Kmart Pharmacies, Inc. (Michigan), 02-02488 ("Michigan Pharmacies")
-    Builders Square, Inc. (Delaware), 02-02489 ("Builders Square")
-    Sourcing & Technical Services, Inc. (Florida), 02-02491 ("Sourcing &
     Technical")
-    STI Merchandising, Inc. (Michigan), 02-02493 ("STI")

-    Kmart CMBS Financing, Inc. (Delaware), 02-02494 ("Kmart CMBS")
-    S.F.P.R., Inc. (Puerto Rico), 02-02499 ("SFPR")
-    PMB, Inc. (Texas), 02-02496 ("PMB")
-    ILJ, Inc. (Arkansas), 02-02497 ("ILJ")
-    KBL Holding Inc. (Delaware), 02-02498 ("KBL")
-    KLC, Inc. (Texas), 02-02495 ("KLC")

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Claimholder or Interestholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders and Interestholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on February 25, 2003, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters including, among other things, the securities to be issued under this Plan. ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

                  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to this Plan's substantial consummation.



                                    ARTICLE I
          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.       SCOPE OF DEFINITIONS

                  For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.       DEFINITIONS


                  1.1 "2001 RETENTION PROGRAM" means that certain retention program instituted by the Debtors in December 2001 pursuant to which a total of $23.89 million was paid to 24 senior managers in the form of forgivable loans.

1.2 "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, Key Ordinary Course Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims (including reclamation claims) that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

                  1.3 "ADMINISTRATIVE CLAIMS BAR DATE" means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to Professional Claims and Key Ordinary Course Professional Claims, which shall be subject to the provisions of Article
10.2 hereof.

                  1.4 "ADR PROCEDURES" means any alternative dispute resolution procedures approved by the Bankruptcy Court prior to the Effective Date, including, but not limited to, those approved in the following orders: (i) Order Approving Procedures for (A) Liquidating and Settling Personal Injury Claims Through Direct Negotiation and/or Alternative Dispute Resolution and/or (B) Modifying the Automatic Stay to Permit Certain Litigation with Respect to such Claims to Proceed dated July 17, 2002; (ii) Order Pursuant to 11 U.S.C. Section 105(a) to Modify Personal Injury Claims Resolution Procedures to Require the Participation of Third Party Indemnitors and Insurance Carriers in Mediations and Arbitrations of Claims dated August 29, 2002; and (iii) Order Pursuant to 11 U.S.C. Sections 105, 363, 502 and 503 and Rule 9019(b) of the Federal Rules of Bankruptcy Procedure Authorizing Debtors (A) to Compromise or Settle Certain Prepetition Claims Without Further Court Approval and (B) to Establish Alternative Dispute Resolution Procedures for Disputed Claims dated January 28, 2003.

                  1.5 "AFFILIATE DEBTORS" means all of the Debtors other than Kmart.

                  1.6 "AFFILIATES" has the meaning given such term by section 101(2) of the Bankruptcy Code.

                  1.7 "ALLOWED CLAIM" OR "ALLOWED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto), or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court, or (ii) any objection as to its allowance has been settled or withdrawn or has been denied by a Final Order, or (d) is reflected in a schedule of Allowed Claims, if any, filed from time to time with the Bankruptcy Court by the Debtors or the Reorganized Debtors, or (e) that is expressly allowed in a liquidated amount in this Plan.

                  1.8 "ALLOWED CLASS . . . CLAIM" OR "ALLOWED CLASS . . . INTEREST" means an Allowed Claim or an Allowed Interest in the specified Class.

                  1.9 "ARTICLES OF INCORPORATION AND BYLAWS" means the Articles of Incorporation and Bylaws (or other similar documents) of New Holding Company, New Operating Company, and the other Reorganized Debtors, in substantially the forms attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively, which Articles of Incorporation and Bylaws (or other similar documents) shall be in a form acceptable to the Plan Investors and reasonably acceptable to the Creditors' Committees.

                  1.10 "AVOIDANCE CLAIMS" means Causes of Action against Persons arising under any of sections 510, 547, 548, 549, 550 and 551 (to the extent the later two sections are applicable to the other statutory sections referred to in this Article 1.10) of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

                  1.11 "BALLOT" means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders included in Classes that are Impaired under this Plan and entitled to vote under Article VI of this Plan to accept or reject this Plan.

                  1.12 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. Sections 101_1330, as in effect on the date hereof.

                  1.13 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.14 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  1.15 "BAR DATE" means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Orders or other Final Order for filing proofs of claim in the Chapter 11 Cases. For prepetition Claims, the Bar Date was July 31, 2002, except that the Bar Date with respect to certain personal injury and related claims was January 22, 2003.

                  1.16 "BAR DATE ORDERS" means the order entered by the Bankruptcy Court on March 26, 2002, which established the July 31, 2002, Bar Date and the order entered by the Bankruptcy Court on December 19, 2002, which established the January 22, 2003 supplemental Bar Date.

                  1.17 "BIG BEAVER CAGUAS" means Big Beaver of Caguas Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02476 pending in the Bankruptcy Court.

                  1.18 "BIG BEAVER DEVELOPMENT" means Big Beaver Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02473 pending in the Bankruptcy Court.

                  1.19 "BIG BEAVER FLORIDA" means Big Beaver of Florida Development, LLC, a Florida limited liability company, debtor-in-possession in Case No. 02-02468 pending in the Bankruptcy Court.

                  1.20 "BIG BEAVER GUAYNABO" means Big Beaver of Guaynabo Development Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02475 pending in the Bankruptcy Court.

                  1.21 "BLUELIGHT" means Bluelight.com, LLC, a Delaware limited liability company, debtor-in-possession in Case No. 02-02467 pending in the Bankruptcy Court.

                  1.22 "BUSINESS DAY" means any day, excluding Saturdays, Sundays and "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

                  1.23 "CASH" means legal tender of the United States of America and equivalents thereof.

                  1.24 "CAUSES OF ACTION" means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise including Avoidance Claims and Trust Claims, unless otherwise waived or released by the Debtors or the Reorganized Debtors.

                  1.25 "CHAPTER 11 CASES" means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 02-02474, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

                  1.26 "CLAIM" means a claim against one of the Debtors (or all or some of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  1.27 "CLAIMHOLDER" means a holder of a Claim.

                  1.28 "CLAIMS AGENT" means Trumbull Bankruptcy Services, P.O. Box 426, Windsor, Connecticut 06095, Attn: Kmart Balloting Center.

                  1.29 "CLAIMS/INTERESTS OBJECTION DEADLINE" means that day which is 180 days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties-in-interest.

                  1.30 "CLASS" means a category of Claimholders or Interestholders described in Article III of this Plan.

                  1.31 "CONFIRMATION DATE" means the date of entry of the Confirmation Order.

                  1.32 "CONFIRMATION HEARING" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.33 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming this Plan.

                  1.34 "CONTINUING INDEMNIFICATION RIGHTS" means those Indemnification Rights held by any Indemnitee who is a Released Party and serves as a director, officer or employee (or in any similar capacity) of the Reorganized Debtors immediately following the occurrence of the Effective Date together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Petition Date.

                  1.35 "CONVENIENCE CLASS ELECTION" means an election by a holder of a Trade Vendor/Lease Rejection Claim or Other Unsecured Claim on its Ballot to be treated as a General Unsecured Convenience Claim.

                  1.36 "COOLIDGE" means The Coolidge Group, n/k/a TC Group I, LLC, a Michigan limited liability company, debtor-in-possession in Case No. 02-02469 pending in the Bankruptcy Court.

                  1.37 "CREDITORS' COMMITTEES" means, collectively, the Unsecured Creditors' Committee and the Financial Institutions' Committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

                  1.38 "CURE" means (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to Section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law; provided, further, that in the event that a Debtor assumes an unexpired lease or executory contract, any guarantee provided by another Debtor related to such unexpired lease or executory contract shall be deemed Reinstated under the Plan if the failure of such guarantee to remain in force and effect would constitute a default under such assumed unexpired lease or executory contract.

                  1.39 "CURE CLAIM" has the meaning ascribed to it in Article
8.2 of this Plan.

                  1.40 "CURE CLAIM SUBMISSION DEADLINE" has the meaning ascribed to it in Article 8.2 of this Plan.

                  1.41 "DEBTOR" OR "DEBTORS" means, individually, any of Kmart or the Affiliate Debtors and, collectively, all of Kmart and the Affiliate Debtors.

                  1.42 "DESIGNATED TRUST RECOVERIES" means any payments made by the Debtors or Reorganized Debtors pursuant to Article 11.3(d) of this Plan, including any payments related to the Reorganized Debtors' continuing obligation to turn over funds repaid to them on account of loans made pursuant to the 2001 Retention Program.

                  1.43 "DIP AGENT" means the administrative agent for the DIP Lenders as defined in the DIP Credit Agreement.

                  1.44 "DIP CREDIT AGREEMENT" means that certain Revolving Credit and Guaranty Agreement, dated as of January 23, 2002 as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, among the Debtors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility.

                  1.45 "DIP FACILITY" means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

                  1.46 "DIP FACILITY CLAIM" means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility, including, without limitation, principal and interest on the DIP Facility, plus all reasonable fees and expenses (including professional fees and expenses) arising under the DIP Facility.

                  1.47 "DIP FACILITY ORDER" means, collectively, (i) the interim order that was approved by the Bankruptcy Court from the bench on January 25, 2002 and entered by the Bankruptcy Court on January 25, 2002, (ii) the final order that was approved by the Bankruptcy Court from the bench on March 6, 2002 and entered by the Bankruptcy Court on March 6, 2002, authorizing and approving the DIP Facility and the agreements related thereto, and (iii) any and all orders entered by the Bankruptcy Court authorizing and approving amendments to the DIP Credit Agreement.

                  1.48 "DIP LENDERS" means the lenders from time to time party to the DIP Credit Agreement.

                  1.49 "DISALLOWED CLAIM" OR "DISALLOWED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

                  1.50 "DISBURSING AGENT" means New Holding Company or New Operating Company, or any Person designated by them, after consultation with the Creditors' Committees, to serve as a disbursing agent under Article 9.3 of this Plan.

                  1.51 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  1.52 "DISPUTED CLAIM" OR "DISPUTED INTEREST" means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or have been Scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

                  1.53 "DISTRIBUTION DATE" means the date, selected by the Debtors or Reorganized Debtors, occurring as soon as practicable after the Administrative Claims Bar Date (unless determined by the Reorganized Debtors, after consultation with the Trustee, that an earlier date may be used) and in any case no later than June 30, 2003, upon which distributions to holders of Allowed Claims and Allowed Interests entitled to receive distributions under this Plan shall commence.

                  1.54 "DISTRIBUTION RESERVE" means the New Holding Company Common Stock for distribution to Claimholders in the Debtors' Chapter 11 Cases to be reserved pending allowance of Disputed Claims in accordance with Article
9.8 of this Plan.

                  1.55 "EFFECTIVE DATE" means the Business Day determined by the Debtors on which all conditions to the consummation of this Plan set forth in
Article 13.2 of this Plan have been either satisfied or waived as provided in
Article 13.3 of this Plan and is the day upon which this Plan is substantially consummated.

                  1.56 "EMPLOYEE-RELATED AGREEMENTS" means those agreements between any of the Debtors and any of their employees or any entity acting on behalf of their employees.

                  1.57 "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases, as the membership thereof may change from time to time.

                  1.58 "ESTATES" means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

                  1.59 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

                  1.60 "EXHIBIT" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

                  1.61 "EXHIBIT FILING DATE" means the date on which Exhibits to this Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least seven days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

                  1.62 "EXISTING COMMON STOCK" means shares of common stock of Kmart that are authorized, issued and outstanding prior to the Effective Date.

                  1.63 "EXISTING SECURITIES" means, collectively, the Prepetition Notes, the Trust Preferred Securities, and the Existing Common Stock.

                  1.64 "EXIT FINANCING FACILITY" means a new financing facility, a copy of which will be attached hereto as Exhibit D-1, pursuant to the terms of
(a) that certain Commitment Letter, dated January 13, 2003, between Kmart, as borrower, and General Electric Capital Corporation, Fleet Retail Finance, Inc., and Bank of America, N.A., as initial lenders, as the same may be amended, modified, or supplemented from time to time, a copy of which is attached hereto as Exhibit D-2, and (b) any and all additional documents related thereto filed in accordance with Article 7.12 of this Plan.

                  1.65 "FACE AMOUNT" means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

                  1.66 "FINAL ORDER" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.67 "FINANCIAL INSTITUTIONS' COMMITTEE" means the Official Committee of Financial Institutions appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases, as the membership thereof may change from time to time.


                  1.68 "GENERAL UNSECURED CONVENIENCE CLAIM" means (i) a Trade Vendor/Lease Rejection Claim or an Other Unsecured Claim if the Allowed amount of such Claim is less than or equal to $30,000 and (ii) a Trade Vendor/Lease Rejection Claim or Other Unsecured Claim if, in either instance, the Allowed amount of such Claim is greater than $30,000 and the holder of such Claim has agreed to reduce the allowed amount of its Claim to $30,000 or less and made the Convenience Class Election on the Ballot within the time fixed by the Bankruptcy Court.

                  1.69 "HOLDBACK AMOUNT" means the amount equal to 10% of fees billed to the Debtors in a given month to the extent retained by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates.

                  1.70 "HOLDBACK ESCROW ACCOUNT" means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

                  1.71 "IMPAIRED" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.72 "INDEMNIFICATION RIGHTS" means any obligations or rights of the Debtors to indemnify, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtors.


                  1.73 "INDEMNITEE" means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

                  1.74 "INSURANCE COVERAGE" shall have the meaning ascribed to it in Article 12.9 hereof.

                  1.75 "INSURED CLAIM" means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors' insurance policies, but solely to the extent such Claim is covered by such insurance policies, including any directors' and officers' liability policies that provide entity coverage to the Debtors.

                  1.76 "INTERCOMPANY CLAIM" means a Claim by a Debtor, an Affiliate of a Debtor, or a non-Debtor Affiliate against another Debtor, Affiliate of a Debtor, or non-Debtor Affiliate.

                  1.77 "INTERCOMPANY EXECUTORY CONTRACT" means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and one or more non-Debtor Affiliates.

                  1.78 "INTERCOMPANY UNEXPIRED LEASE" means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and one or more non-Debtor Affiliates.

                  1.79 "INTEREST" means the legal, equitable, contractual and other rights of any Person with respect to Existing Common Stock, Other Interests, or any other equity securities of or ownership interests in the Affiliate Debtors.

                  1.80 "INTERESTHOLDER" means a holder of an Interest.

                  1.81 "INVESTMENT AGREEMENT" means that certain Investment Agreement, dated as of January 24, 2003, between the Plan Investors and Kmart, a copy of which is attached hereto as Exhibit E, as the same may be amended, modified, or supplemented from time to time.

                  1.82 "KEY ORDINARY COURSE PROFESSIONAL" means those certain Persons identified as key ordinary course professionals by the Debtors pursuant to the Ordinary Course Professional Order.

                  1.83 "KEY ORDINARY COURSE PROFESSIONAL CLAIM" means an Administrative Claim of a Key Ordinary Course Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements in an amount in excess of $25,000 for any month relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.84 "KMART" means Kmart Corporation, a Michigan corporation, debtor-in-possession in Case No. 02-02474 pending in the Bankruptcy Court.

                  1.85 "KMART AMSTERDAM" means Kmart of Amsterdam, NY Distribution Center, Inc., a Michigan corporation, debtor-in-possession in Case No. 02-02479 pending in the Bankruptcy Court.

                  1.86 "KMART FINANCING" means Kmart Financing I, a Delaware trust, debtor-in-possession in Case No. 02-02471 pending in the Bankruptcy Court.

                  1.87 "KMART HOLDINGS" means Kmart Holdings, Inc., a Delaware corporation, debtor-in-possession in Case No. 02-02478 pending in the Bankruptcy Court.

                  1.88 "KMART-IN" means Kmart of Indiana, an Indiana partnership, debtor-in-possession in Case No. 02-02463 pending in the Bankruptcy Court.

                  1.89 "KMART-MI" means Kmart of Michigan, Inc., a Michigan corporation, debtor-in-possession in Case No. 02-02481 pending in the Bankruptcy Court.

                  1.90 "KMART-MPS" means Kmart Michigan Property Services, LLC, a Michigan limited liability company, debtor-in-possession in Case No. 02-02470 pending in the Bankruptcy Court.

                  1.91 "KMART-NC" means Kmart of North Carolina, LLC, a North Carolina limited liability company, debtor-in-possession in Case No. 02-02465 pending in the Bankruptcy Court.

                  1.92 "KMART-PA" means Kmart of Pennsylvania, LP, a Pennsylvania limited partnership, debtor-in-possession in Case No. 02-02464 pending in the Bankruptcy Court.

                  1.93 "KMART-TX" means Kmart of Texas, LP, a Texas limited partnership, debtor-in-possession in Case No. 02-02466 pending in the Bankruptcy Court.

                  1.94 "KMART CREDITOR TRUST" means the trust created pursuant to Article 11.3 of this Plan.

                  1.95 "MANAGEMENT COMPENSATION PLAN" means an executive emergence and long-term incentive program approved by the board of directors of the Reorganized Debtors and implemented for the benefit of the Reorganized Debtors' employees, members of management, and directors and designed to (i) recognize the experience, qualifications, and proven track record of the Reorganized Debtors' management team and (ii) provide incentives for the beneficiaries thereof to maximize value for stockholders after the Effective Date.

                  1.96 "NEW HOLDING COMPANY" means a corporation to be created pursuant to the terms of this Plan, or, in the discretion of Kmart's board of directors after consultation with the Creditors' Committees, a Reorganized Debtor, to hold 100% of the New Operating Company Common Stock on and after the Effective Date.

                  1.97 "NEW HOLDING COMPANY COMMON STOCK" means the shares of common stock of New Holding Company authorized under Article 7.8 of this Plan and under the articles of incorporation of New Holding Company.

                  1.98 "NEW HOLDING COMPANY PREFERRED STOCK" means the shares of preferred stock of New Holding Company authorized under Article 7.8 of this Plan and under the articles of incorporation of New Holding Company.

                  1.99 "NEW OPERATING COMPANY" means a corporation or other Person to be created pursuant to the terms of this Plan or, in the discretion of Kmart's board of directors after consultation with the Creditors' Committees and the Plan Investors, a Reorganized Debtor, to be wholly-owned, directly or indirectly, by New Holding Company.

                  1.100 "NEW OPERATING COMPANY COMMON STOCK" means shares of common stock (or such other certificates designating ownership as are appropriate) of New Operating Company authorized under Article 7.1 of this Plan and under the articles of incorporation of New Operating Company.

                  1.101 "NON-LENDER CLAIMS" means the Prepetition Note Claims, the Trade Vendor/Lease Rejection Claims, the Trust Preferred Obligations, and the Other Unsecured Claims.

                  1.102 "ORDINARY COURSE PROFESSIONAL ORDER" means the Bankruptcy Court's Order Pursuant to 11 U.S.C. Sections 105(a), 327(e) and 331 Authorizing Retention of Professionals Utilized by the Debtors in the Ordinary Course of Business (Docket No. 682).

                  1.103 "OTHER EXECUTORY CONTRACT OR UNEXPIRED LEASE" means all executory contracts or unexpired leases, other than Employee-Related Agreements, Intercompany Executory Contracts, and Intercompany Unexpired Leases to which any of the Debtors are a party.

                  1.104 "OTHER INTERESTS" means all options, warrants, call rights, puts, awards, or other agreements to acquire Existing Common Stock.

                  1.105 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

                  1.106 "OTHER UNSECURED CLAIM" means, subject to Article 5.6 hereof, a Claim that is not an Administrative Claim, Intercompany Claim, Other Priority Claim, PBGC Claim, Priority Tax Claim, Prepetition Lender Claim, Prepetition Note Claim, Secured Claim, Subordinated Securities Claim, Trade Vendor/Lease Rejection Claim, or Trust Preferred Obligation.

                  1.107 "OTHER UNSECURED CLAIM CASH PAYMENT AMOUNT" means the Cash to be paid to all holders of Allowed Other Unsecured Claims on the third anniversary of the Effective Date (or, if such date is not a Business Day, the next Business Day), in an amount equal to (i) the product of (a) the estimated, mid-range value (as set forth in the Disclosure Statement), of the New Holding Company Common Stock to be distributed to holders of Trade Vendor/Lease Rejection Claims multiplied by (b) a fraction, the numerator of which is equal to the aggregate amount of all Allowed Other Unsecured Claims, and the denominator of which is equal to the aggregate amount of all Allowed Trade Vendor/Lease Rejection Claims and Allowed Other Unsecured Claims, plus (ii) an amount equivalent to interest on the amount calculated pursuant to the preceding clause at an annual rate of 4% from and after the Effective Date through and including the third anniversary of the Effective Date. The Other Unsecured Claim Cash Payment Amount shall be subject to such other terms and conditions as may be necessary and appropriate to effectuate payment thereof or to comply with applicable law.

                  1.108 "OTHER UNSECURED CLAIM ELECTION" means an election by an Other Unsecured Claimholder, either on its Ballot or appropriate election form provided by the Debtors, to be treated as a Trade Vendor/Lease Rejection Claimholder.

                  1.109 "OTHER UNSECURED CLAIM ESTIMATION PROCEDURE" means a procedure approved by the Bankruptcy Court on or before the Effective Date providing for the expedited estimation, for distribution purposes, of Other Unsecured Claims held by Other Unsecured Claimholders who make the Other Unsecured Claim Election.

                  1.110 "PBGC" means the Pension Benefit Guaranty Corporation.

                  1.111 "PBGC CLAIMS" means all Claims of the PBGC against any of the Debtors.

                  1.112 "PERIODIC DISTRIBUTION DATE" means (a) the Distribution Date, and (b) thereafter, the first Business Day occurring on or immediately after each subsequent October 1st, January 1st, April 1st, and July 1st.

                  1.113 "PERSON" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

                  1.114 "PETITION DATE" means January 22, 2002, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

                  1.115 "PLAN" means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.


                  1.116 "POST-EFFECTIVE DATE COMMITTEE" has the meaning ascribed to it in Article 15.5 of this Plan.

                  1.117 "PLAN INVESTORS" means ESL Investments, Inc., a Delaware corporation, and Third Avenue Trust, on behalf of certain of its investment series.

                  1.118 "PLAN INVESTOR CLAIM" means all Administrative Claims of the Plan Investors under the Investment Agreement, including, without limitation, all fees and expenses (including professional fees and expenses) arising under the Investment Agreement.

                  1.119 "PREPETITION AGENT" means JPMorgan Chase Bank (f/k/a, The Chase Manhattan Bank) as administrative agent under the Prepetition Credit Agreements.

                  1.120 "PREPETITION CREDIT AGREEMENTS" means, collectively, (a) that certain Three Year Credit Agreement, dated as of December 6, 1999, by and among Kmart, J.P. Morgan Securities, Inc. (f/k/a Chase Securities, Inc.), as Lead Arranger and Book Manager, JPMorgan Chase Bank (f/k/a The

Chase Manhattan Bank), as Administrative Agent, Bank of America, National Association, as Syndication Agent, BankBoston, N.A., as Co-Documentation Agent, and Bank of New York, as Co-Documentation Agent, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, and (b) that certain 364 Day Credit Agreement, dated as of November 13, 2001, by and among Kmart, JPMorgan Chase Bank (f/k/a The Chase Manhattan
Bank), as Administrative Agent, Credit Suisse First Boston, Fleet National Bank, and Bank of New York, as Co-Documentation Agents, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  1.121 "PREPETITION LENDER CLAIMS" means all Claims arising under or pursuant to the Prepetition Credit Agreements.

                  1.122 "PREPETITION LENDERS" means the lenders from time to time party to the Prepetition Credit Agreements.

                  1.123 "PREPETITION NOTE CLAIMS" means all Claims arising under or pursuant to any of the Prepetition Notes or the indentures governing the Prepetition Notes.

                  1.124 "PREPETITION NOTEHOLDER SHARES" means 25,008,573 shares of New Holding Company Common Stock.

                  1.125 "PREPETITION NOTES" means, collectively, (a)(i) the 12.5% Notes due March 1, 2005 in the aggregate principal amount of $100,000,000;
(ii) the 8.125% Notes due December 1, 2006 in the aggregate principal amount of $200,000,000; (iii) the 7.75% Notes due October 1, 2012 in the aggregate principal amount of $157,257,000; (iv) the 8.25% Notes due January 1, 2022 in the aggregate principal amount of $68,055,000; (iv) the 8.375% Notes due July 1, 2022 in the aggregate principal amount of $85,550,000; (v) the 7.95% Notes due February 1, 2023 in the aggregate principal amount of $259,800,000; and (vi) the Series C Medium Term Notes and Series D Medium Term Notes in the aggregate principal amount of $222,935,000, in each case issued by Kmart pursuant to that certain indenture dated as of February 1, 1985, between Kmart and The Bank of New York, as original indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, including, but not limited to, that certain First Supplemental Indenture dated as of March 1, 1991; (b)(i) the 8.375% Notes due December 1, 2004 in the aggregate principal amount of $300,000,000; (ii) the 9.375% Notes due February 1, 2006 in the aggregate principal amount of $400,000,000; and
(iii) the 9.875% Notes due June 15, 2008 in the aggregate principal amount of $430,000,000; in each case issued by Kmart pursuant to that certain indenture dated as of December 13, 1999, between Kmart and The Bank of New York, as original indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, including, but not limited to, that certain First Supplemental Indenture dated as of December 13, 1999; that certain Second Supplemental Indenture, dated as of January 30, 2001; and that certain Third Supplemental Indenture dated as of June 19, 2001; and (c) the Commercial Development Revenue Refunding Bonds (Kmart Corporation Project) Series 1994 in the aggregate outstanding principal amount of $1,800,000.00, issued under or in connection with the trust indenture dated as of November 1, 1994 by and between The County Commission of Harrison County, as issuer, and J.P. Morgan Trust Company, National Association (as successor trustee), as indenture trustee, as thereafter succeeded in that capacity by Wilmington Trust Company as successor indenture trustee, and all of the right, title and interest of Harrison County in and under the Loan Agreement and the Promissory Note made between Kmart and The County Commission of Harrison County.

                  1.126 "PRIORITY TAX CLAIM" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  1.127 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class or Classes bears to (ii) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

                  1.128 "PROFESSIONAL" means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.

                  1.129 "PROFESSIONAL CLAIM" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

                  1.130 "PROFESSIONAL FEE ORDER" means the order entered by the Bankruptcy Court on January 25, 2002, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

                  1.131 "QUALIFYING REAL ESTATE" means any (i) real estate lease, including a capital lease, under which a Debtor is a lessee, or (ii) real estate owned by a Debtor, in each case as identified on Exhibit F to be filed on or before the Exhibit Filing Date. Qualifying Real Estate includes, but is not limited to, real property interests pertaining to stores to be closed pursuant to the Debtors' 2003 store closing program.

                  1.132 "REGISTRATION RIGHTS AGREEMENT" means the agreement, a form of which will be attached to this Plan on or prior to the Exhibit Filing Date as Exhibit G, whereby New Holding Company will be obligated to register certain shares of New Holding Company Common Stock pursuant to the terms and conditions of such agreement.

                  1.133 "REINSTATED" OR "REINSTATEMENT" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, "going dark" provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

                  1.134 "RELEASED PARTIES" means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of the commencement of the hearing on the Disclosure Statement, (ii) the Statutory Committees and all members of the Statutory Committees in their respective capacities as such, (iii) the DIP Agent in its capacity as such, (iv) the DIP Lenders in their capacities as such, (v) The Bank of New York, as original indenture trustee with respect to the Prepetition Notes, in its capacity as such, and Wilmington Trust Company, as successor indenture trustee with respect to the Prepetition Notes, in its capacity as such, (vi) the Plan Investors in their capacities as such, (vii) the Prepetition Lenders in their capacities as such, (viii) the Prepetition Agent in its capacity as such, (ix) all Professionals, and (x) with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

                  1.135 "REORGANIZED DEBTOR" OR "REORGANIZED DEBTORS" means, individually, any of New Holding Company, New Operating Company, or any Debtor and, collectively, all of New Holding Company, New Operating Company, and the Debtors, in each case from and after the Effective Date.

                  1.136 "REORGANIZED . . . " means the applicable Debtor from and after the Effective Date.

                  1.137 "RESPONSIBLE OFFICER" means the person designated by the board of directors of Kmart, after consultation with the Statutory Committees, to serve as the chief responsible officer and decision-maker for the Estates of the Debtors possessing Qualifying Real Estate from and after the Effective Date.


                  1.138 "RESTRUCTURING DEBTORS" means those Debtors that will be the subject of a Restructuring Transaction under this Plan.

                  1.139 "RESTRUCTURING TRANSACTION(s)" means a dissolution or winding up of the corporate existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or their Affiliates, on or after the Effective Date, as set forth in the Restructuring Transaction Notice.

                  1.140 "RESTRUCTURING TRANSACTIONS NOTICE" means the notice filed with the Bankruptcy Court on or before the Exhibit Filing Date as Exhibit H to this Plan listing the Restructuring Debtors and briefly describing the relevant Restructuring Transactions, including the corporate structure of the Reorganized Debtors as described in Exhibit I to this Plan.

                  1.141 "RETAINED ACTIONS" means all Claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors' Estate may hold against any Person, including, without limitation, (a) Claims and Causes of Action brought prior to the Effective Date, (b) Claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (c) Claims and Causes of Action relating to strict enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, and (d) Claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds; provided, however, that the foregoing shall not include Trust Claims (including Avoidance Claims that are Trust Claims), which will be transferred to the Kmart Creditor Trust, Avoidance Claims, or Claims explicitly released under this Plan or by Final Order of the Bankruptcy Court prior to the date hereof.

                  1.142 "SCHEDULED" means, with respect to any Claim or Interest, the status, priority, and amount, if any, of such Claim or Interest as set forth in the Schedules.

                  1.143 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be further modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

                  1.144 "SECURED CLAIM" means a Claim secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

                  1.145 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or hereafter amended.

                  1.146 "SECURITIES ACTION" means any Cause of Action by a Person, other than by or on behalf of a Debtor, against any Person other than a Debtor arising out of or related to a Person's ownership of Interests, including Existing Common Stock, including, without limitation, the following actions, (i) those certain class actions on behalf of purchasers of securities who purchased such securities between March 13, 2001 and May 15, 2002 as such class actions were amended and consolidated by pleading filed on October 15, 2002 in the United States District Court for the Eastern District of Michigan; (ii) a class action of behalf of participants in or beneficiaries of the Kmart Corporation Retirement Savings Plan filed on March 18, 2002 in the United States District Court for the Eastern District of Michigan; (iii) an action on behalf of three limited partnerships that purchased stock of BlueLight.com filed on April 26, 2002 in the United States District Court for the Eastern District of Michigan; and (iv) an action filed on February 14, 2003 by the Softbank Funds against Charles Conaway in the Circuit Court of Cook County, Illinois, Case No. 03L1875.

                  1.147 "SECURITY" shall have the meaning ascribed to it in
section 101(49) of the Bankruptcy Code.

                  1.148 "SERVICER" has the meaning ascribed to it in Article
7.10 of this Plan.

                  1.149 "SFPR" means S.F.P.R., Inc., a Puerto Rico corporation, debtor-in-possession in Case No. 02-02499 pending in the Bankruptcy Court.

                  1.150 "STATUTORY COMMITTEES" means, collectively, the Unsecured Creditors' Committee, the Financial Institutions' Committee, and the Equity Committee.

                  1.151 "SUBORDINATED SECURITIES CLAIM" means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any Claim that arises from the rescission of a purchase or sale of a Security of any of the Debtors (including, without limitation, Existing Common Stock), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

                  1.152 "TOTAL INVESTOR SHARES" means all shares of New Holding Company Common Stock to be issued to the Plan Investors pursuant to the Investment Agreement. Based upon the Prepetition Lender Claims held by the Plan Investors as of January 24, 2003, the number of Total Investor Shares would be calculated to be 29,282,723.

                  1.153 "TRADE VENDOR/LEASE REJECTION CLAIM" means, subject to
Article 5.7 hereof, a Claim arising as a result of (i) retail merchandise or services provided by trade vendors or service providers, (ii) rejection of executory contracts and unexpired leases, (iii) guaranties related to rejected executory contracts and unexpired leases, (iv) guaranties with respect to industrial revenue bonds, (v) unsecured deficiency claims, if any, (vi) guaranties related to third-party leases, and (vii) Other Unsecured Claims that have made the Other Unsecured Claim Election.

                  1.154 "TRADE VENDOR/LEASE REJECTION CLAIMHOLDER SHARES" means 31,945,161 shares of New Holding Company Common Stock.

                  1.155 "TRADE VENDORS COLLATERAL AGENT" means the entity appointed by the Unsecured Creditors' Committee, which is reasonably acceptable to the Debtors, which shall hold all liens with respect to the Trade Vendors' Lien pursuant to Article 7.13 of this Plan.

                  1.156 "TRADE VENDORS' LIEN " means any liens granted to the Trade Vendors Collateral Agent, as of the Effective Date, pursuant to Article
7.13 of this Plan and Exhibit J-2 to this Plan.

                  1.157 "TRUST ADVISORY BOARD" means the board that is to be created pursuant to Article 11.4 of this Plan for the purpose of advising the Trustee with respect to decisions affecting the Kmart Creditor Trust.

                  1.158 "TRUST AGREEMENT" means that certain Trust Agreement that will govern the Kmart Creditor Trust, a form of which is attached to this Plan as Exhibit K.

                  1.159 "TRUST ASSETS" means those assets, including the Trust Claims, to be transferred to and owned by the Kmart Creditor Trust pursuant to
Article 11.2 of this Plan.

                  1.160 "TRUST CLAIMS" means any and all Causes of Action against any Person or entity arising from, in connection with, or relating to the subject matters of the Investigations which, for purposes hereof, means the Accounting and Stewardship Investigations, including all matters authorized by order entered by the Bankruptcy Court on September 4, 2002 approving the participation, on a joint interest basis, of the Statutory Committees in said Investigations, and including all matters arising from, in connection with, or relating to the subject matter of responses to the Government Inquiries (as each of such terms is defined in the Disclosure Statement).

                  1.161 "TRUST PREFERRED OBLIGATIONS" means all obligations of the Debtors arising under or pursuant to the Trust Preferred Securities and related Indenture by and between Kmart Corporation and The Bank of New York, as Trustee, dated June 6, 1996, the First Supplemental Indenture of the same date, and related documents.

                  1.162 "TRUST RECOVERIES" means any and all proceeds received by the Kmart Creditor Trust from (a) the prosecution to, and collection of, a final judgment of a Trust Claim against a Person, or (b) the settlement or other compromise of a Trust Claim against a Person, and (c) Designated Trust Recoveries.

                  1.163 "TRUST PREFERRED SECURITIES" means those certain mandatorily redeemable convertible preferred securities issued by Kmart Financing I, an Affiliate Debtor, pursuant to that certain Declaration of Trust by Kmart Financing I dated as of February 16, 1996, as amended and restated as of June 6, 1996.

                  1.164 "TRUSTEE" means the trustee of the Kmart Creditor Trust as contemplated by the Trust Agreement.

                  1.165 "UNIMPAIRED" refers to any Claim that is not Impaired.

                  1.166 "UNSECURED CREDITORS' COMMITTEE" means the Official Unsecured Creditors' Committee appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases, as the membership thereof may change from time to time.

                  1.167 "VOTING DEADLINE" means April 4, 2003, at 4:00 p.m. prevailing Eastern Time.

                  1.168 "WORKERS' COMPENSATION PROGRAM" means, collectively, the Debtors' workers' compensation programs in all states in which they operate pursuant to which the Debtors provide their employees with workers' compensation coverage for claims arising from or related to their employment with the Debtors.


C.       RULES OF INTERPRETATION

                  For purposes of this Plan, unless otherwise provided herein,
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words "herein,"

"hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

                  This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Statutory Committees, the Plan Investors, the Prepetition Agent on behalf of the Prepetition Lenders, and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as "contra preferentem" shall not apply to the construction or interpretation of any provision of this Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.

D.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.       REFERENCES TO MONETARY FIGURES

                  All references in this Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.

F.       EXHIBITS

                  All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606 (Attn: John Wm. Butler, Jr., Esq.), counsel to the Debtors, or by downloading such exhibits from the Court's website at http:\\www.ilnb.uscourts.gov. To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of this Plan shall control.

                                   ARTICLE II

                            ADMINISTRATIVE EXPENSES,
                              PRIORITY TAX CLAIMS,
                          AND OTHER UNCLASSIFIED CLAIMS

                  2.1 ADMINISTRATIVE CLAIMS. Subject to the provisions of
Article X of this Plan, on the first Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (x) Claimholders of Claims arising under the DIP Facility shall be deemed to have Allowed Claims as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as determined by the Bankruptcy Court, which DIP Facility Claims shall be paid in accordance with Article 10.1 of this Plan, (y) the Plan Investors shall be deemed to have an Allowed Plan Investor Claim arising under the Investment Agreement in such amount as to which the Debtors and the Plan Investors shall have agreed upon in writing or as fixed by the Bankruptcy Court, which Plan Investor Claim shall be paid in full in Cash on the Effective Date, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  2.2 PRIORITY TAX CLAIMS. Commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (b) the date a Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Priority Tax Claim, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), such Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) equal Cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the tax on which such Claim is based, totaling the aggregate amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or
(iii) payment in full in Cash.

                  2.3 PBGC CLAIMS. Upon confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue the Kmart Corporation Employee Pension Plan in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Kmart Corporation Employee Pension Plan will remain unaltered. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their controlled group of or from any current or future liability under applicable law with respect to the Kmart Corporation Employee Pension Plan. Any and all obligations under the Kmart Corporation Employee Pension Plan shall be paid in accordance with the terms and conditions of the Kmart Corporation Employee Pension

Plan and in accordance with applicable law. On the Effective Date, the PBGC will be deemed to have withdrawn the PBGC Claims with respect to the Kmart Corporation Employee Pension Plan.

                  2.4 WORKERS' COMPENSATION PROGRAMS. Upon confirmation and substantial consummation of the Plan, the Reorganized Debtors shall continue the Workers' Compensation Programs in accordance with applicable state laws. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of the Workers' Compensation Programs. The Reorganized Debtors shall be responsible for all valid claims for benefits and liabilities under the Workers' Compensation Programs regardless of when the applicable injuries were incurred. Any and all obligations under the Workers' Compensation Programs shall be paid in accordance with the terms and conditions of Workers' Compensation Programs and in accordance with all applicable laws.

                  2.5 CONSIGNMENT CLAIMS. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all liens, if any, of Persons who provided goods to the Debtors on consignment (i) prior to the Petition Date and who hold valid, enforceable, and perfected liens in such goods (a) pursuant to a written agreement with the Debtors and (b) in accordance with applicable law or
(ii) after the Petition Date pursuant to any order of the Bankruptcy Court shall, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the Debtors and such Persons and shall remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to the Debtors on consignment shall be deemed to hold Trade Vendor/Lease Rejection Claims under this Plan. Pursuant to Article 10.4 of this Plan, no request for payment of an Administrative Claim need be filed with respect to any Claim contemplated by this Article 2.5, which Claim shall be payable by the Debtors in the ordinary course of business.

                                   ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above. This Plan, though proposed jointly, constitutes a separate plan proposed by each of the Debtors. Therefore, except as expressly specified herein, the classifications set forth below shall be deemed to apply separately with respect to each plan proposed by each such Debtor. Each class for each Debtor is identified by the designation "DD-NN," where "DD" is the abbreviation for the name of each Debtor as specified on pages 2 and 3 of the Plan, and "NN" is the class number as identified below. Thus, for example, the class of Secured Claims (Class 1), if any, against Kmart of Michigan, Inc. is identified by the designation "KM-MI-1."

                  3.1 CLASS 1. Class 1 consists of separate subclasses for all Secured Claims that may exist against a particular Debtor.

                  3.2 CLASS 2. Class 2 consists of all Other Priority Claims that may exist against a particular Debtor.

                  3.3 CLASS 3. Class 3 consists of all Prepetition Lender Claims. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASES OF THE FOLLOWING
DEBTORS: KMART, KMART AMSTERDAM, KMART HOLDINGS, KMART-IN, KMART-MI, KMART-MPS, KMART-NC, KMART-PA, KMART-TX, BIG BEAVER CAGUAS, BIG BEAVER DEVELOPMENT, BIG BEAVER FLORIDA, BIG BEAVER GUAYNABO, BLUELIGHT, AND SFPR.

                  3.4 CLASS 4. Class 4 consists of all Prepetition Note Claims. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASE OF KMART.

                  3.5 CLASS 5. Class 5 consists of all Trade Vendor/Lease Rejection Claims that may exist against a particular Debtor.

                  3.6 CLASS 6. Class 6 consists of all Other Unsecured Claims that may exist against a particular Debtor.

                  3.7 CLASS 7. Class 7 consists of all General Unsecured Convenience Claims that may exist against a particular Debtor.

                  3.8 CLASS 8. Class 8 consists of all Trust Preferred Obligations. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASES OF THE FOLLOWING DEBTORS: KMART AND KMART FINANCING I.

                  3.9 CLASS 9 Class 9 consists of all Intercompany Claims that may exist against a particular Debtor.

                  3.10 CLASS 10 Class 10 consists of all Subordinated Securities Claims. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASE OF KMART.

                  3.11 CLASS 11 Class 11 consists of all Existing Common Stock and all Interests that may exist with respect to an Affiliate Debtor.

                  3.12 CLASS 12 Class 12 consists of all Other Interests. THIS CLASS IS APPLICABLE ONLY TO THE CHAPTER 11 CASE OF KMART.


                                   ARTICLE IV

                       IDENTIFICATION OF CLASSES OF CLAIMS
                AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN

                  4.1 CLASSES OF CLAIMS THAT ARE UNIMPAIRED. The following Classes are Unimpaired by the Plan:

                           Class 1           (Secured Claims)
                           Class 2           (Other Priority Claims)

                  4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. The following Classes are Impaired by the Plan:

                      Class 3       (Prepetition Lender Claims)
                      Class 4       (Prepetition Note Claims)
                      Class 5       (Trade Vendor/Lease Rejection Claims)
                      Class 6       (Other Unsecured Claims)
                      Class 7       (General Unsecured Convenience Claims)
                      Class 8       (Trust Preferred Obligations)
                      Class 9       (Intercompany Claims)
                      Class 10      (Subordinated Securities Claims)
                      Class 11      (Existing Common Stock)
                      Class 12      (Other Interests)

                                    ARTICLE V

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS

                  The treatment of Claims and Interests as provided in this
Article V represents a compromise and full and final settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the various Claims and Interests of parties in interest in the Chapter 11 Cases, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan, but solely for the purpose of this Plan.

                  5.1 CLASS 1 (SECURED CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, at the sole option of the Debtors or Reorganized Debtors, (i) the legal, equitable, and contractual rights of each Allowed Secured Claimholder shall be Reinstated or (ii) each Allowed Secured Claimholder shall receive, in full satisfaction, settlement and release of, and in exchange for, its Allowed Secured Claim (A) Cash in an amount equal to the value of the Secured Claimholder's interest in the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Secured Claim, or (C) such other treatment as to which the Debtors (or the Reorganized Debtors) and the holder of such Allowed Secured Claim have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (A) or clause (B) above. The Debtors or the Reorganized Debtors, as the case may be, shall determine which treatment of those set forth in the preceding sentence will be provided to each Allowed Secured Claim on the later of (i) the Effective Date or (ii) ten days after the date such Claim becomes an Allowed Secured Claim. The Reorganized Debtors shall provide notice of the treatment to be provided to each holder of an Allowed Secured Claim as soon as practicable after the later of (x) the Effective Date or (y) ten days after the date such Claimholder's claim becomes an Allowed Secured Claim. In the event the Debtors or the Reorganized Debtors, as the case may be, fail to designate the treatment of an Allowed Secured Claim, the legal, equitable, and contractual rights of the Allowed Secured Claimholder with respect to such Allowed Secured Claim shall be Reinstated. The Debtors' failure to object to such Secured Claims in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all valid, enforceable and perfected prepetition liens on property of the Debtors held by or on behalf of the Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders and/or applicable law until, as to each such Claimholder, the Allowed Secured Claims of such Secured Claimholder are satisfied in accordance with the provisions of this Article 5.1.

                  5.2 CLASS 2 (OTHER PRIORITY CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Priority Claim, each Allowed Other Priority Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) Cash in an amount equal to the amount of such Allowed Other Priority Claim or
(b) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing, provided that such treatment is not more favorable than the treatment in clause (a) above. The Debtors' failure to object to an Other Priority Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Other Priority Claimholder.

                  5.3 CLASS 3 (PREPETITION LENDER CLAIMS). Upon the occurrence of the Effective Date, the Prepetition Lender Claims are hereby Allowed in the aggregate amount of $1,076,156,647.02. On the Effective Date, the Prepetition Lenders shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, their Prepetition Lender Claims, (including any prepetition setoff claims and setoff claims assertable pursuant to the DIP Facility Order), Cash in an amount equal to forty percent (40%) of the aggregate Allowed amount of the Prepetition Lender Claims, with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan, but solely for the purpose of this Plan, provided, however, that, subject to the terms and conditions of the Investment Agreement, the Plan Investors shall be deemed to utilize Cash that they are entitled to receive pursuant to this
Article 5.3, plus additional amounts to be paid by the Plan Investors pursuant to the Investment Agreement, to purchase the Total Investor Shares pursuant to the terms of the Investment Agreement. In addition, with respect to each letter of credit outstanding under the Prepetition Credit Agreements as of February 20, 2003, the Reorganized Debtors shall, as soon as practicable after the Effective Date, (i) obtain a replacement letter of credit, (ii) provide cash collateral equal to 105% of the face amount of the letter of credit, or (iii) if such letter of credit has been drawn, reimburse the Prepetition Lenders (or issuing bank, as applicable) with respect to such drawn letter of credit in full in Cash on the Effective Date. All distributions to Prepetition Lenders other than the Plan Investors under this Article 5.3 shall be made to the Prepetition Agent under the Prepetition Credit Agreements for immediate distribution to the Prepetition Lenders in accordance with the terms of the Prepetition Credit Agreements.

                  5.4 CLASS 4 (PREPETITION NOTE CLAIMS). The Prepetition Note Claims are Allowed Prepetition Note Claims in the aggregate amount of $2,277,384,986.97. Each Prepetition Note Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, its Prepetition Note Claims, (a) on the Effective Date, its Pro Rata share of the Prepetition Noteholder

Shares, subject to dilution, with the amount of each Prepetition Note Claimholder's Pro Rata share equal to the total number of Prepetition Noteholder Shares multiplied by a fraction, the numerator of which is equal to the amount of such Prepetition Noteholder's Allowed Prepetition Note Claim, and the denominator of which is equal to all Allowed Prepetition Note Claims, with the amount of such Prepetition Noteholder Shares being inclusive of New Holding Company Stock otherwise allocable to holders of Trust Preferred Obligations under Article 5.8 pursuant to the subordination provisions of all documents pertaining to the Trust Preferred Securities and evidencing the rights and obligations of the Trust Preferred Obligations, in each case payable directly to the Servicer of the Prepetition Note Claims for distribution to holders of the Prepetition Note Claims; (b) on the Effective Date and in lieu of any claim under Article 10.3 of this Plan by or on behalf of any indenture trustee for the Prepetition Notes, its Pro Rata share (calculated as provided in clause (a) of this Article 5.4) of Cash in an amount equal to the reasonable fees and expenses of any indenture trustee for the Prepetition Notes, as approved by the Bankruptcy Court pursuant to Section 1129(a)(4) of the Bankruptcy Code, not to exceed $1,500,000; and (c) commencing on the Distribution Date, its Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Article 5.10 and Article 5.11 of the Plan, with the amount of each Prepetition Note Claimholder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Prepetition Note Claimholder's Allowed Prepetition Note Claim, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims, with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan. Notwithstanding anything in this Article 5.4 to the contrary, any Prepetition Note Claims held by the Debtors shall be deemed cancelled as of the Effective Date, and the Debtors shall not receive or retain any property or interest in property on account of such Prepetition Note Claims under this Plan. The calculation of the Pro Rata interests of other Prepetition Note Claimholders called for in this
Article 5.4 shall be made as if the Prepetition Note Claims held by the Debtors were not outstanding as of the time of such calculation. In the event that the Class of Prepetition Notes rejects the Plan, holders of Trust Preferred Obligations shall not receive or retain any property or interest in property on account of such Obligations under the Plan.

                  5.5 CLASS 5 (TRADE VENDOR/LEASE REJECTION CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the Distribution Date or first Periodic Distribution Date occurring after the later of (i) the date a Trade Vendor/Lease Rejection Claim becomes an Allowed Trade Vendor/Lease Rejection Claim or (ii) the date a Trade Vendor/Lease Rejection Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Trade Vendor/Lease Rejection Claim, each Trade Vendor/Lease Rejection Claimholder shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trade Vendor/Lease Rejection Claim, (a) its Pro Rata share of the Trade Vendor/Lease Rejection Claimholder Shares, subject to dilution, with the amount of each Trade Vendor/Lease Rejection Claimholder's Pro Rata share equal to the total number of Trade Vendor/Lease Rejection Claimholder Shares multiplied by a fraction, the numerator of which is equal to the amount of such Trade Vendor/Lease Rejection Claimholder's Allowed Trade Vendor/Lease Rejection Claim, and the denominator of which is equal to all Allowed Trade Vendor/Lease Rejection Claims; and (b) its Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Article
5.10 and Article 5.11 of the Plan, with the amount of each Trade Vendor/Lease Rejection Claimholder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Trade Vendor/Lease Rejection Claimholder's Allowed Trade Vendor/Lease Rejection Claim, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims, with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan. The Debtors' failure to object to a Trade Vendor/Lease Rejection Claim in their Chapter 11 Cases shall be without prejudice to the Reorganized Debtors' right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claim is sought to be enforced by the Trade Vendor/Lease Rejection Claimholder. All distributions to holders of Trade Vendor/Lease Rejection Claims shall be made to the Disbursing Agent for immediate distribution to holders of Trade Vendor/Lease Rejection Claims pursuant to the terms of this Plan.


                  5.6 CLASS 6 (OTHER UNSECURED CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, each Other Unsecured Claimholder holding an Allowed Other Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Unsecured Claim, (a) on the third anniversary of the Effective Date (or, if such date is not a Business Day, the next Business Day), its Pro Rata share of the Other Unsecured Claim Cash Payment Amount to be paid hereunder, with the amount of each Other Unsecured Claimholder's Pro Rata share equal to the amount of the Other Unsecured Cash Payment Amount multiplied by a fraction, the numerator of which is equal to the amount of such Other Unsecured Claimant's Allowed Other Unsecured Claim, and the denominator of which is equal to the aggregate amount of all Allowed Other Unsecured Claims, provided, however, that, in the event an Other Unsecured Claimholder makes the Other Unsecured Claim Election, such Other Unsecured Claimholder shall be deemed (i) to be a Trade Vendor/Lease Rejection Claimholder and shall receive, in lieu of its Pro Rata share of the Other Unsecured Claim Cash Payment Amount, the Trade Vendor/Lease Rejection Claimholder treatment as provided for in this Plan, and (ii) to consent to the Other Unsecured Claim Estimation Procedure, and (b) commencing on the first Periodic Distribution Date occurring after the later of (x) the date an Other Unsecured Claim becomes an Allowed Other Unsecured Claim or (y) the date an Other Unsecured Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Other Unsecured Claim, its Pro Rata share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Article 5.10 and Article 5.11 of the Plan, with the amount of each Other Unsecured Claimholder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Other Unsecured Claimholder's Allowed Other Unsecured Claim, and the denominator of which is equal to the aggregate amount of all Allowed Non-Lender Claims, with such consideration representing a compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of the Prepetition Lender Claims, including such Claims relating to guarantees by certain Affiliate Debtors of Kmart's obligations under the Prepetition Credit Agreements and issues related to the substantive consolidation of the Debtors as contemplated by this Plan. Each of the Other Unsecured Claimholder's Pro Rata share of the Other Unsecured Claim Cash Payment Amount shall be an obligation of New Holding Company and New Operating Company. The right of a holder of an Allowed Other Unsecured Claim to receive its Pro Rata share of the Other Unsecured Claim Cash Payment Amount shall be personal to such holder and shall be non-transferable except upon death of the interest holder or by operation of law.

                  5.7 CLASS 7 (GENERAL UNSECURED CONVENIENCE CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed General Unsecured Convenience Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such General Unsecured Convenience Claim, Cash equal to (a) six and one-quarter percent (6.25%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $30,000 or (b) $1,875 if the amount of such Allowed Claim is greater than $30,000 and the holder of such Claim has made the Convenience Class Election. Any Trade Vendor/Lease Rejection Claims or Other Unsecured Claims that are treated as General Unsecured Convenience Claims shall not otherwise be treated as Trade Vendor/Lease Rejection Claims or Other Unsecured Claims under this Plan; provided, however, that the holder of any General Unsecured Convenience Claim that is in an amount equal to or less than $30,000 may elect to be treated as a Trade Vendor/Lease Rejection Claimholder and shall receive in lieu of any payment under this Article 5.7, the Trade Vendor/Lease Rejection treatment as provided for in this Plan.

                  5.8 CLASS 8 (TRUST PREFERRED OBLIGATIONS). Except as otherwise provided in and subject to Article 9.8 of this Plan, commencing on the first Periodic Distribution Date occurring after the later of (i) the date a Trust Preferred Obligation becomes an Allowed Trust Preferred Obligation or (ii) the date a Trust Preferred Obligation becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Trust Preferred Obligation, each Trust Preferred Obligation holder (a) shall be deemed to receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Trust Preferred Obligation, those shares of New Holding Company Common Stock that would have otherwise been allocable to such Trust Preferred Obligation holder but for the subordination provisions of all documents pertaining to the Trust Preferred Securities and evidencing the rights and obligations of the Trust Preferred Obligations, but which will, pursuant to such subordination provisions and Article 5.4 of this Plan, be deemed to have been included in the Prepetition Noteholder Shares; and (b) shall receive (i), in the event that the Class of Trust Preferred Obligations votes to accept this Plan, their Pro Rata Share of the Trust Recoveries, if any, other than the rights to such Trust Recoveries to which holders of Subordinated Securities Claims and Existing Common Stock may be entitled pursuant to Article 5.10 and
Article 5.11 of the Plan, with the amount of each Trust Preferred Obligation holder's Pro Rata share equal to the total amount of such rights multiplied by a fraction, the numerator of which is equal to the amount of such Trust Preferred Obligation holder's Allowed Trust Preferred Obligation, and the denominator of which is equal to the sum of all Allowed Non-Lender Claims, or, (ii) in the event that either (y) the Class of Trust Preferred Obligations or (z) the Class of Prepetition Note Claims votes to reject this Plan, Trust Preferred Obligation holders shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Obligations under this Plan and the subordination provisions of all documents pertaining to the Trust Preferred Securities will be enforced in all respects, and any Trust Recoveries which Trust Preferred Obligation holders would have received pursuant to clause (b)(i) of this Article 5.8 shall be paid directly to the Servicer of the Prepetition Note Claims for distribution to holders of the Prepetition Note Claims pursuant to Article 5.4 of this Plan.

                      5.9 CLASS 9 (INTERCOMPANY CLAIMS). On the Effective Date, at the option of the Debtors or the Reorganized Debtors in connection with the Restructuring Transactions contemplated by the Plan, the Intercompany Claims of any Debtor against any other Debtor, including, but not limited to, any Intercompany Claims arising as a result of rejection of an Intercompany Executory Contract or

Intercompany Unexpired Lease, shall either be (a) Reinstated, in full or in part, or (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan.

                  5.10 CLASS 10 (SUBORDINATED SECURITIES CLAIMS). Except as otherwise provided in and subject to Article 9.8 of this Plan, (i) in the event that all Classes of Impaired Claims and the Class of Trust Preferred Obligations vote to accept this Plan, commencing on the first Periodic Distribution Date occurring after the later of (a) the date a Subordinated Securities Claim becomes an Allowed Subordinated Securities Claim or (b) the date a Subordinated Securities Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Claim, the holder of an Allowed Subordinated Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Subordinated Securities Claim, its Pro Rata Share of the right to 2.5% of the Trust Recoveries (other than Designated Trust Recoveries), if any, with the amount of each Subordinated Securities Claimholder's Pro Rata share equal to (y) the amount of such rights of all holders of Subordinated Securities Claims multiplied by a fraction, the numerator of which is equal to the lesser of (1) the total number of outstanding shares of Existing Common Stock as of the Effective Date and (2) the total number of shares represented by such Subordinated Securities Claimholder's Claim, and the denominator of which is equal to the sum of the aggregate number of all shares represented by Allowed Subordinated Securities Claims and the aggregate number of shares represented by all Allowed Interests pertaining to Existing Common Stock minus (z) the recoveries, if any, received by such Subordinated Securities Claimholders from the Securities Actions, and (ii) in the event that any Class of Impaired Claims or the Class of Trust Preferred Obligations votes to reject this Plan, holders of Subordinated Securities Claims shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Claims under this Plan.

                  5.11 CLASS 11 (EXISTING COMMON STOCK). On the Effective Date, the Existing Common Stock shall be cancelled. Except as otherwise provided in and subject to Article 9.8 of this Plan, (i) in the event that all Classes of Impaired Claims and the Class of Trust Preferred Obligations vote to accept this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Interest pertaining to Existing Common Stock becomes an Allowed Interest or (b) the date such Interest becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the holder of such Interest, the holder of such Allowed Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Interest, its Pro Rata Share of the right to 2.5% of the Trust Recoveries (other than Designated Trust Recoveries), if any, with the amount of each Interestholder's Pro Rata share equal to (y) the amount of such rights of all holders of Existing Common Stock multiplied by a fraction, the numerator of which is equal to the number of shares represented by such Interest, and the denominator of which is equal to the sum of the aggregate number of shares represented by all such Allowed Interests and Allowed Subordinated Securities Claims, minus (z) the recoveries, if any, received by such Interestholders from the Securities Actions, and (ii) in the event that any Class of Impaired Claims or the Class of Trust Preferred Obligations votes to reject this Plan, holders of Existing Common Stock shall not be entitled to, and shall not receive or retain any property or interest in property under this Plan on account of their Interests, provided, however, that, subject to the Restructuring Transactions contemplated by this Plan, and pursuant to Article 7.9 of this Plan, on the Effective Date, all Interests in the Affiliate Debtors (other than the Trust Preferred Securities with respect to Kmart Financing) shall be Reinstated, and shall not be counted for purposes of calculating distributions under this
Article 5.11.

                  5.12 CLASS 12 (OTHER INTERESTS). On the Effective Date, all Other Interests shall be deemed cancelled and the holders of Other Interests shall not receive or retain any property on account of such Other Interests under this Plan.

                                   ARTICLE IV
                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                    IMPAIRED CLASSES OF CLAIMS OR INTERESTS

                  6.1 IMPAIRED CLASSES OF CLAIMS ENTITLED TO VOTE. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan and Article 6.2 and Article 6.4 of this Plan, Claimholders in each Impaired Class are entitled to vote in their respective classes as a class to accept or reject this Plan.

                  6.2 CLASSES DEEMED TO ACCEPT THE PLAN. Classes 1 and 2 are Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted this Plan, and the votes of Claimholders in such Classes therefore will not be solicited. Because all Debtors are proponents of this Plan, Class 9 Intercompany Claims and Class 11 Interests in Affiliate Debtors are deemed to have accepted this Plan. The votes of holders of such Claims and Interests therefore will not be solicited.

                  6.3 ACCEPTANCE BY IMPAIRED CLASSES. Classes 3, 4, 5, 6, 7, and 8 are Impaired under this Plan. Pursuant to section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Plan is accepted by the holders of at least two_thirds (2/3) in dollar amount and more than one_half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

                  6.4 CLASSES DEEMED TO REJECT THE PLAN. Holders of Claims and Interests in Classes 10 and 11 are not entitled to receive any distribution under the Plan on account of their Claims and Interests unless Classes 3, 4, 5, 6, 7, and 8 vote to accept the Plan. Holders of Interests in Class 12 are not entitled to receive any distribution under the Plan under any circumstance on account of their Interests. Since none of the holders of Claims and Interests in Class 10, Class 11, or Class 12 are unconditionally entitled to receive a distribution under the Plan, pursuant to Section 1126(g) of the Bankruptcy Code, each of such Classes is conclusively presumed to have rejected the Plan, and the votes of Claimholders and Interestholders in such Classes therefore will not be solicited.

                  6.5 CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. Class 10, Class 11, and Class 12 are deemed to reject the Plan, therefore the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VII
                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  7.1 CONTINUED CORPORATE EXISTENCE.

                           (a) THE DEBTORS. Subject to the Restructuring
Transactions contemplated by this Plan, each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

                           (b) NEW HOLDING COMPANY AND NEW OPERATING COMPANY.
Subject to the Restructuring Transactions contemplated by this Plan, on, or as soon as reasonably practicable after, the Effective Date, all appropriate actions shall be taken consistent with this Plan to (i) form New Holding Company and New Operating Company pursuant to their respective Articles of Incorporation and By-Laws, (ii) contribute or transfer all of the assets of the Debtors, other than the Qualifying Real Estate and the Trust Assets, to New Operating Company and/or such other Reorganized Debtors or Affiliates as contemplated by the Restructuring Transactions and as is necessary to effect the Exit Financing Facility, and (iii) issue all of the New Operating Company Common Stock to New Holding Company. The Qualifying Real Estate shall be treated as specified in
Article 12.1 of this Plan, and the Trust Assets shall be transferred to the Kmart Creditor Trust as specified in Article 11.2 of this Plan. As of the Effective Date, the Reorganized Debtors shall be obligated to provide funds, as needed, to the Estates of those Debtors that hold Qualifying Real Estate in an aggregate amount sufficient to pay Administrative and Cure Claims of such Estates, including obligations contemplated by section 365 of the Bankruptcy Code, until such time as the Qualifying Real Estate has been assumed, rejected or otherwise disposed of pursuant to Article 12.1 of this Plan and such Estates have been fully administered.


                           (c) NON-DEBTORS. There are certain Affiliates of the
Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 12.1 of this Plan, all of the Debtors' equity interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

                  7.2 SUBSTANTIVE CONSOLIDATION. This Plan provides for the substantive consolidation of the Estates, but only for purposes of effectuating the settlements contemplated by, and making distributions to holders of Claims under, this Plan, and not for voting purposes. For such limited purposes, on the Effective Date, (a) all guaranties of any Debtor of the payment, performance, or collection of another Debtor with respect to any Class of Claims or Interests shall be deemed eliminated and cancelled; (b) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the consolidated Debtors; and (c) each Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a

Claim against and an obligation of the consolidated Debtors. Except as set forth in this Article, such substantive consolidation will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect the Restructuring Transactions contemplated by this Plan, (b) cause any Debtor to be liable for any Claim or Interest under this Plan for which it otherwise is not liable, and the liability of any Debtor for any such Claim or Interest will not be affected by such substantive consolidation, (c) except as otherwise stated in this Plan, affect Intercompany Claims of Debtors against Debtors, and (d) affect Interests in the Affiliate Debtors except as otherwise may be required in connection with the Restructuring Transactions contemplated by this Plan. Notwithstanding anything herein to the contrary, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for additional purposes, including for voting purposes; provided, however, that such further substantive consolidation does not alter the treatment of the Prepetition Lenders, holders of Prepetition Note Claims, or holders of Trade Vendor/Lease Rejection Claims called for by this Plan as filed on February 25, 2003, and; provided, further, that nothing herein shall impair the Plan Investors' rights under the Investment Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan. Substantive consolidation shall not alter the distributions set forth herein. In the event that the Debtors do elect to substantively consolidate the Estates, the Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation.

                  7.3 RESTRUCTURING TRANSACTIONS. On or prior to the Effective Date, the Debtors and Reorganized Debtors shall take such actions as may be necessary or appropriate to effect the relevant Restructuring Transactions, including, but not limited to, all of the transactions described in this Plan. Such actions may also include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Restructuring Transaction. The form of each Restructuring Transaction shall be determined by the boards of directors of a Debtor or Reorganized Debtor party to any Restructuring Transaction. In the event a Restructuring Transaction is a merger transaction, upon the consummation of such Restructuring Transaction, each party to such merger shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each Reorganized Debtor under this Plan. In the event a Reorganized Debtor is liquidated, the Reorganized Debtors (or the Reorganized Debtor which owned the stock of such liquidating Debtor prior to such liquidation) shall assume and perform such obligations. Implementation of the Restructuring Transactions shall not affect the distributions under the Plan.

                  7.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of New Holding Company and each of the other Reorganized Debtors shall be adopted and amended as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Articles of Incorporation of New Holding Company shall, among other things: (a) authorize five-hundred million (500,000,000) shares of New Holding Company Common Stock, $0.01 par value per share; (b) authorize twenty million (20,000,000) shares of New Holding Company Preferred Stock for future issuance upon terms to be designated from time to time by the board of directors of New Holding Company; and (c) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non_voting equity securities for a period of two (2) years from the Effective Date and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Articles of Incorporation (or Certificate of Incorporation or other similar documents, as the case may be) and By-Laws of New Holding Company, New Operating Company, and the other Reorganized Debtors are attached hereto as Exhibit A, Exhibit B, and Exhibit C. Any modification to the such articles or certificates of incorporation as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date. Notwithstanding anything to the contrary in this Article 7.4, the form and content of all Articles of Incorporation and By-Laws shall be reasonably acceptable to the Creditors' Committees.

               7.5 DIRECTORS AND OFFICERS OF NEW HOLDING COMPANY.

                           (a) OFFICERS. The existing senior officers of the
Debtors in office on the Effective Date shall serve in their current capacities after the Effective Date, subject to their employment contracts as assumed by this Plan and subject to the authority of the board of directors of the Reorganized Debtors.

                           (b) DIRECTORS OF NEW HOLDING COMPANY. On the
Effective Date, the term of the current members of the board of directors of Kmart will expire upon the designation by such board, and the approval by the Bankruptcy Court, of the Responsible Officer. The initial board of directors of New Holding Company, whose term will commence upon the Effective Date, shall consist of nine (9) members. One (1) member of senior management of the Reorganized Debtors will serve on the initial board of directors of New Holding Company. Other board members shall include (i) four (4) directors selected by the Plan Investors, at least one of whom shall not be an officer or employee of any of the Plan Investors or a family member of any of the foregoing, (ii) two
(2) directors selected by the Unsecured Creditors' Committee, and (iii) two (2) directors selected by the Financial Institutions' Committee, neither of which shall be an officer or employee of ESL Investments, Inc. or a family member thereof; provided that the board of directors, collectively, including any required committee thereof, shall comply with any other qualification, experience, and independence requirements under applicable law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable law) on which the New Holding Company Common Stock is listed or is anticipated to be listed, when such Stock is listed. The Persons responsible for designating board members shall designate their board members by written notice filed with the Bankruptcy Court by a date that is at least seven days prior to the Voting Deadline, provided, however, that if they fail to file and give such notice, the Debtors will initially designate such members by announcing their identities at the Confirmation Hearing. Directors of New Holding Company appointed in accordance with this Article shall serve an initial term for a period from the Effective Date through the date of the second annual meeting after the Effective Date. Thereafter, and subject to New Holding Company's rights to amend its bylaws, directors shall serve one (1) year terms (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. In the event, prior to the Effective Date, a person designated to be a member of New Holding Company's board of directors dies, is disabled, or otherwise becomes unable to fulfill the role, the Person designating such member will designate a replacement for such director. In the event, after the Effective Date and prior to the second annual meeting that occurs after the Effective Date, of the death, disability, resignation, or removal of a member of the board of directors, the directors designated by the Person who designated the director whose vacancy is sought to be filled will designate a replacement for such director, which replacement will be reasonably satisfactory to New Holding Company.

                           7.6 DIRECTORS AND OFFICERS OF AFFILIATE DEBTORS. The
existing directors and officers of the Affiliate Debtors shall continue to serve in their current capacities after the Effective Date, provided, however that the Debtors reserve the right to identify new officers and members of the board of directors of each of such Affiliate Debtors at any time prior to the Confirmation Hearing, and provided further that New Holding Company reserves the right to identify new officers and members of the board of directors of each such Affiliate Debtors at any time thereafter.

                           7.7 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER
AGREEMENTS, AND INCENTIVE COMPENSATION PROGRAMS. To the extent that any of the Debtors have in place as of the Effective Date employment, retirement, indemnification and other agreements with their respective active directors, officers and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs and plans shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs, and plans. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Management Compensation Plan, there may be reserved for certain members of management, directors, and other employees of the Reorganized Debtors up to 10% of the shares of New Holding Company Common Stock, exclusive of any shares offered as incentive compensation in any employment agreement of any officer that is to be assumed pursuant to Article VIII of this Plan, and other securities and other components of compensation to be paid to management after the Effective Date; and provided further that the Debtors' existing deferred compensation plans shall be terminated and the funds held pursuant thereto shall be distributed to the respective account holders other than any account holder who the Trustee has identified as a potential defendant in any Cause of Action arising out of the Trust Claims, in which case the funds of such account holder shall be held in escrow by the Kmart Creditor's Trust pending resolution of any Trust Claims against such account holder. After the Effective Date, the Reorganized Debtors shall each have the authority, consistent with the applicable agreements, to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective active directors, officers and employees and to terminate, amend or implement retirement income plans, welfare benefit plans and other plans for active employees.

                   7.8 ISSUANCE OF NEW HOLDING COMPANY STOCK.

                           (a) NEW HOLDING COMPANY COMMON STOCK. On the
Effective Date, New Holding Company will authorize up to five hundred million (500,000,000) shares of New Holding Company Common Stock. On or before the Distribution Date, New Holding Company will be deemed to have issued shares of New Holding Company Common Stock for distribution as follows: (i) the Total Investor Shares to the Plan Investors in accordance with the Investment Agreement and (ii) the Prepetition Noteholder Shares and the Trade Vendor/Lease Rejection Claimholder Shares to holders of Allowed Prepetition Note Claims and Allowed Trade Vendor/Lease Rejection Claims, respectively, as set forth in
Article V of this Plan. The issuance of the New Holding Company Common Stock and the distribution thereof as described above will be in compliance with applicable registration requirements or exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or Section 4(2) of the Securities Act.

                           (b) NEW HOLDING COMPANY PREFERRED STOCK. On the
Effective Date, New Holding Company will authorize twenty million (20,000,000) shares of New Holding Company Preferred Stock for future issuance upon terms to be designated from time to time by the board of directors of New Holding Company following the Effective Date. No shares of preferred stock shall be issued pursuant to this Plan. The Certificates of Incorporation and By-Laws of New Holding Company shall prohibit issuance of the New Holding Company Preferred Stock earlier than six (6) months subsequent to the Effective Date, and in any case only upon approval by a 2/3 majority of the board of directors of New Holding Company.

                           (c) REGISTRATION RIGHTS AGREEMENT. Without limiting
the effect of section 1145 of the Bankruptcy Code, as of the Effective Date, New Holding Company will enter into a Registration Rights Agreement with the Plan Investors.

                           (d) LISTING ON SECURITIES EXCHANGE OR QUOTATION
SYSTEM. New Holding Company will use its best efforts to list, as promptly as practicable after the Effective Date, the New Holding Company Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of New Holding Company Common Stock, by accepting such distributions, will have agreed to cooperate with New Holding Company's reasonable requests to assist New Holding Company in its efforts to list the New Holding Company Common Stock on a national securities exchange or quotation system.

                  7.9 REINSTATEMENT OF INTERESTS OF AFFILIATE DEBTORS. Subject to the Restructuring Transactions, Interests in the Affiliate Debtors (other than the Trust Preferred Securities with respect to Kmart Financing) shall be Reinstated in exchange for New Holding Company's agreement to cause the distribution of New Holding Company Common Stock and other consideration provided for under this Plan to holders of Allowed Claims in accordance with the terms of this Plan.

                  7.10 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, will be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under this Plan, as the case may be, will be released and discharged; provided, however, that any agreement that governs the rights of the Claimholder and that is administered by an indenture trustee, an agent, or a servicer (each hereinafter referred to as a "Servicer") will continue in effect solely for purposes of (i) allowing such Servicer to make the distributions to be made on account of such Claims under this Plan as provided in Article IX of this Plan and (ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the

Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in
Article 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

                  7.11 PLAN INVESTOR CONTRIBUTION. Pursuant to the terms and conditions of the Investment Agreement, the Plan Investors shall pay to the Debtors Cash in an amount equal to (i) Cash that the Plan Investors are entitled to receive under the Plan on account of their Prepetition Lender Claims as contemplated by, and subject to the terms and conditions of, the Investment Agreement plus (ii) no less than $140 million (to be utilized exclusively by the Reorganized Debtors to make distributions to Allowed Prepetition Lender Claimholders pursuant to Article 5.3 of the Plan), in exchange for which the Plan Investors shall receive the Total Investor Shares and, in certain circumstances, a convertible note as provided in the Investment Agreement. The rights of ESL Investments, Inc. to transfer its holdings of New Holding Company Common Stock shall be restricted pursuant to the terms and conditions of the Investment Agreement.

                  7.12 POST-EFFECTIVE DATE FINANCING. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility in order to obtain the funds necessary to repay the DIP Facility Claims, make other payments required to be made on the Effective Date, and conduct their post-reorganization operations. The Reorganized Debtors may enter into all documents necessary and appropriate in connection with the Exit Financing Facility. The commitment letter with respect to such Facility, and principal documents with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be deemed attached hereto as Exhibit D-1 and Exhibit D-2. In the Confirmation Order, the Bankruptcy Court shall approve the terms of the Exit Financing Facility in substantially the form filed with the Bankruptcy Court (and with such changes as to which the applicable Debtors and respective agents and lenders parties thereto may agree) and authorize the applicable Reorganized Debtors to execute the same together with such other documents as the applicable Reorganized Debtors and the applicable lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Financing Facility.

                  7.13 TRADE VENDORS' LIEN PROGRAM. On the Effective Date, the Reorganized Debtors shall grant to certain vendors who provide retail merchandise to the Reorganized Debtors on credit after the Effective Date, or who have provided merchandise to the Debtors after the Petition Date and before the Effective Date on credit which is not paid for as of the Effective Date, a Trade Vendors' Lien pursuant to the terms attached hereto as Exhibit J-2 (such terms are generally described in Exhibit J-1). Each person or entity issuing securities under the Plan, any entity acquiring property under the Plan, and any creditor and/or equity security holder of the Debtors or Reorganized Debtors, shall be deemed to contractually subordinate any present or future claim, right, or other interest it may have in and to any proceeds received from the disposition, release, or liquidation of any real properties subject to the Trade Vendors' Lien, to the claims of the parties secured by the Trade Vendors' Lien; provided, however, that in no case shall the lenders under the Exit Financing Facility be deemed subordinated in this regard; and provided, further, that so long as the Trade Vendors' Lien has not been terminated or has not expired, (i) neither the Debtors nor the Reorganized Debtors may encumber, sell, lease, transfer or otherwise dispose of or take other action to impair the subordination granted hereby with respect to more than 20% in fair market value of the leases subject to this Article 7.13, and (ii) any loan or investment by the Plan Investors will be subject to the subordination set forth in this provision (except with respect to any loan or investment to the extent that the amount of such loan or investment plus the amount of all other investments made by the Plan Investors pursuant to the Investment Agreement exceeds $280 million (giving credit for and including in the calculation all investments and loans made by the Plan Investors or loans or investments made by third parties and guaranteed by the Plan Investors, but excluding the value of any Class 3, Class 4 and Class 5 claims which the Plan Investors may hold)). Such contractual subordination shall terminate upon termination or expiration of the Trade Vendors' Lien.

                  7.14 PRESERVATION OF CAUSES OF ACTION. In accordance with
section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan with respect to the Kmart Creditor Trust, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions, except that the Debtors shall and do hereby waive all Avoidance Claims as of the Effective Date; provided, however, that such waiver does not include Avoidance Claims against Persons who are parties to Causes of Action involving the Debtors and is pending on the Effective Date, nor does it include Causes of Action against any Persons who may be the subject, at any time, of Trust Claims. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action.

                  7.15 EXCLUSIVITY PERIOD. The Debtors will retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

                  7.16 CORPORATE ACTION. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of any of the Debtors or the Reorganized Debtors, provided, however, that nothing herein shall impair the Debtors' or Plan Investors' rights under the Investment Agreement.

                  7.17 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. Each of the Chief Executive Officer and President, Chief Financial Officer, Chief Restructuring Officer, and General Counsel of the Debtors, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

                  7.18 EXEMPTION FROM CERTAIN TRANSFER TAXES AND RECORDING FEES. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.


                                  ARTICLE VIII

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

                  8.1 ASSUMED AND REJECTED CONTRACTS AND LEASES .

                           (a) INTERCOMPANY EXECUTORY CONTRACTS AND UNEXPIRED
LEASES. Except as otherwise provided in this Article 8.1(a), each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed hereto as Exhibit L-1, or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any claim held by any Debtor on account of any Intercompany Executory Contract or Intercompany Unexpired Lease that is assumed pursuant to this Article 8.1(a) shall either be
(a) Reinstated, in full or in part, or (b) discharged and satisfied, in full or in part. At the option of the Debtors or the Reorganized Debtors, each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Article 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

                           (b) EMPLOYEE-RELATED AGREEMENTS. Subject to Article
7.7 of this Plan, each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee-Related Agreements annexed hereto as Exhibit L-2, or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Notwithstanding the foregoing, all collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of all amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors' unions will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements. Each Employee-Related Agreement assumed pursuant to this Article 8.l(b) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

                           (c) OTHER EXECUTORY CONTRACTS OR UNEXPIRED LEASES.
Except as otherwise provided in this Article 8.1(c), each Other Executory Contract or Unexpired Lease as to which any of the Debtors is a party (including, but not limited to, (x) any guaranties by any of the Debtors with respect to real estate leases of former subsidiaries and businesses of any of such Debtors, (y) any obligations under leases assigned by the Debtors prior to the Petition Date (or agreements guarantying the payment of rent or performance thereunder), and (z) those certain Lease Guaranty, Indemnification and Reimbursement Agreements dated as of November 23, 1994, November 9, 1994, and May 24, 1995) shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease
(i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Other Executory Contracts or Unexpired Leases annexed hereto as Exhibit L-3, or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each Other Executory Contract or Unexpired Lease assumed pursuant to this Article 8.l(c) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease, including any Other Executory Contract or Unexpired Lease on Exhibit L-3. Unexpired leases to be assumed under this Article 8.1(c) shall be assumed by the particular Debtor that was obligated on such lease as of the Petition Date, without prejudice to the rights of such Debtor thereafter to assign such lease in accordance with applicable law. Notwithstanding anything in this Plan to the contrary, unexpired leases to be assumed under the Plan, other than Qualifying Real Estate, shall be identified on Exhibit L-3 by the Confirmation Date, provided that the assumption of such unexpired leases shall be effective as of the Effective Date. In the event the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming such unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

                           (d) REAL PROPERTY AGREEMENTS. Each executory contract
and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

                           (e) EXHIBITS NOT ADMISSIONS. Neither the exclusion
nor the inclusion by the Debtors of a contract or lease on Exhibit L-1, Exhibit L-2, or Exhibit L-3 nor anything contained in this Plan shall constitute an admission by the Debtors that such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder

                  8.2 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The provisions (if any) of each Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under this Plan which are or may be in default shall be satisfied solely by Cure. Any Person claiming that a monetary cure amount is due in connection with the assumption of any executory contract or unexpired lease as contemplated by section 365(b) of the Bankruptcy Code must file a monetary cure claim with the Bankruptcy Court asserting all alleged amounts accrued through the Effective Date, if any (the "Cure Claim"), no later than forty-five (45) days after the Effective Date or, in the case of Qualifying Real Estate, no later than the objection deadline associated with the motion seeking to, among other matters, assume such Qualifying Real Estate (the "Cure Claim Submission Deadline"). Any party failing to submit a Cure Claim by the Cure Claim Submission Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors or Reorganized Debtors. In the case of a Cure Claim related to an unexpired lease of non-residential real property, such Cure Claim must include a breakdown by store by category of all amounts claimed, including, but not limited to, amounts for real estate taxes, common area maintenance, and rent. The Debtors shall have thirty (30) days from the Cure Claim Submission Deadline or the date a Cure Claim is actually filed, whichever is later, to file an objection to the Cure Claim. Any disputed Cure Claims shall be resolved either consensually by the parties or by the Bankruptcy Court. Disputed Cure Claims shall be set for status at subsequent hearings following the Cure Claim Submission Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Debtors do not dispute a Cure Claim, then the Debtors shall pay the Cure Claim, if any, to the claimant within twenty (20) days of the Cure Claim Submission Deadline. Disputed Cure Claims that are resolved by agreement or Final Order shall be paid by the Debtors within twenty
(20) days of such agreement or Final Order. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or non-Debtor Affiliates.

                  8.3 REJECTION DAMAGES BAR DATE. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an Intercompany Executory Contract, Intercompany Unexpired Lease, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Plan Investors, or such entities' properties unless a proof of claim is filed with the Claims Agent and the Post-Effective Date Committee and served upon counsel to the Debtors, the Plan Investors, and the Creditors' Committees within thirty (30) days after service of the later of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

                                   ARTICLE IX

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  9.1 TIME OF DISTRIBUTIONS. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.

                  9.2 NO INTEREST ON CLAIMS OR INTERESTS. Unless otherwise specifically provided for in this Plan, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder or Interestholder, postpetition interest shall not accrue or be paid on Claims or Interests, and no Claimholder or Interestholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim or Disputed Interest in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

                  9.3 DISBURSING AGENT. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

                  9.4 SURRENDER OF SECURITIES OR INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a "Certificate"), shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

                  9.5 SERVICES OF INDENTURE TRUSTEES, AGENTS AND SERVICERS. The services, with respect to implementation of the distributions contemplated by this Plan, of Servicers under the relevant agreements that govern the rights of Claimholders and Interestholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys' fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

                   9.6 CLAIMS ADMINISTRATION RESPONSIBILITY.

                      (a) REORGANIZED DEBTORS. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

                      (b) FILING OF OBJECTIONS. Unless otherwise extended by the Bankruptcy Court, any objections to Claims or Interests shall be served and filed on or before the Claims/Interests Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the Claimholder or Interestholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder or Interestholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder's or Interestholder's behalf in the Chapter 11 Cases.

                      (c) DETERMINATION OF CLAIMS AND INTERESTS. Except as otherwise agreed by the Debtors, any Claim or Interest as to which a proof of claim or proof of interest was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim or Interest determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim or an Allowed Interest, as the case may be, in such liquidated amount and satisfied in accordance with this Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Article 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  9.7 DELIVERY OF DISTRIBUTIONS. Distributions to Allowed Claimholders or Allowed Interestholders shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders or Interestholders (or at the last known addresses of such Claimholders or Interestholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
(d) in the case of a Claimholder or Interestholder whose Claim or Interest is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder's or Interestholder's distribution is returned as undeliverable, no further distributions to such Claimholder or Interestholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder's or Interestholder's then-current address, at which time all missed distributions shall be made to such

Claimholder or Interestholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Effective Date Committee (solely with respect to Trade Vendor/Lease Rejection Claims), the Reorganized Debtors reasonably determine that any remaining New Holding Company Common Stock or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Holding Company Common Stock or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                  9.8 PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS.

                      (a) NO DISTRIBUTIONS PENDING ALLOWANCE. No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest. All objections to Claims or Interests must be filed on or before the Claims/Interests Objection Deadline.

                      (b) DISTRIBUTION RESERVE. The Disbursing Agent will create a separate Distribution Reserve from the property to be distributed in the Chapter 11 Cases after consultation with the Post-Effective Date Committee, the amount of which shall be adjusted from time to time after consultation with the Post-Effective Date Committee. The amount of New Holding Company Common Stock withheld as a part of the Distribution Reserve shall be equal to the number of shares the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to Claimholders in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim or other contingent claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder or Interestholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim or Interest. Nothing in this Plan or Disclosure Statement will be deemed to entitle the Claimholder or Interestholder of a Disputed Claim or Disputed Interest to postpetition interest on such Claim or Interest.

                      (c) DISTRIBUTIONS AFTER ALLOWANCE. Payments and distributions from the Distribution Reserve to each respective Claimholder or Interestholder on account of a Disputed Claim or Disputed Interest, to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, will be made in accordance with provisions of this Plan that govern distributions to such Claimholder or Interestholder. On the first Periodic Distribution Date following the date when a Disputed Claim or Disputed Interest becomes undisputed, noncontingent and liquidated, the Disbursing Agent will distribute to the Claimholder or Interestholder any Cash, New Holding Company Common Stock, or other property, from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders and Interestholders had such Allowed Claim or Allowed Interest been an Allowed Claim or Allowed Interest on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims or Interests, any remaining Cash, New Holding Company Common Stock, or other Property in the Distribution Reserve will be distributed Pro Rata to Claimholders and Interestholders in accordance with the other provisions of this Plan. Subject to Article 9.2 hereof, all distributions made under this Article of this Plan on account of an Allowed Claim or Allowed Interest will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest on the dates distributions were previously made to Allowed Claimholders and Allowed Interestholders included in the applicable class. The Disbursing Agent shall be deemed to have voted any New Holding Company Common Stock held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Holding Company Common Stock held by such Servicer in the same proportion as shares previously disbursed by such Servicers.

                      (d) DE MINIMIS DISTRIBUTIONS. Neither the Disbursing Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim or Allowed Interest from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim or Allowed Interest on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00, provided that this Article 9.8(d) shall not apply to distributions to be made pursuant to Article 5.10 and Article 5.11.

                   9.9 FRACTIONAL SECURITIES; FRACTIONAL DOLLARS. Any other provision of this Plan notwithstanding, payments of fractions of shares of New Holding Company Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.


                                    ARTICLE X

             ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

                   10.1 DIP FACILITY CLAIM/PLAN INVESTOR CLAIM . On the Effective Date, the DIP Facility Claim and Plan Investor Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders, and the Plan Investors, or as ordered by the Bankruptcy Court with notice to the Creditors' Committees, not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and with respect to the Plan Investor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit or by procuring back-up letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the

DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors' obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.


                   10.2 PROFESSIONAL CLAIMS.

                       (a) FINAL FEE APPLICATIONS. All final requests for payment of Professional Claims, Key Ordinary Course Professional Claims, and requests for reimbursement of expenses of members of the Statutory Committees must be filed no later than the last day of the second full month after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims, Key Ordinary Course Professional Claims, and expenses shall be determined by the Bankruptcy Court.

                       (b) PAYMENT OF INTERIM AMOUNTS. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals, Key Ordinary Course Professionals, and members of the Statutory Committees for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Statutory Committees, and the United States Trustee. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such matter is insufficient, disgorged by such Professional.

                       (c) HOLDBACK AMOUNT. On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

                       (d) POST-EFFECTIVE DATE RETENTION. Upon the Effective Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

                  10.3 SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3),
(4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court on or before the forty-fifth (45th) day after the Effective Date (the "503 Deadline"), and serve such application on counsel for the Debtors, the Plan Investors, and the Statutory Committees and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

                  10.4 OTHER ADMINISTRATIVE CLAIMS. All other requests for payment of an Administrative Claim (other than as set forth in Article 10.1, Article 10.2 or Article 10.3 of this Plan) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit M, with the Claims Agent and served on counsel for the Debtors and the Plan Investors no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Article 10.4 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Debtors or the Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval, subject to review by the Post-Effective Date Committee. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims/Interests Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business.

                                   ARTICLE XI

                              KMART CREDITOR TRUST

                  11.1 APPOINTMENT OF TRUSTEE. The Trustee for the Kmart Creditor Trust shall be designated by the Unsecured Creditors' Committee, subject to the approval of the Bankruptcy Court and the consent of the Debtors and the reasonable consent of the Financial Institutions' Committee, which consent shall not be unreasonably withheld. The Trustee shall be independent of the Debtors and the Reorganized Debtors. The Unsecured Creditors' Committee shall file a notice on a date that is not less than ten (10) days prior to the Confirmation Hearing designating the Person who it has selected as Trustee and seeking approval of such designation. The Person designated as Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code. If approved by the Bankruptcy Court, the Person so designated shall become the Trustee on the Effective Date. The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

                  11.2 TRANSFER OF TRUST ASSETS TO THE KMART CREDITOR TRUST.

                       (a) On the Effective Date, the Debtors' Estates shall transfer and shall be deemed to have irrevocably transferred to the Kmart Creditor Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors or the Reorganized Debtors, the Trust Assets; provided, however, that nothing herein is intended to transfer all or any portion of any Retained Action to the Kmart Creditor Trust.

                       (b) Upon such transfer, the Debtors, the Debtors' Estates, the Disbursing Agent and the Reorganized Debtors shall have no other further rights or obligations with respect thereto. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan, and the Debtors and the Reorganized Debtors shall, in furtherance of the Order of the Bankruptcy Court dated September 4, 2002, permit the Trustee and the Trust Advisory Board reasonable access to evidence gathered and certain work product developed during the Investigations, as more specifically set forth in the Trust Agreement; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this Article. The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' business operations.

                  11.3 THE KMART CREDITOR TRUST.

                       (a) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Trust Agreement, substantially in the form of Exhibit K to this Plan, shall become effective. The Trustee shall accept the Kmart Creditor Trust and sign the Trust Agreement on the Effective Date and the Kmart Creditor Trust will then be deemed created and effective.

                       (b) Interests in the Kmart Creditor Trust shall be uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law. Holders of interests in the Kmart Creditor Trust shall have no voting rights with respect to such interests. The Kmart Creditor Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Trust Advisory Board to extend such term conditioned upon the Kmart Creditor Trust's not then becoming subject to the Exchange Act. The terms of the Trust may be amended by the Trustee or the Debtors to the extent necessary to ensure that the Trust will not become subject to the Exchange Act.

                       (c) The Trustee shall have full authority to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to administer the Other Unsecured Claim Cash Payment Amount (including pursuant to a services agreement with the Reorganized Debtors), to make distributions therefrom in accordance with the provisions of this Plan and, if authorized by majority vote of those members of the Trust Advisory Board authorized to vote, to pursue and settle any Trust Claims. Upon such assignment, the Trustee, on behalf of the Kmart Creditor Trust, will assume and be responsible for any responsibilities, duties, and obligations of the Debtors with respect to the subject matter of the assignments, and the Debtors, the Disbursing Agent, and the Reorganized Debtors will have no further rights or obligations with respect thereto.

                       (d) All costs and expenses associated with the administration of the Kmart Creditor Trust, including those rights, obligations and duties described in this Plan, shall be the responsibility of and paid by the Kmart Creditor Trust. Notwithstanding the preceding sentence, on the Effective Date (or, in the case of clause (iii), promptly following the first anniversary of the Effective Date), the Reorganized Debtors shall contribute the following to the Kmart Creditor Trust to be utilized to pay the costs and expenses associated with the administration of the Kmart Creditor Trust: (i) $5 million, (ii) an amount equal to any funds re-paid to the Debtors prior to the Effective Date on account of loans made pursuant to the 2001 Retention Program (in addition, the Reorganized Debtors shall have a continuing obligation to turn over to the Kmart Creditor Trust any funds re-paid to them subsequent to the Effective Date on account of loans made pursuant to the 2001 Retention Program), and (iii) an additional $5 million only in the event that the Debtors and Reorganized Debtors have not reconciled at least 75% of the Trade Vendor/Lease Rejection Claims on or before the first anniversary of the Effective Date (such percentage to be determined in relation to the Face Amount of proofs of claim filed by Claimholders holding Trade Vendor/Lease Rejection Claims, or if no proof of claim has been filed, as Scheduled, in either case excluding claims arising from rejection of unexpired real property leases).

                       (e) The Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

                       (f) For federal income tax purposes, it is intended that the Kmart Creditor Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Kmart Creditor Trust.

                       (g) The Trustee shall be responsible for filing all federal, state and local tax returns for the Kmart Creditor Trust. The Trustee shall provide to holders of interests in the Kmart Creditor Trust with copies of annual, audited financial statements, with such copies to be made available on an Internet website to be maintained by the Trustee and notice of which shall be given by the Trustee to such interest holders, unless the Trust Advisory Board determines that maintenance of such website is no longer a cost-effective means of communication of such statements to holders of interests in the Kmart Creditor Trust.

                  11.4 THE TRUST ADVISORY BOARD.

                       (a) The Trust Advisory Board shall be comprised of four
(4) members, three (3) of which shall be designated by the Unsecured Creditors' Committee, and one (1) of which shall be designated by the Financial Institutions' Committee. The Unsecured Creditors' Committee and the Financial Institutions' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing; provided, however, that if said Committees fail to file and give such notice, Kmart shall designate the members of the Trust Advisory Board by announcing their identities at the Confirmation Hearing. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Kmart Creditor Trust. Members of the Trust Advisory Board shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the Kmart Creditor Trust.

                       (b) In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                       (c) Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

                       (d) The Trust Advisory Board shall, by majority vote, approve all settlements of Trust Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that (i) no member of the Trust Advisory Board may cast a vote with respect to any Trust Claim to which it is a party; and (ii) the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of such Trust Claim within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

                       (e) The Trust Advisory Board may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                       (f) The Trust Advisory Board may remove the Trustee in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee. The successor Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code.

                       (g) Notwithstanding anything to the contrary in this Plan, neither the Trust Advisory Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

                       (h) The Trust Advisory Board shall govern its proceedings through the adoption of by-laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of this Plan or the Trust Agreement.

                  11.5 DISTRIBUTIONS OF TRUST ASSETS. Distributions of the Trust Recoveries to Claimholders and Interestholders in accordance with their interests in the Kmart Creditor Trust as set forth in this Plan shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semiannual distribution in the event that the aggregate proceeds and income available for distribution to such Claimholders and Interestholders is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to economically distribute monies, and in any case, in connection with any interim (as opposed to final) distribution, the Trustee shall retain at least the amount of funds paid to the Kmart Creditor Trust pursuant to Article 11.3(d)(i) and Article 11.3(d)(ii) of this Plan, provided, further, that with respect to distributions to Interestholders that cannot be economically distributed as aforesaid, the Trustee shall divide such aggregate amount of distributions into $50.00 increments and thereafter make such $50.00 distributions to Interestholders who otherwise were entitled to, but did not receive, a distribution under Article
5.11 and who are randomly selected by Trustee. The Trustee will make continuing efforts to prosecute or settle the Trust Claims, make timely distributions, and not unduly prolong the duration of the Kmart Creditor Trust.

                                   ARTICLE XII

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

                  12.1 REVESTING OF ASSETS. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders, provided, however, that (i) the Trust Claims shall be transferred to the Kmart Creditor Trust pursuant to
Article 11.2 of this Plan, (ii) Qualifying Real Estate shall remain property of the Estate of the Debtor that owns such Qualifying Real Estate, and (iii) assets intended to secure the Exit Financing Facility shall be transferred to such Debtors or other entities owned by New Operating Company as is necessary to effect the Exit Financing Facility. The Responsible Officer of the Estates of such Debtors shall have full authority to assume and assign, reject, or otherwise dispose of the Qualifying Real Estate consistent with procedures approved by the Bankruptcy Court and sections 363 and 365 of the Bankruptcy Code. Landlords and other Persons, other than the Debtors, with interests in the Qualifying Real Estate shall retain the rights afforded them by sections 363 and 365 of the Bankruptcy Code through and including disposition of the Qualifying Real Estate. All liens and security interests, if any, in the Qualifying Real Estate shall remain intact and attach to the net proceeds therefrom to the same extent, validity, and relative priority as existed on the Effective Date, and all proceeds remaining in the Estates of such Debtors after satisfaction of all Allowed Secured Claims, if any, shall be transferred to the New Operating Company. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order.

                  12.2 DISCHARGE OF THE DEBTORS. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the Effective Date occurring. Notwithstanding anything in this Article 12.2 to the contrary, nothing in this Article shall discharge the Estate of any Debtor that holds Qualifying Real Estate from the obligations of such Estate contemplated by
Article 7.1(b) of the Plan, provided however, that the satisfaction, discharge and release provided for in this Article 12.2 shall apply to any Claims or Causes of Action related to any specific Qualifying Real Estate immediately upon payment of all such obligations related to, and final disposition of, such specific Qualifying Real Estate.

                  12.3 COMPROMISES AND SETTLEMENTS. In accordance with Article
9.6 of this Plan, pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons up to and including the Effective Date, other than Trust Claims. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Article 12.1 of this Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in this Plan.

                  12.4 RELEASE BY DEBTORS OF CERTAIN PARTIES. Pursuant to
section 1123(b)(3) of the Bankruptcy Code, but subject to Article 12.10 of this Plan, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. The Reorganized Debtors, the Kmart Creditor Trust, and any newly-formed entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investors or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.5 RELEASE BY HOLDERS OF CLAIMS. ON THE EFFECTIVE DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THIS PLAN; AND (b) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR TRUST PREFERRED OBLIGATION, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW HOLDING COMPANY COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN (EACH, A "RELEASE OBLIGOR"), SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING

RISE TO, THE CLAIM OR TRUST PREFERRED OBLIGATION OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT, (A) THIS ARTICLE
12.5 IS SUBJECT TO AND LIMITED BY ARTICLE 12.10 OF THIS PLAN; (B) THIS ARTICLE
12.5 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY CAUSE OF ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE, BASED ON (i) THE INTERNAL REVENUE CODE OR OTHER DOMESTIC STATE, CITY OR MUNICIPAL TAX CODE, (ii) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iii) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iv) THE EXCHANGE ACT, THE SECURITIES ACT, OR OTHER SECURITIES LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY, OR MUNICIPALITY, OR (v) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; (C) THIS ARTICLE 12.5 SHALL NOT WAIVE, IMPAIR OR RELEASE ANY CLAIMS OR CAUSES OF ACTION, IF ANY, THAT ANY RELEASE OBLIGOR MAY HAVE AGAINST ANY RELEASED PARTY ARISING FROM A TRUST CLAIM; AND (D) THIS ARTICLE 12.5 SHALL NOT WAIVE, IMPAIR OR RELEASE ANY SECURITIES ACTION, INCLUDING, WITHOUT LIMITATION, ALL SUBORDINATED SECURITIES CLAIMS AGAINST ANY RELEASED PARTY, IF ANY.

                  12.6 SETOFFS. Subject to Article 12.10 of this Plan, the Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

                  12.7 SUBORDINATION RIGHTS. Except as otherwise specifically provided for in the Plan with respect to the subordination provisions of all documents pertaining to the Trust Preferred Securities, which provisions shall be specifically enforced as provided for in Article V of the Plan, all Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against or Interests in the Debtors, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders or Interestholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims and Interests hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder or Interestholder by reason of any subordination rights or otherwise, so that each Claimholder and Interestholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  12.8 EXCULPATION AND LIMITATION OF LIABILITY. Subject to
Article 12.10 of this Plan, the Debtors, the Reorganized Debtors, the Statutory Committees, the members of the Statutory Committees in their capacities as such, the DIP Lenders in their capacities as such, the DIP Agent in its capacity as such, the Plan Investors in their capacities as such, the Prepetition Agent in its capacity as such, the Prepetition Lenders in their capacities as such, any indenture trustee for the Prepetition Notes serving after the Petition Date in its/their capacity as such, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. Other than as provided in Article 12.10, no Claimholder or Interestholder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan. Notwithstanding the foregoing, nothing in this Plan shall be deemed to release any of the Debtors or the Plan Investors or their Affiliates from their obligations under the Investment Agreement or the transactions contemplated thereby.

                  12.9 INDEMNIFICATION OBLIGATIONS. Subject to Article 12.10 of this Plan, in satisfaction and compromise of the Indemnitees' Indemnification
Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to maintain directors' and officers' insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date, shall maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person's service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage") and hereby further indemnify such Indemnitees without Continuing Indemnification Rights solely to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy in an aggregate amount not to exceed $5,000,000; (c) the insurers who issue the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

                  12.10 EXCLUSIONS AND LIMITATIONS ON EXCULPATION, INDEMNIFICATION, AND RELEASES. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation, indemnification or release provision, shall modify, release, or otherwise limit the liability of (i) any Person who is, or becomes, the subject of a Trust Claim (to the extent, but only to the extent, related to such Trust Claim), or (ii) any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that is otherwise liable under theories of vicarious or other derivative liability, or (iii) any Person who is, or becomes, the subject of a Securities Action (to the extent, but only to the extent, related to such Securities Action); provided, however, that the Reorganized Debtors shall not provide indemnification on account of (i) and (ii) above.

                  12.11 INJUNCTION. Subject to Article 12.10 of this Plan, the satisfaction, release, and discharge pursuant to this Article XII shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

                                  ARTICLE XIII

                              CONDITIONS PRECEDENT

                  13.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 13.3 of this Plan:

                       (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to this Plan in form and substance acceptable to the Debtors in their sole and absolute discretion.

                       (b) The Confirmation Order shall be in form and substance acceptable to the Debtors in their sole and absolute discretion.

                  13.2 CONDITIONS TO THE EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 13.3 of this Plan:

                       (a) The Reorganized Debtors shall have entered into the New Kmart Exit Financing Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                       (b) All conditions precedent to the funding obligations under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

                       (c) The Reorganized Debtors shall have entered into the Trust Agreement and all documents evidencing the Trade Vendors' Lien and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

                       (d) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of unexpired leases and executory contracts by the Debtors as contemplated by Article 8.1 of this Plan.

                       (e) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, the Confirmation Date shall have occurred, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

                       (f) Each Exhibit, document or agreement to be executed in connection with this Plan shall be in form and substance reasonably acceptable to the Debtors.

                  13.3 WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION. The conditions set forth in Article 13.1 and Article 13.2 of this Plan may be waived, in whole or in part, by the Debtors, after consultation with the Plan Investors and the Statutory Committees, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIV

                           RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:

                       (a) to hear and determine motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

                       (b) to adjudicate any and all adversary proceedings, applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests and all controversies and issues arising from or relating to any of the foregoing;

                       (c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the New Holding Company Common Stock or other consideration under this Plan;


                       (d) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

                       (e) to hear and determine any and all objections to the allowance or estimation of Claims and Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

                       (f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

                       (g) to issue orders in aid of execution, implementation, or consummation of this Plan;

                       (h) to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                       (i) to hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

                       (j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                       (k) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan or the Confirmation Order including disputes arising under agreements, documents or instruments executed in connection with this Plan;

                       (l) to hear and determine all suits or adversary proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

                       (m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                       (n) to hear any other matter not inconsistent with the Bankruptcy Code;

                       (o) to hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                       (p) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Kmart Creditor Trust and the Trade Vendors' Lien program;

                       (q) to enter a final decree closing the Chapter 11 Cases; and

                       (r) to enforce all orders previously entered by the Bankruptcy Court.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to hear and determine disputes concerning Retained Actions and Trust Claims and any motions to compromise or settle such disputes. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors or the Trustee on behalf of the Kmart Creditor Trust chooses to pursue any Retained Action or Trust Claim (as applicable) in another court of competent jurisdiction, the Reorganized Debtors or the Trustee (as applicable) will have authority to bring such action in any other court of competent jurisdiction.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                  15.1 BINDING EFFECT. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interest holders, other parties-in-interest and their respective heirs, successors, and assigns.

                  15.2 MODIFICATION AND AMENDMENTS. The Debtors may alter, amend or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing, with the reasonable consent of the Creditors' Committees and the Plan Investors. The Debtors may alter, amend or modify any Exhibits to this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date after consultation with the Creditors' Committees. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, after consultation with the Statutory Committees, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

                  15.3 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  15.4 COMMITTEES/RESPONSIBLE OFFICER/QUALIFYING REAL ESTATE. Effective on the Effective Date, the Statutory Committees shall dissolve automatically, whereupon their members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Claims; requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases; and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order. The Professionals retained by the Statutory Committees and the respective members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date. This Section shall apply for all purposes and with respect to all Debtors and their respective Estates under the Plan, including with respect to any Debtor that owns Qualifying Real Estate that will remain in the Estate of such Debtor under the Plan until final disposition thereof, provided, however, that the Bankruptcy Court shall retain jurisdiction over the Responsible Officer and may impose such requirements with respect to the continued monitoring of the Estate of any such Debtor, including the imposition of supplemental fee application requirements with respect to any professionals of the Responsible Officer.

                  15.5 POST-EFFECTIVE DATE COMMITTEE.

                       (a) On the Effective Date, there shall be formed a Post-Effective Date Committee (the "Post-Effective Date Committee") with its duties limited to: overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; overseeing the disposition of Qualifying Real Estate as such disposition relates to the incurrence of cure rejection damages claims; formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; overseeing (i) the establishment, (including the determination of the amount of New Holding Company Common Stock to be withheld) and (ii) the maintenance of, the Distribution Reserve; overseeing the distributions to the holders of Prepetition Note Claims and Trade Vendor/Lease Rejection Claims under the Plan; to appear before and be heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the above limited duties; and such other matters as may be agreed upon between the Reorganized Debtors and the Post-Effective Date Committee or specified in this Plan. The Post-Effective Date Committee shall consist of four (4) members, with three (3) of such members to be appointed by the Unsecured Creditors' Committee, and one (1) member to be appointed by the Financial Institutions' Committee, that may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Effective Date Committee as and when the Reorganized Debtors and the Post-Effective Date Committee may reasonably agree upon. The Post-Effective Date Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Effective Date Committee, including reasonable professional fees, in the ordinary course without further order of the Court.

                       (b) Notwithstanding anything to the contrary in this Plan, neither the Post-Effective Date Committee nor any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Post-Effective Date Committee, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Post-Effective Date Committee may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Post-Effective Date Committee determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Post-Effective Date Committee, or its members and/or designees.


                  15.6 REVOCATION, WITHDRAWAL OR NON_CONSUMMATION.

                       (a) RIGHT TO REVOKE OR WITHDRAW. Each of the Debtors reserves the right to revoke or withdraw this Plan with respect to such Debtor at any time prior to the Effective Date.

                       (b) EFFECT OF WITHDRAWAL, REVOCATION OR NON_CONSUMMATION. If any of the Debtors revokes or withdraws this Plan as to such Debtor prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan with respect to such Debtor or Debtors (including the fixing or limiting to an amount certain any Claim or Class of Claims with respect to such Debtor or Debtors, the effect of substantive consolidation, or the allocation of the distributions to be made hereunder), the assumption or rejection of executory contracts or leases effected by this Plan with respect to such Debtor or Debtors, and any document or agreement executed pursuant to this Plan with respect to such Debtor or Debtors shall be null and void as to such Debtor or Debtors. In such event, nothing contained herein or in the

Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors or any other Person, to prejudice in any manner the rights of any such Debtor or Debtors, the holder of a Claim or Interest, or any Person in any further proceedings involving such Debtor or Debtors or to constitute an admission of any sort by the Debtors or any other Person.

                  15.7 AUTHORIZATION/CONSENT OF CREDITORS' CONSTITUENCIES. Notwithstanding anything in this Plan to the contrary, the obligation of the Debtors to consult with or obtain the consent or approval of any of the Statutory Committees as may be called for in any provision of this Plan shall not be required (unless otherwise provided in the Bankruptcy Code) until such time as such Statutory Committee has publicly announced its irrevocable support for the Plan by (i) communication to the Claimholders in Classes 4 and 5 in the cases of the Creditors' Committees; and (ii) communication in writing to the Interestholders in Class 11 in the case of the Equity Committee.

                  15.8 NOTICES. Any notice required or permitted to be provided to the Debtors, Statutory Committees, Prepetition Lenders, or the Plan Investors, shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:                        If to the Unsecured Creditors' Committee:

Kmart Corporation                         Otterbourg, Steindler, Houston & Rosen P.C.
3100 West Big Beaver Road                 230 Park Avenue
Troy, Michigan 48084                      New York, New York 10169
Attention: General Counsel                Attention: Glenn B. Rice, Esq.
                                                     Scott L. Hazan, Esq.


with a copy to:                           If to the Financial Institutions' Committee:

Skadden, Arps, Slate, Meagher &           Jones Day
  Flom (Illinois)                         901 Lakeside Avenue
333 West Wacker Drive, Suite 2100         Cleveland, Ohio 44114-1190
Chicago, Illinois 60606-1285              Attention: Richard M. Cieri, Esq.
Attention: John Wm. Butler, Jr., Esq.
           J. Eric Ivester, Esq.          and

If to the Equity Committee:               Jones Day
                                          77 West Wacker Drive
Goldberg, Kohn, Bell, Black,              Chicago, Illinois 60601
  Rosenbloom & Moritz, Ltd.               Attention: Paul E. Harner, Esq.
55 East Monroe Street                                Ray C. Schrock, Esq.
Suite 3700
Chicago, Illinois 60603
Attention: Randall L. Klein, Esq.

If to the Prepetition Agent:              If to the Plan Investors

Simpson Thacher & Bartlett                Wachtell, Lipton, Rosen & Katz
425 Lexington Avenue                      51 West 52nd Street
New York, New York 10017                  New York, New York 10019
Attention: Peter V. Pantaleo, Esq.        Attention: Scott K. Charles, Esq.


                  15.9 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  15.10 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Michigan shall govern the construction and implementation of this Plan, any agreements, documents and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and, with respect to Debtors incorporated in Michigan, corporate governance matters. Corporate governance matters relating to Debtors not incorporated in Michigan shall be governed by the laws of the state of incorporation of the applicable Debtor.

                  15.11 NO WAIVER OR ESTOPPEL. Upon the Effective Date, each Claimholder or Interest holder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Statutory Committees and/or their counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

                  15.12 CONFLICTS. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern.

Dated: February 25, 2003
       Chicago, Illinois

                                            Respectfully submitted,


                                            KMART CORPORATION AND THE
                                            DEBTOR AFFILIATES


                                       By:    /s/  Julian C. Day
                                            ------------------------------------
                                            Julian C. Day
                                            Chief Executive Officer of Kmart
                                            Corporation and authorized signatory
                                            for each of the other Debtors


John Wm. Butler, Jr.
J. Eric Ivester
Mark A. McDermott
Samuel S. Ory
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM (ILLINOIS)
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700


ATTORNEYS FOR KMART CORPORATION
AND THE DEBTOR AFFILIATES

                                    EXHIBIT A

                        FORM OF ARTICLES OF INCORPORATION
                       AND BY-LAWS OF NEW HOLDING COMPANY






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT B

                        FORM OF ARTICLES OF INCORPORATION
                      AND BY-LAWS OF NEW OPERATING COMPANY






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT C

                      FORM OF CERTIFICATE OF INCORPORATION
                    AND BY-LAWS OF OTHER REORGANIZED DEBTORS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                   EXHIBIT D-1

                    EXIT FINANCING FACILITY COMMITMENT LETTER

                     GENERAL ELECTRIC CAPITAL CORPORATION
                                500 West Monroe
                            Chicago, Illinois 60661


                       GECC CAPITAL MARKETS GROUP, INC.
                              3001 Summer Street
                          Stamford, Connecticut 06927


                           FLEET RETAIL FINANCE INC.
                                40 Broad Street
                          Boston, Massachusetts 02108


                            FLEET SECURITIES, INC.
                              100 Federal Street
                          Boston, Massachusetts 02110


                             BANK OF AMERICA, N.A.
                              335 Madison Avenue
                           New York, New York 10017


                        BANC OF AMERICA SECURITIES LLC
                              100 N. Tryon Street
                        Charlotte, North Carolina 28255


January 13, 2003

                                 CONFIDENTIAL




Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084
Attn:  Al Koch, Chief Financial Officer

Re: Plan of Reorganization Financing Commitment for Kmart Corporation

Ladies and Gentlemen:

You have advised each of General Electric Capital Corporation ("GE Capital" or "Administrative Agent"), GECC Capital Markets Group, Inc. ("GECMG"), Fleet Retail Finance Inc. ("FRFI"), Fleet Securities, Inc. ("FSI"), Bank of America, N.A. ("BofA") and Banc of America Securities LLC ("BAS") that Kmart Corporation ("Kmart", the "Company", or the "Borrower") is seeking up to $2,000,000,000 of financing (the "Financing") as a reorganized debtor under a plan of reorganization (the "Plan of Reorganization") to be confirmed in the bankruptcy case (the "Bankruptcy Case") commenced under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court (the "Bankruptcy Court").

We anticipate that upon the effective date of the Plan of Reorganization (as defined in the Plan of Reorganization, the "Effective Date"), any new investors and the current holders of Kmart's existing, pre-petition indebtedness will own 100% of the equity of Kmart.

You have asked that the Financing include a $2,000,000,000 Senior Secured Revolving Credit Facility ("Revolver").

Based on each of our understandings of the transaction described above and the information which you have provided to us to date, each of GE Capital, FRFI and BofA (GE Capital, FRFI and BofA are sometimes referred to herein collectively as the "Initial Lenders" and each, an "Initial Lender") is pleased to offer its commitment to provide (i) $750,000,000 in the case of GE Capital, (ii) $750,000,000 in the case of FRFI and (iii) $500,000,000 in the case of BofA, of the Financing described in this commitment letter (this "Commitment Letter"), with a total facility of $2,000,000,000, subject to the following terms and conditions. The respective commitments of the Initial Lenders hereunder shall be several and not joint.


                               SUMMARY OF TERMS

BORROWER.                                   Kmart as reorganized debtor under
                                            the Financing.

GUARANTORS.                                 Certain of the direct and indirect
                                            domestic subsidiaries of the
                                            Borrower that are no longer
                                            debtors in the Bankruptcy Case to
                                            be determined, and any parent
                                            holding company of the Borrower.

ADMINISTRATIVE AGENT.                       GE Capital.

CO-LEAD ARRANGERS.                          GECMG, FSI and BAS (collectively, the "Co-Arrangers").

CO-BOOK RUNNERS.                            GECMG, FSI and BAS.

CO-SYNDICATION
AGENTS.                                     FRFI and BofA.

CO-COLLATERAL
AGENTS.                                     GE Capital and FRFI.


LENDERS.                                    The Initial Lenders and other lenders acceptable to the
                                            Administrative Agent and Borrower (Borrower's approval
                                            not to be unreasonably withheld).

AMOUNT.                                     $2,000,000,000 (including a Letter of Credit
                                            Sub-facility of up to $800,000,000 and a swingline
                                            facility in an amount to be determined) or such lesser
                                            amount as the Borrower may elect prior to the Closing
                                            Date (as hereinafter defined). Letters of Credit would
                                            be issued by an Initial Lender and/or one of its
                                            affiliates or another bank, and on terms, reasonably
                                            acceptable to the Administrative Agent and set forth in
                                            the definitive credit documentation, and would be
                                            guaranteed or otherwise backed by all Lenders. A portion
                                            of this facility in an amount not to exceed $200,000,000
                                            may take the form of a synthetic term loan facility
                                            using credit-linked deposits on terms set forth in the
                                            definitive Financing documentation.

TERM.                                       Thirty-Six (36) months.

AVAILABILITY.                               The lesser of (1) $2,000,000,000 and (2) the sum of (a)
                                            the lesser of (i) 65% of Borrower's and Guarantors'
                                            eligible inventory valued at the lower of cost (FIFO) or
                                            market or (ii) 80% of the appraised net going out of
                                            business value of Borrower's and Guarantors' eligible
                                            inventory and (b) the lesser of (i) 50% of Borrower's
                                            and Guarantors' eligible in-transit inventory covered by
                                            Letters of Credit valued at the lower of cost (FIFO) or
                                            market or (ii) 60% of the appraised net going out of
                                            business value of Borrower's and Guarantors' eligible
                                            in-transit inventory covered by Letters of Credit under
                                            the Letter of Credit subfacility. Appraisals would be
                                            subject to no more than quarterly updates in the first
                                            year (with semi-annual updates thereafter) absent an
                                            event of default under the Financing (an "Event of
                                            Default"). Eligible inventory would be determined based
                                            on standards at least as favorable to the Borrower as
                                            exist in the existing DIP facility.

                                            The Administrative Agent may from time to time establish
                                            or modify advance rates, standards of eligibility and
                                            reserves against availability in the Administrative
                                            Agent's reasonable and customary credit judgment upon
                                            ten (10) business days' notice to Borrower; provided
                                            that if (i) an Event of Default has occurred or (ii)
                                            Excess Availability (as hereinafter defined) has been
                                            less than the then applicable Minimum Covenant Trigger
                                            (as hereinafter defined) for the immediately preceding
                                            period of 5 consecutive days, the Administrative Agent
                                            may establish or modify advance rates, standards of
                                            eligibility and reserves against availability in its
                                            reasonable and customary credit judgment without notice
                                            to Borrower; provided further, if the event described in
                                            clause (ii) shall occur once, and thereafter, Excess
                                            Availability is less than the then applicable Minimum
                                            Covenant Trigger at any time thereafter within a time
                                            period to be agreed upon, for all such subsequent
                                            occurrences, Administrative Agent may establish or
                                            modify advance rates, standards of eligibility and
                                            reserves against availability in its reasonable and
                                            customary credit judgment without notice to Borrower.
                                            The face amount of all letters of credit outstanding
                                            under the Letter of Credit Sub-facility would be
                                            reserved in full against availability. Reserves will not
                                            include a 5% holdback as per Kmart's existing DIP
                                            facility. No reserves will be established for (a) cash
                                            management unless (i) any bank at which the
                                            concentration accounts are maintained requires the
                                            Administrative Agent to guaranty or backstop any claims
                                            that such bank may have against the Collateral (as
                                            hereinafter defined) or (ii) such bank otherwise asserts
                                            a claim against the Collateral which is not permitted by
                                            the cash management agreements referred to in this
                                            Commitment Letter; provided, however, that in no event

                                            will the Administrative Agent establish reserves with
                                            respect to local depository accounts in respect of which
                                            a Letter of Direction (as hereinafter defined) has been
                                            sent to the applicable depository bank, (b) the accrued
                                            and unpaid Martha Stewart royalty unless it exceeds
                                            $25,000,000 in which case a reserve will be established
                                            in the amount of such excess or (c) rental expenses for
                                            stores and distribution centers so long as the Borrower
                                            has certified as of the date of the most recent
                                            borrowing base certificate delivered on or about the
                                            last day of each calendar month that the rental expenses
                                            that are due and payable for at least 95% of all stores
                                            and 100% of all distribution centers have been paid
                                            current as of the immediately preceding calendar month.
                                            In the event the condition set forth in clause (c)
                                            cannot be met, then the Administrative Agent shall be
                                            entitled to impose a reserve against the borrowing base
                                            in the Administrative Agent's reasonable and customary
                                            credit judgment solely in respect (i) of stores for
                                            which rent is overdue and which are located in states in
                                            which the landlord would have a priming lien by
                                            operation of law and (ii) distribution centers for which
                                            rent is overdue, unless, in each case, the
                                            Administrative Agent has received a landlord's lien
                                            waiver in form and substance reasonably satisfactory to
                                            it signed by such landlord.

USE OF PROCEEDS.                            Loans made at closing (the "Closing Date") would be used
                                            to repay certain post-petition secured indebtedness on
                                            the Effective Date, to otherwise enable Borrower to
                                            consummate the Plan of Reorganization (including
                                            payments (a)(i) to a class of convenience claims in an
                                            amount not to exceed $20,000,000 in the aggregate and
                                            (ii) in respect of any pre-petition letters of credit
                                            that have not been replaced with a Letter of Credit
                                            under the Financing in an amount not to exceed
                                            $15,000,000 in the aggregate; provided that in no event
                                            shall payments permitted under this clause (a) exceed
                                            $30,000,000 in the aggregate and (b) in respect of
                                            pre-petition claims otherwise entitled to payment in
                                            cash or priority pursuant to the Bankruptcy Code or
                                            prior Bankruptcy Court order, in each case, to the
                                            extent reflected in the Business Plan (or a subsequent
                                            business plan delivered by the Borrower which is
                                            consistent in all material respects with the Business
                                            Plan) as used herein, the "Permitted Pre-Petition Claim
                                            Payments"), but excluding payments of any other
                                            pre-petition claims) on the Effective Date and to fund
                                            certain fees and expenses associated with the Financing.
                                            Loans made after the Closing Date would be used for
                                            Borrower's working capital and other general corporate
                                            purposes, including permitted capital expenditures.

INTEREST.                                   For all loans, at Borrower's option, either (i) absent
                                            an Event of Default, 1, 2, 3 or 6-month reserve-adjusted
                                            LIBOR plus the Applicable Margin or (ii) floating at the
                                            Index Rate (higher of Prime or 50 basis points over Fed
                                            Funds) plus the Applicable Margin.

                                            Interest would be payable monthly in arrears (except
                                            LIBOR) and calculated on the basis of a 360-day year
                                            (or, in the case of Index Rate Loans, a 365/6-day year)
                                            and actual days elapsed. Customary LIBOR mechanics and
                                            breakage fees would be set forth in the definitive
                                            Financing documents. Interest on LIBOR loans would be
                                            adjusted and payable at the end of each interest period,
                                            except that in the case of LIBOR periods greater than
                                            three months in duration, interest would be payable at
                                            three-month intervals and on the expiration of such
                                            LIBOR periods.

APPLICABLE MARGINS.                         The Applicable Margins shall be per annum rates as set forth below:

                                                     Applicable Revolver Index Margin            2.50%

                                                     Applicable Revolver LIBOR Margin            3.50%

                                                     Applicable L/C Margin                       3.50%

                                            Applicable Margins shall be subject to downward
                                            adjustment, prospectively, based on Borrower's
                                            consolidated financial performance and Excess
                                            Availability in accordance with a grid to be determined.
                                            The definitive Financing documentation will contain
                                            provisions regarding the delivery of financial
                                            statements, and the timing and mechanics of subsequent
                                            prospective adjustments in the Applicable Margins. If a
                                            default under the Financing documentation is continuing
                                            at the time that a reduction in Applicable Margins is to
                                            be implemented, that reduction will be deferred until
                                            the first month commencing after the cure or waiver
                                            thereof.

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FEES.                                       In addition to the fees payable to the Administrative
                                            Agent (on behalf of itself and the other Lenders) as
                                            specified in the fee letter between Kmart and the
                                            Administrative Agent of even date herewith (the "Fee
                                            Letter"), the following fees would be payable to the
                                            Administrative Agent under the Financing documentation.

                                            Unused Facility Fee equal to 0.50% per annum (calculated
                                            on the basis of a 360-day year and actual days elapsed)
                                            on the average unused daily balance of the Revolver,
                                            payable monthly in arrears.

                                            Letter of Credit Fee equal to the Applicable L/C Margin
                                            (calculated on the basis of a 360-day year and actual
                                            days elapsed) on the face amount of the letters of
                                            credit, plus a fronting fee of 0.25%, payable monthly in
                                            arrears, plus any reasonable costs and expenses incurred
                                            by the Administrative Agent in arranging for the
                                            issuance or guaranty of Letters of Credit not issued by
                                            an Initial Lender plus any charges assessed by the
                                            issuing bank.

DEFAULT RATES.                              Default interest and Letter of Credit Fee at 2%
                                            above the rate otherwise applicable shall accrue during
                                            the continuance of (i) any payment or bankruptcy Event
                                            of Default or (ii) any other Event of Default if the
                                            Administrative Agent or the requisite Lenders have given
                                            the Borrower written notice during the continuance of
                                            such Event of Default that the Default Rates shall
                                            apply. Such interest and fees will be payable on demand.

SECURITY.                                   To secure the Financing and all obligations of Borrower
                                            and the Guarantors in connection therewith, GE Capital,
                                            as the Administrative Agent for itself and for the
                                            ratable benefit of all Lenders, would receive a fully
                                            perfected first priority security interest in all of the
                                            following property, whether now existing or hereafter
                                            arising, of Borrower and each Guarantor (the
                                            "Collateral"): (a) all inventory of any kind wherever
                                            located other than inventory consigned to the Borrower
                                            or any Guarantor ("Inventory"); (b) all documents of
                                            title for any Inventory; (c) all claims and causes of
                                            action in any way relating to any of the Inventory; (d)
                                            all bank accounts into which any proceeds of Inventory
                                            are deposited (including all cash and other funds on
                                            deposit therein, but provided that the Administrative
                                            Agent will not seek to perfect its security interest in
                                            local depository accounts through control agreements);
                                            (e) all books and records relating to any of the
                                            foregoing; (f) all general intangibles (other than
                                            intellectual property, except to the extent of software
                                            which is necessary or advisable, in the Administrative
                                            Agent's opinion, to monitor, sell or otherwise deal with
                                            the Collateral) in any way related to any of the
                                            Inventory, (g) to the extent not prohibited by
                                            applicable law, customer scripts, including, without
                                            limitation, customer prescription lists relating to the
                                            pharmaceutical Inventory, (h) accounts receivable
                                            constituting credit card receivables, and (i) all
                                            substitutions, replacements, accessions, products or
                                            proceeds (including, without limitation, insurance
                                            proceeds and proceeds constituting accounts receivable)
                                            of any of the foregoing. In addition, the Administrative
                                            Agent would have the right, on behalf of the Borrower
                                            and the Guarantors (as applicable), to utilize, at no
                                            cost or expense, any tradenames, trademarks, copyrights
                                            or other intellectual property to the extent necessary
                                            or appropriate in order to sell, lease or otherwise
                                            dispose of any of the Collateral; provided, in the case
                                            of licenses, Kmart shall retain the right to sub-license
                                            such intellectual property to the extent such
                                            sub-licensing could not reasonably be expected to
                                            interfere with the Administrative Agent's rights and
                                            remedies with respect to the Collateral. No negative
                                            pledge will be required on the non-Collateral assets of
                                            Borrower, each Guarantor or their subsidiaries, except
                                            to the extent set forth in the Exhibit A hereto.

                                            All Collateral will be free and clear of other liens,
                                            claims and encumbrances, except permitted liens
                                            (including, without limitation, PACA claims) and other
                                            encumbrances acceptable to the Administrative Agent.

                                            All obligations of Borrower and the Guarantors under the
                                            Financing would be (i) cross-defaulted to each other and
                                            to all other material indebtedness of Borrower and each
                                            Guarantor and (ii) cross collateralized with each other.

MANDATORY PREPAYMENTS.                      No mandatory commitment reduction or prepayments will be
                                            required upon disposition of assets, sale of equity, for
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                                            excess cash flow or otherwise. Mandatory prepayment (but
                                            no concurrent commitment reduction) to the extent usage
                                            exceeds availability.

VOLUNTARY PREPAYMENTS.                      Permitted without any premium or penalty, other than customary
                                            LIBOR breakage costs.

FINANCIAL REPORTING.                        The Financing documentation would require Borrower, on a
                                            monthly basis, to provide to the Administrative Agent
                                            internally prepared financial statements. Annually,
                                            Borrower would be required to provide audited
                                            consolidated financial statements certified by one of
                                            the "Big Four" accounting firms or a firm otherwise
                                            acceptable to the Administrative Agent, a board approved
                                            operating plan for the subsequent year which would
                                            include the budget and operating profit and cash flow
                                            projections, and a management letter from Borrower's
                                            auditors. Borrower would provide borrowing base
                                            certificates and other reports at the times, and on the
                                            terms set forth in the DIP facility and other
                                            information reasonably requested by the Administrative
                                            Agent; provided that in the event that Availability
                                            minus outstanding utilization of the facility
                                            (including, without duplication, outstanding revolving
                                            advances, the undrawn amount of outstanding letters of
                                            credit and outstanding swingline loans and outstandings
                                            under the synthetic term loan, if any) ("Excess
                                            Availability") is (a) greater than or equal to (i)
                                            $1,000,000,000, borrowing base certificates will only be
                                            required to be delivered on a monthly basis or (ii)
                                            $750,000,000 but less than $1,000,000,000, borrowing
                                            base certificates will only be required to be delivered
                                            on a bi-weekly basis or (b) less than $750,000,000,
                                            borrowing base certificates will be required to be
                                            delivered on a weekly basis. All financial statements
                                            shall be compared to budget and prior comparable period
                                            and prepared on a consolidated basis.

DOCUMENTATION.                              See Exhibit A hereto.

SYNDICATION.                                Upon acceptance of this Commitment Letter, the
                                            Co-Arrangers will initiate discussions with potential
                                            lenders relating to the syndication of the Financing. It
                                            is expressly understood by the Borrower that the Initial
                                            Lenders, through the Co-Arrangers, intend to syndicate
                                            the Financing to allow the Initial Lenders to sell down
                                            the Financing to their respective desired hold
                                            positions. Borrower will agree to a syndication
                                            timetable that allows for the primary syndication of the
                                            Financing prior to the Closing Date. Each of the Initial
                                            Lender's commitments hereunder is expressly subject to
                                            Borrower's compliance with the terms hereof, the Fee
                                            Letter and of that certain letter agreement dated as of
                                            the date hereof by and among the Borrower, GE Capital,
                                            FRFI, FSI, BofA and BAS (the "Syndication Letter").
                                            Notwithstanding anything contained in this paragraph,
                                            but assuming the Borrower's compliance with the terms
                                            hereof, the Fee Letter and the Syndication Letter, the
                                            success of the syndication will not be a condition
                                            precedent to the closing of the Financing.

                                            The Co-Arrangers would syndicate the Financing with the
                                            assistance of Borrower. Such assistance shall include,
                                            but not be limited to (i) prompt assistance in the
                                            preparation of the Information Memorandum and the
                                            verification of the completeness and accuracy of the
                                            information contained therein; (ii) preparation of
                                            offering materials and projections by Borrower and its
                                            advisors taking into account the proposed Financing;
                                            (iii) providing the Co-Arrangers with all information
                                            reasonably deemed necessary by the Co-Arrangers to
                                            successfully complete the syndication; (iv) confirmation
                                            as to the accuracy (or reasonableness of assumptions in
                                            the case of projections) and completeness in all
                                            material respects of such offering materials and
                                            information, and (v) participation of Borrower's senior
                                            management in meetings and conference calls with
                                            potential lenders and rating agencies, if applicable, at
                                            such times and places as the Co-Arrangers may reasonably
                                            request.

                                            Each of the Co-Arrangers reserves the right to provide
                                            industry trade organizations information necessary and
                                            customary for inclusion in league table measurements
                                            after closing of the Financing.

ASSIGNMENTS.                                The Lenders will be permitted to assign their loans and
                                            commitments in a minimum amount of $10,000,000 for the
                                            revolving tranche of the Financing and $2,500,000 for
                                            the institutional tranche of the Financing, subject in
                                            the case of assignments to persons other than affiliates
                                            of Lenders or existing Lenders, to the consent of the
                                            Administrative Agent and, in the absence of an Event of
                                            Default, the Borrower.

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VOTING.                                     Waivers and amendments of the documentation for the
                                            Financing will require the consent of a majority of the
                                            Lenders, provided that the consent of (a) 80% of the
                                            Lenders will be required for an increase in the advance
                                            rates, (b) 66-2/3% of the Lenders will be required for
                                            (i) any waivers or amendments that would result in
                                            increased availability in the eligibility criteria for
                                            determining Eligible Inventory, and (ii) any waiver or
                                            amendment that would lower the Excess Availability
                                            covenant and (c) 100% of the Lenders will be required
                                            for items which the unanimous vote of the Lenders is
                                            customary; it being understood that only the consent of
                                            a majority of the Lenders will be required for
                                            amendments and waivers in respect of (x) the EBITDA
                                            covenant and (y) additional asset sales and store
                                            closures and releases of liens on related assets unless
                                            such sales or closures are being made in connection with
                                            a sale of all or substantially all of the Collateral (it
                                            being understood that proceeds of dispositions of
                                            Collateral shall be applied to repay outstanding
                                            advances to the extent that such disposition results in
                                            an overadvance).

OTHER TERMS AND CONDITIONS.                 Each of the Initial Lender's commitments with respect to
                                            the Financing is conditioned upon satisfaction of the
                                            following conditions as of the Closing Date, and the
                                            definitive Financing documentation will require, among
                                            other things, compliance with the following covenants
                                            (all in form and substance acceptable to the Initial
                                            Lenders to the extent provided below):

                                            -       Satisfactory completion of all business and
                                                    legal due diligence set forth on Schedules 1 and
                                                    2 hereto, respectively. Appraisals in form and
                                                    substance similar to those issued in connection
                                                    with the DIP facility or otherwise acceptable to
                                                    the Administrative Agent reflecting net
                                                    appraised inventory values of at least
                                                    $2,350,000,000 or otherwise at lower levels
                                                    acceptable to the Administrative Agent. The
                                                    initial appraisal would be performed by Abacus
                                                    and any subsequent appraisals would be performed
                                                    by Abacus or such other appraisers retained by
                                                    the Administrative Agent in consultation with
                                                    the Borrower.

                                            -       Borrower shall have obtained confirmation of the
                                                    Plan of Reorganization and the terms of each of
                                                    (a)(i) the Plan of Reorganization (which shall
                                                    not permit the payment of pre-petition claims
                                                    (other than (x) through the issuance of (i)
                                                    equity securities and/or (ii) debt securities
                                                    reflected in the Business Plan as other
                                                    long-term liabilities or otherwise on terms
                                                    acceptable to the Initial Lenders in their
                                                    reasonable credit judgment and (y) payment of
                                                    the Permitted Pre-Petition Claim Payments)),
                                                    (ii) the Borrower's disclosure statement and
                                                    (iii) all orders of the Bankruptcy Court
                                                    approving the Plan of Reorganization, this
                                                    Commitment Letter, and the Financing, or
                                                    affecting the rights, remedies and obligations
                                                    of the Administrative Agent and Lenders
                                                    hereunder and thereunder, shall be in form and
                                                    substance reasonably acceptable to the Initial
                                                    Lenders in all material respects.

                                            -       The Plan of Reorganization shall have been
                                                    confirmed by a final order entered by the
                                                    Bankruptcy Court (the "Confirmation Order") in
                                                    form and substance reasonably acceptable to the
                                                    Initial Lenders in all material respects, and
                                                    which has not been stayed by the Bankruptcy
                                                    Court or by any other court having jurisdiction
                                                    to issue any such stay. The Confirmation Order
                                                    shall have been entered upon proper notice to
                                                    all parties to be bound by the Plan of
                                                    Reorganization, all as may be required by the
                                                    Bankruptcy Code, the Federal Rules of Bankruptcy
                                                    Procedure, order of the Bankruptcy Court, and
                                                    any applicable local bankruptcy rules. Moreover,
                                                    (i) the time to appeal the Confirmation Order or
                                                    to seek review, rehearing or certiorari with
                                                    respect to the Confirmation Order must have
                                                    expired, (ii) unless otherwise waived by the
                                                    Administrative Agent, no appeal or petition for
                                                    review, rehearing or certiorari with respect to
                                                    the Confirmation Order may be pending and (iii)
                                                    the Confirmation Order must otherwise be in full
                                                    force and effect. The Effective Date shall have
                                                    occurred or shall occur concurrently with the
                                                    closing of the Financing.
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                                            -       All conditions to the Effective Date shall have
                                                    been satisfied or waived and the Initial Lenders
                                                    shall have received satisfactory evidence
                                                    thereof.

                                            -       The Financing documents will permit asset sales,
                                                    including (i) asset sales in connection with
                                                    sale/leaseback transactions permitted under the
                                                    indebtedness covenant, (ii) sales of stores and
                                                    distribution centers to be closed which are
                                                    identified prior to execution of this Commitment
                                                    Letter by the Borrower and consistent in all
                                                    material respects with the closures contemplated
                                                    by the business plan dated January 13, 2003 and
                                                    delivered to the Initial Lenders on January 10,
                                                    2003 (the "Business Plan"), (iii) sales of
                                                    inventory in the ordinary course of business,
                                                    (iv) sales of obsolete or worn-out property in
                                                    the ordinary course of business which is no
                                                    longer useful, in the Borrower's reasonable
                                                    business judgment, in the conduct of the
                                                    Borrower's and Guarantor's businesses, (v)
                                                    transfers resulting from the casualty or
                                                    condemnation of property or assets, (vi) sales
                                                    of surplus assets in the ordinary course of
                                                    business, (vii) transfers of assets among the
                                                    Borrower and the Guarantors, and (viii) other
                                                    sales of assets with a book value not exceeding
                                                    $450,000,000 in the aggregate during the term of
                                                    the Financing.

                                            -       Financial covenants comprised of: (a) minimum
                                                    Excess Availability of $100,000,000 at all
                                                    times, (b) maximum CAPEX and (c) a minimum
                                                    EBITDA (to be defined in a mutually satisfactory
                                                    manner, but in any event to include an add-back
                                                    for non-cash charges) covenant at levels to be
                                                    determined (based on an annual cushion of
                                                    $150,000,000 off of EBITDA set forth in the
                                                    Business Plan) for the most recently reported
                                                    twelve month period (provided that until the
                                                    first anniversary of the Closing Date, minimum
                                                    EBITDA shall build up to a rolling twelve month
                                                    period with an EBITDA cushion in an amount not
                                                    to exceed $15,000,000 per month so long as the
                                                    aggregate annual EBITDA cushion shall not exceed
                                                    $150,000,000 for the applicable fiscal period)
                                                    to be triggered in the event that minimum Excess
                                                    Availability is less than $400,000,000 from each
                                                    January through July and $250,000,000 from each
                                                    August through December during the Term of the
                                                    Financing (the "Minimum Covenant Trigger"). Once
                                                    implemented, compliance with the minimum EBITDA
                                                    covenant will be tested on a monthly basis. In
                                                    the event that the minimum EBITDA covenant is
                                                    triggered as set forth herein, Borrower would be
                                                    allowed to avoid further minimum EBITDA testing
                                                    to the extent that (i) Borrower is in compliance
                                                    with the then applicable minimum EBITDA
                                                    covenant, (ii) Borrower maintains average Excess
                                                    Availability above the then applicable Minimum
                                                    Covenant Trigger for five (5) consecutive
                                                    business days and (iii) Borrower continues to
                                                    maintain Excess Availability above the then
                                                    applicable Minimum Covenant Trigger level (the
                                                    "EBITDA Covenant Release"). Notwithstanding the
                                                    foregoing, to the extent minimum Excess
                                                    Availability is less than the then applicable
                                                    Minimum Covenant Trigger at any time after the
                                                    date of the second EBITDA Covenant Release, a
                                                    minimum EBITDA covenant for the most recently
                                                    reported twelve month period (as calculated
                                                    above) will be instituted and remain in place
                                                    for the term of the Financing, with compliance
                                                    to be tested on a monthly basis.

                                            -       Borrower will use its commercially reasonable
                                                    efforts to obtain landlord/mortgagee/bailee
                                                    waivers as of the Closing Date (provided that
                                                    such efforts shall only be required for the
                                                    distribution centers) and thereafter, Borrower
                                                    will be required to use such efforts to obtain
                                                    landlord/mortgagee/bailee waivers for facilities
                                                    at which any Collateral is located not in
                                                    existence on the Closing Date).

                                            -       Consignments or similar filings will be
                                                    permitted with respect to Inventory consigned to
                                                    the Borrower or any Guarantor.
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                                            -       Limitations on commercial transactions,
                                                    management agreements, service agreements, and
                                                    borrowing transactions between Borrower, each
                                                    Guarantor and their respective officers,
                                                    directors, employees and affiliates; it being
                                                    understood that transactions permitted amongst
                                                    the Borrower and the Guarantors under the
                                                    documentation for the Financing will be
                                                    permitted.

                                            -       Limitations on, or prohibitions of, cash
                                                    dividends or other distributions to equity
                                                    holders of Borrower and any other equity holder
                                                    which is not a Guarantor of the Financing,
                                                    payments in respect to subordinated debt,
                                                    payment of management fees to affiliates and
                                                    redemption of common or preferred stock of the
                                                    Borrower or any parent holding company of the
                                                    Borrower; provided that, in the event that any
                                                    new equity investor or controlling shareholder
                                                    makes a capital contribution to the Borrower or
                                                    its parent holding company, as applicable, a
                                                    capital distribution may be paid to such person
                                                    in an amount equal to such capital contribution
                                                    to the extent that (i) average Excess
                                                    Availability is greater than $1,000,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to the date of such proposed distribution and is
                                                    projected to exceed $1,000,000,000 for ninety
                                                    (90) consecutive days immediately after giving
                                                    effect to such distribution and, (ii) no Event
                                                    of Default has occurred, both before and after
                                                    giving effect to the payment of such capital
                                                    distribution; and provided further that, if the
                                                    Borrower delivers to the Administrative Agent an
                                                    officer's certificate together with its audited
                                                    financial statements demonstrating that, as of
                                                    the last day of the immediately preceding fiscal
                                                    year, the Borrower and the Guarantors have
                                                    positive excess cash flow (to be defined as
                                                    agreed in the definitive Financing
                                                    documentation, "Excess Cash Flow") as of such
                                                    date, then the Borrower shall be permitted to
                                                    use 50% of such Excess Cash Flow to, during the
                                                    then-current fiscal year, either to make a
                                                    one-time repayment or prepayment of any
                                                    indebtedness for borrowed money owing to any new
                                                    investor issued pursuant to the Plan of
                                                    Reorganization or a one-time cash distribution
                                                    to the equity holders, but in either case, only
                                                    to the extent that (i) average Excess
                                                    Availability is greater than $1,000,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to the date of such payment or distribution and
                                                    is projected to exceed $1,000,000,000 for ninety
                                                    (90) consecutive days immediately after giving
                                                    effect to such payment or distribution and, (ii)
                                                    no Event of Default has occurred, both before
                                                    and after giving effect to any such payment or
                                                    distribution.

                                            -       Satisfactory opinions of counsel (including
                                                    local counsel as may reasonably be requested)
                                                    reasonably acceptable to the Administrative
                                                    Agent.

                                            -       Borrower will be permitted to grant liens on its
                                                    owned real estate in favor of its trade
                                                    creditors and enter into Subordination Rights
                                                    Agreements (as hereinafter defined) with respect
                                                    to its leasehold real estate, subject to
                                                    intercreditor arrangements regarding the
                                                    Administrative Agent's access to the premises
                                                    and enforcement in respect of liens on the
                                                    Collateral, in each case, on terms and
                                                    conditions reasonably satisfactory to the
                                                    Administrative Agent. As used herein,
                                                    "Subordination Rights Agreements" shall mean
                                                    agreements (which shall not (a) apply to or
                                                    affect (i) the Administrative Agent or any
                                                    Lender or their respective rights and remedies
                                                    under the definitive Financing documentation,
                                                    (ii) any person providing financing in respect
                                                    of any such real estate or (b) restrict the
                                                    Borrower's ability to encumber or sell the
                                                    leasehold real estate of the Borrower) pursuant
                                                    to which certain pre-petition claimants in the
                                                    Bankruptcy Case agree to subordinate their
                                                    rights to the proceeds of any leasehold real
                                                    estate of the Borrower to the rights of the
                                                    trade creditors (or any agent appointed on
                                                    behalf of the trade creditors) to such proceeds.
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                                            -       Receipt of all necessary or appropriate third
                                                    party and governmental waivers and consents,
                                                    compliance with applicable laws, decrees and
                                                    material agreements or obtaining of applicable
                                                    consents and waivers.

                                            -       The Initial Lenders shall have received
                                                    Borrower's consolidated financial statements for
                                                    the period ending January 31, 2003 and, to the
                                                    extent available, its audited financial
                                                    statements for such period.

                                            -       Cash management system to be acceptable to the
                                                    Administrative Agent and Borrower. The
                                                    Administrative Agent shall have full cash
                                                    dominion over concentration accounts by means of
                                                    springing lock boxes and blocked account
                                                    agreements in the event (i) a payment Event of
                                                    Default or a financial covenant Event of Default
                                                    occurs unless (A) a majority of the Lenders
                                                    agree to waive the requirement for cash dominion
                                                    and such Event of Default and (B) average Excess
                                                    Availability is greater than $500,000,000 for
                                                    thirty (30) consecutive days immediately prior
                                                    to such waiver or (ii) Excess Availability is
                                                    less than the then applicable Minimum Covenant
                                                    Trigger for ten (10) consecutive business days.
                                                    If cash dominion is established as set forth in
                                                    clause (ii) above, it shall remain in place
                                                    until such time as average Excess Availability
                                                    is greater than $500,000,000 for thirty (30)
                                                    consecutive days. Notwithstanding the foregoing,
                                                    cash dominion may be required to remain in place
                                                    once established to the extent necessary to
                                                    establish and maintain a relationship with the
                                                    cash management bank. The Borrower shall, prior
                                                    to the Closing Date, send to each of its and the
                                                    Guarantors' local depository banks a letter
                                                    (each such letter, a "Letter of Direction")
                                                    which (a) specifies that such letter is
                                                    irrevocable without the Administrative Agent's
                                                    prior written consent, that the Administrative
                                                    Agent is an intended third party beneficiary of
                                                    such letter and that as such, the Administrative
                                                    Agent may enforce the terms of such letter and
                                                    (b) instructs such bank to wire available funds
                                                    on deposit in the accounts maintained with such
                                                    bank only to the Borrower's concentration
                                                    accounts unless the prior written consent of the
                                                    Administrative Agent is obtained. Frequency of
                                                    sweeps from local depositary accounts to the
                                                    concentration accounts to be determined. Lock
                                                    box agreements and blocked account agreements
                                                    pertaining to the concentration accounts will be
                                                    executed and delivered by all parties prior to
                                                    closing.

                                            -       As of the Closing Date, there would have been
                                                    (i) since Borrower's last consolidated financial
                                                    statement for the period ended January 1, 2003,
                                                    no material adverse change, individually or in
                                                    the aggregate, in the business, financial or
                                                    other condition of the Borrower and its
                                                    subsidiaries taken as a whole or the Collateral
                                                    which would be subject to the security interest
                                                    granted to the Administrative Agent and Lenders
                                                    or in the prospects or projections of Borrower
                                                    and its subsidiaries taken as a whole; it being
                                                    understood that neither (x) a war or armed
                                                    conflict instituted by or against the United
                                                    States nor (y) changes reflected in the Business
                                                    Plan directly resulting from transactions
                                                    contemplated thereby shall constitute a material
                                                    adverse change under this clause (i), (ii) no
                                                    litigation commenced which could reasonably be
                                                    expected to have a material adverse impact on
                                                    the Borrower and its subsidiaries taken as a
                                                    whole, its or their respective business or
                                                    ability to repay the loans, or which would
                                                    challenge the transaction under consideration,
                                                    (iii) since Borrower's last consolidated
                                                    financial statement for the period ended January
                                                    1, 2003, no material increase in the
                                                    liabilities, liquidated or contingent, of the
                                                    Borrower and its Subsidiaries taken as a whole,
                                                    or a material decrease in the assets of the
                                                    Borrower and its subsidiaries taken as a whole;
                                                    it being understood that neither (x) the GOB
                                                    sales contemplated by the Business Plan nor (y)
                                                    the application of "fresh start" accounting by
                                                    the Borrower shall constitute a material
                                                    decrease in the assets of the Borrower and its
                                                    subsidiaries, and (iv) since the date hereof, no
                                                    material adverse change in the lending market
                                                    for facilities of this nature that in the
                                                    Co-Arrangers' reasonable judgment would impair
                                                    syndication of the Financing.

                                            -       As of the Closing Date, there shall not have
                                                    been any increase in the long-term indebtedness
                                                    of the Borrower and the Guarantors in excess of
                                                    $150,000,000 over the long-term indebtedness
                                                    projected in the Business Plan.

                                            -       As of the Closing Date, there shall be Excess
                                                    Availability of at least $1,300,000,000 (which
                                                    shall include unrestricted cash (other than cash
                                                    necessary for store operations in an amount
                                                    equal to $300,000,000) as availability for the
                                                    purpose of determining whether this condition
                                                    has been satisfied, but only to the extent no
                                                    revolving advances, other than Letters of
                                                    Credit, have been or will be made as of the
                                                    Closing Date).

                                            -       As of the Closing Date, the Borrower shall have
                                                    delivered a final business plan that is
                                                    consistent to the Business Plan in all material
                                                    respects or is otherwise satisfactory to the
                                                    Initial Lenders.

                                            -       Lender syndication/assignment rights consistent
                                                    with the terms hereof and the Syndication
                                                    Letter.

                                            -       Governing law: New York.


Each Initial Lender's commitment hereunder is subject to the execution and delivery of final legal documentation acceptable to such Initial Lender and its counsel incorporating the terms set forth in this Commitment Letter and, if applicable, the Syndication Letter and such other terms to be agreed between the Initial Lenders and the Borrower which are not inconsistent with the terms set forth herein, the Fee Letter or the Syndication Letter.

You agree that (i) each of GECMG, FSI and BAS will act as the co-lead arrangers and co-book runners for the Loans, (ii) each of GE Capital and FRFI will act as the co-collateral agents for the Loans, (iii) each of FRFI and BofA will act as co-syndication agents for the Loans and (iv) GE Capital will act as the sole and exclusive administrative agent for the Loans, and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the Co-Arrangers' consent. You agree that no Lender will receive any compensation of any kind for its participation in the Financing, except as expressly provided for in this Commitment Letter or the Fee Letter or the Syndication Letter.

To ensure an orderly and effective syndication of the Financing, you agree that until the earlier to occur of (i) the syndication of each of the Initial Lender's commitments to their respective desired hold position as described in the Syndication Letter or the termination of such commitment, (ii) 90 days after the Closing Date and (iii) the completion of the syndication, as determined by the Co-Arrangers, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication of or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof, but excluding (x) the issuance of any securities pursuant to the Plan of Reorganization, (y) the issuance or incurrence of indebtedness permitted pursuant to the terms hereof in an amount not to exceed $10,000,000 in the aggregate and (z) borrowings under the DIP facility), without the prior written consent of the Co-Arrangers.

By signing this Commitment Letter, Borrower and the Initial Lenders acknowledge that this Commitment Letter supersedes any and all discussions and understandings, written or oral, between or among GE Capital, the other Initial Lenders and any other person as to the subject matter hereof, including, without limitation, the letter of interest dated December 27, 2002 between GE Capital Commercial Finance, Inc. and Borrower (collectively, the "Prior Letter"). No amendments, waivers or modifications of this Commitment Letter or any of its contents shall be effective unless expressly set forth in writing and executed by Borrower and the Initial Lenders.

Except as required by law, neither this Commitment Letter, the Prior Letter, the Fee Letter, the Syndication Letter nor their contents will be disclosed publicly or privately except to the Sponsor and those individuals who are your or the Sponsor's officers, employees or advisors who have a need to know as a result of being involved in the Financing only on the condition that such matters may not be further disclosed. No person, other than the parties signatory hereto, is entitled to rely on this Commitment Letter or any of its contents. No person shall, except as required by law, use the name of, or refer to, any Initial Lender, or any of its affiliates (including GECMG, FSI or BAS), in any correspondence, discussions, advertisement or disclosure made in connection with the Financing without the prior consent of such Initial Lender. Each of the parties hereto hereby consents to the delivery of this Commitment Letter to the Bankruptcy Court with respect to the Bankruptcy Case, all parties required to be served in connection with the Letter Approval (as defined below) and to the statutory committees in the Bankruptcy Case, but solely for the purpose of obtaining the Letter Approval.

Regardless of whether the commitment herein is terminated or the Financing closes, Kmart agrees to pay upon demand to each Initial Lender and GECMG, FSI and BAS (collectively, the "Lender Parties", and each, as "Lender Party") all
(i) out-of-pocket appraisal costs and expenses of the Administrative Agent,
(ii) other reasonable out-of-pocket expenses which may be incurred by such Lender Party in connection with the Financing (including all reasonable legal costs and fees) incurred in the preparation of this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter, and evaluation of and documenting of the Financing, and (iii) a field examination fee of $750 per person per day plus actual out-of-pocket expenses of the Administrative Agent in connection with the conduct of the Administrative Agent's field audit). Borrower's reimbursement obligation hereunder shall apply whether or not the Financing closes, and (x) GE Capital's right to receive reimbursement of all costs and expenses incurred in connection with the Financing shall be secured by (and payable with) the Underwriting Deposit (as hereinafter defined) and
(y) each Initial Lenders' rights to receive reimbursement of all costs and expenses incurred in connection with the Financing shall be entitled to priority as an administrative claim under Section 503(b)(1) of the Bankruptcy Code and shall be payable upon demand by such Initial Lender without any further order of the Bankruptcy Court, whether or not the Financing closes. Regardless of whether the commitment herein is terminated or the Financing closes, Borrower shall indemnify and hold harmless each of the Lender Parties, the Lenders, their respective affiliates, and the directors, officers, employees, agents, attorneys and representatives of any of them (each, an "Indemnified Person"), from and against all suits, actions, proceedings, claims, damages, losses, liabilities and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal), which may be instituted or asserted against or incurred by any such Indemnified Person in connection with, or arising out of, this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter, the Financing, the documentation related thereto, any other financing related thereto, any actions or failures to act in connection therewith, and any and all environmental liabilities and reasonable legal costs and expenses arising out of or incurred in connection with any disputes between or among any parties to any of the foregoing, and any investigation, litigation, or proceeding related to any such matters. Notwithstanding the preceding sentence, indemnitors shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Under no circumstances shall any Lender Party or any of their respective affiliates be liable to you or any other person for any punitive, exemplary, consequential or indirect damages which may be alleged in connection with this Commitment Letter, the Fee Letter, the Prior Letter, the Syndication Letter, the Financing, the documentation related thereto or any other financing, regardless of whether the commitment herein is terminated or the Transaction or the Financing closes.

So that GE Capital may begin its due diligence and field audit, please (i) deliver an underwriting deposit to GE Capital in the initial amount of $500,000 within one business day of the date of delivery of this Commitment Letter by GE Capital that is fully earned on as of the date hereof; provided that if, from time to time, after application of such amounts to the fees and expenses contemplated herein the amount on deposit with GE Capital is less than $50,000, you shall deposit such additional amounts with GE Capital so that the balance on deposit with GE Capital at any time prior to the Closing Date is not less than $50,000 (such initial deposit and any subsequent deposits, collectively, the "Underwriting Deposit"), (ii) deliver to GE Capital, on or before January 29, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to GE Capital, authorizing Kmart's aggregate payment to GE Capital of the Underwriting Deposit, (iii) sign and return this Commitment Letter, the Syndication Letter and the Fee Letter on or before February 28, 2003 and (iv) deliver to the Administrative Agent, on or before February 28, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Administrative Agent, authorizing Borrower's acceptance of, and performance under, this Commitment Letter, the Syndication Letter and the Fee Letter, which order shall specifically provide that (x) GE Capital's rights to receive the fees and deposits referenced herein, in the Syndication Letter and in the Fee Letter, and reimbursement of all costs and expenses incurred in connection with the Financing, shall be secured by, and payable with, the Underwriting Deposit and (y) the Lender Parties' rights to receive the fees and deposits referenced herein, the Syndication Letter and in the Fee Letter and reimbursement of all costs and expenses incurred in connection with the Financing, shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the Bankruptcy Code and shall be entitled to payment upon demand by the Initial Lenders, in each case, without any further order of the Bankruptcy Court, whether or not the commitment described herein is terminated or whether the Financing closes (the "Letter Approval").

GE Capital will charge the Underwriting Deposit for fees and expenses to be reimbursed as outlined above. If GE Capital should close the Financing, your remaining Underwriting Deposit (net of fees and expenses) will be applied toward fees due at closing. In all other circumstances, GE Capital will retain the remaining Underwriting Deposit.

EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS COMMITMENT LETTER, THE SYNDICATION LETTER, THE FEE LETTER, THE PRIOR LETTER, ANY TRANSACTION RELATING HERETO OR THERETO, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. Each party hereto consents and agrees that (i) the state or federal courts located in New York County, City of New York, New York and (ii) solely during the pendency of the Bankruptcy Case, the Bankruptcy Court, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Commitment Letter, the Fee Letter, the Syndication Letter, the Prior Letter or the Financing under consideration, any other financing related thereto, and any investigation, litigation, or proceeding related to or arising out of any such matters, provided, that the parties hereto acknowledge that any appeals from those courts may have to be heard by a court (including an appellate court) located outside of such jurisdiction. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or inconvenient forum.

This Commitment Letter is governed by and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in that state.

This Commitment Letter shall be of no force and effect unless and until (a) this Commitment Letter, the Syndication Letter and the Fee Letter are each executed and delivered to the undersigned on or before 5:00 p.m. Central Standard time on February 28, 2003 by facsimile at (312) 463-3840 and (b) such delivery is accompanied by (i) payment of the Commitment Fee and any other fees or deposits due and payable to the Initial Lenders as provided herein, in the Syndication Letter or in the Fee Letter and (ii) a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Initial Lenders, authorizing Borrower's acceptance of, and performance under, this Commitment Letter, the Syndication Letter and the Fee Letter, which order shall specifically provide that (x) GE Capital's rights to receive the fees and deposits referenced herein, in the Syndication Letter and in the Fee Letter, and reimbursement of all costs and expenses incurred in connection with the Financing, shall be secured by, and payable with, the Underwriting Deposit and (y) the Lender Parties' rights to receive the fees and deposits referenced herein, the Syndication Letter and in the Fee Letter and reimbursement of all costs and expenses incurred in connection with the Financing, shall be entitled to priority as administrative expense claims under Section 503(b)(1) of the Bankruptcy Code and shall be entitled to payment upon demand by the Initial Lenders, in each case, without any further order of the Bankruptcy Court, whether or not the commitment described herein is terminated or whether the Financing closes. Once effective, each of the Initial Lender's commitment to provide financing in accordance with the terms of this Commitment Letter shall cease if the Financing is not funded for any reason, on or before May 31, 2003, and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither any Initial Lender nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Financing or any portion thereof after such date.

Notwithstanding anything to the contrary contained in this Commitment Letter,
(i) each Initial Lender's commitment to provide financing in accordance with the terms of this Commitment Letter, the Fee Letter and the Syndication Letter shall cease if (i) GE Capital is ordered by the Bankruptcy Court to return the Underwriting Deposit or (ii) the Borrower does not deliver to GE Capital, on or before January 29, 2003, a copy of an order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to GE Capital, authorizing Kmart's aggregate payment to GE Capital of the Underwriting Deposit, and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither any Initial Lender nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Financing or any portion thereof after such date.

Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letter or the Syndication Letter, the Borrower shall have no obligations under this Commitment Letter (other than the obligation to remit the Underwriting Deposit to GE Capital), the Fee Letter or the Syndication Letter until such time as the Borrower obtains the Letter Approval.

Our business is helping yours. We look forward to working with you towards closing this Financing.

                                        Sincerely,

                                        GENERAL ELECTRIC  CAPITAL CORPORATION.


                                        By:__________________________________
                                            Donna Evans
                                        Its: Duly Authorized Signatory


                                        GECC CAPITAL MARKETS GROUP, INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        FLEET RETAIL FINANCE INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        FLEET SECURITIES, INC.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        BANK OF AMERICA, N.A.


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


                                        BANC OF AMERICA SECURITIES LLC


                                        By:__________________________________
                                        Its: Duly Authorized Signatory


AGREED AND ACCEPTED
THIS ___ DAY OF __________, 2003

KMART CORPORATION, as Debtor and Debtor-in-Possession


By:__________________________________
Its:

                                   Exhibit A

The Financing documentation will contain:

- In addition to the representations and warranties, affirmative and negative covenants, conditions precedent and events of default set forth in this Exhibit A, the Administrative Agent may add additional representations and warranties, affirmative and negative covenants, conditions precedent and events of default (or make any changes to any of the foregoing that are described herein) to address material matters that may be disclosed during the course of due diligence and which are either inconsistent with the Business Plan or otherwise not addressed therein.

- The following representations and warranties (subject to customary baskets, exceptions and qualifications to be agreed): (i) due organization and good standing (subject to a materiality exception for foreign qualifications), (ii) corporate authorization to do business and enter into the Credit Documents and execution, delivery and enforceability of the Financing documents, (iii) execution, delivery and performance by the Borrower and the Guarantors will not conflict with or cause a default under their respective constituent documents, material agreements and contracts, or applicable laws or judgments binding on them or their assets, (iv) possession of all licenses, permits and governmental approvals necessary to conduct business (subject to a materiality standard to be agreed), (v) accurate disclosure, subject to appropriate materiality qualifications, (vi) capital structure and ownership on the closing date, (vii) representations relating to the validity, perfection and priority of the security interests of the Administrative Agent and the Lenders and the ownership and locations of collateral, (viii) compliance with laws (including, without limitation, specific representations regarding ERISA, taxes and environmental laws having a materiality standard to be agreed), except to the extent that non-compliance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Borrower and Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the definitive loan documentation, (c) the collateral or the Administrative Agent's Liens, on behalf of itself and Lenders, on the collateral or the priority of such Liens, or (d) the Administrative Agent's and any Lender's rights and remedies under the definitive credit documentation (any of the foregoing, a "Material Adverse Effect"), (ix) absence of litigation which either challenges the execution, delivery and performance by the Borrower or the Guarantors of the Loan Documents or the validity or enforceability thereof or could otherwise reasonably be expected to have a Material Adverse Effect, (x) labor and ERISA matters, (xi) use of proceeds, including no violation of margin regulations, (xii) payment of federal and state and local taxes prior to the delinquency thereof except to the extent contested in good faith and reserved and certain other matters relating to taxes, (xiii) insurance,
      (xiv) absence of liens and indebtedness, including guarantees, other than those permitted by the exceptions to the related negative covenants, (xv) federal tax identification and state organizational numbers, (xvi) preparation and accuracy in all material respects of financial statements, including specific representations regarding pro forma financial statements and projections, (xvii) no material adverse change since January 1, 2003 or such later date to be agreed upon, (xviii) ownership and use rights of intellectual property (subject to a materiality standard to be agreed), (xix) absence of material casualty or condemnation event at closing, (xx) absence of certain types of governmental regulation/restriction (e.g., Investment Company Act, PUHCA), (xxi) absence of brokers relating to the Financing, (xxii) deposit and other banking accounts, (xxiii) identification of material supplier and trade creditors, (xxiv) subsidiaries, joint ventures and affiliates, (xxv) ownership of material property and absence of liens thereon (other than as permitted by the Financing documentation),
      (xxvi), (xxvii) solvency, (xxviii) status of holding company (e.g., a shell company) and (xxix) absence of any liabilities or obligations of the Borrower and/or any Guarantor, on the one hand, for the liabilities or obligations of any affiliate or subsidiary which is a non-Guarantor, on the other hand (with appropriate baskets to be determined based upon the approved Plan of Reorganization).

- The following conditions precedent: (i) execution and delivery of definitive loan documentation acceptable to the Administrative Agent (including, without limitation, a credit agreement, promissory notes, security agreement, guarantees, fee letter, documents pertaining to letters of credit and subordination and intercreditor agreements, including, with respect to trade creditors, intercreditor agreements regarding access to the premises and enforcement in respect of liens on the Collateral), (ii) delivery of evidence of insurance coverage required by the loan agreement and required endorsements thereto, (iii) evidence of the Administrative Agent's perfected, first priority lien,
      (iv) initial borrowing base certificate, (v) initial notice of borrowing, (vi) letter of direction with regard to loan proceeds to be disbursed on the closing date, (vii) evidence of satisfactory cash management arrangements in accordance with the terms of this Commitment Letter, (viii) certified copies of the constituent documents, resolutions, good standing certificates and incumbency of officers of each of the Borrower and the Guarantors, (ix) a letter from the Borrower and the Guarantors authorizing their independent auditors to communicate with the Administrative Agent and the Lenders (so long as, in the absence of an existing Event of Default, one or more of the senior officers of the Borrower has been invited to attend (if a meeting) or otherwise participate in such communications), (x) an officer's certificate dated as of the closing date as to certain factual matters,
      (xi) receipt of audited financial statements for the fiscal year ending January 31, 2003 to the extent available and certified copies of other financial statements (including unaudited financial statements, pro formas and projections) required to be delivered under this Commitment Letter, (xii) satisfaction of other items set forth in the Commitment Letter and (xii) such other certificates, documents and agreements respecting the Borrower or any Guarantor as the Administrative Agent may reasonably request.

- The following conditions to each borrowing or other extension of credit (other than conversions or continuations of interest periods): (i) no continuing Event of Default or Default existing prior to such borrowing or after giving effect thereto, (ii) accuracy of representations and warranties, (iii) timely delivery of appropriate notice of borrowing or letter of credit request and (iv) the requested extension of credit would not exceed the available commitment or, in the case of letters of credit or swingline loans, any applicable sublimit.

- The following affirmative covenants (subject to customary baskets, exceptions and qualifications to be agreed): (i) maintenance of existence and franchises (except to the extent that the failure to maintain could not reasonably be expected to have a Material Adverse Effect), (ii) access to book and records upon reasonable prior notice during business hours or during the continuance of a Default or Event of Default, at any time and from time to time, (iii) inventory appraisals to the extent provided herein, (iv) appropriate insurance provisions to be agreed, but in any event, unless otherwise agreed by the Administrative Agent, such provisions will provide that the Collateral must be insured at 100% of its replacement value, shall require loss payee and additional insured endorsements in the name of the Administrative Agent and 100% of the proceeds thereof shall be solely payable to the Administrative Agent for the benefit of the Lenders on terms to be agreed, (v) compliance with law (including, without limitation, environmental laws, labor and ERISA laws), except to the extent that non-compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect,
      (vi) maintenance of properties (subject to materiality provisions to be agreed), (vii) financial disclosure as provided herein, (viii) typical further assurances provisions relating to the validity, perfection and priority of liens on the collateral, (ix) payment of taxes and other charges when due, subject to the right to contest in good faith with appropriate reserves, (x) maintain accurate books and records in accordance with GAAP, (xi) endorsements to insurance policies in favor of the Administrative Agent, including 30 days (or such shorter period, if any, to which the Administrative Agent may agree) prior notice of termination or cancellation of policies, (xii) supplemental disclosure (including, without limitation, monthly reporting regarding changes in the location of any Collateral), (xiii) maintenance of intellectual property (subject to a materiality standard to be agreed), (xiv) compliance with agreements to be mutually determined (subject to a materiality standard to be agreed), (xv) obtain Letters of Direction signed by the applicable depository bank (on the terms set forth in the Commitment Letter) for each bank account (other than a concentration account, which shall be subject to cash dominion as provided in the Commitment Letter) established after the Closing Date and (xvi) obtain and maintain landlord/bailee/mortgagee waivers in accordance with the terms of this Commitment Letter.

- The following negative covenants: restrictions (subject to customary baskets, exceptions and qualifications to be agreed) on (i) mergers of the Borrower and the Guarantors with third parties or subsidiaries or affiliates which are non-Guarantors, (ii) the incurrence of indebtedness other than: indebtedness existing on the closing date ( the amount of which is consistent with the limitations set forth elsewhere in this Commitment Letter), indebtedness among the Borrower and the Guarantors, purchase money financing of fixed assets subject to a basket to be agreed, indebtedness secured by real estate, fixtures and equipment incurred after the closing date in an amount not to exceed $250,000,000 at any time outstanding, obligations with respect to inventory consigned to the Borrower or any Guarantor, other unsecured indebtedness incurred in the ordinary course of business to be agreed and additional unsecured indebtedness in an amount not in excess of a basket to be determined,
      (iii) the incurrence of liens on (a) the Collateral and (b) the leasehold real estate in favor of the trade creditors (with exceptions for Subordination Rights Agreements), (iv) guaranties of obligations of non-Borrower/Guarantor third parties, subject to traditional, ordinary course exceptions, (v) dividends by the Borrower and repurchases of the Borrower's capital stock except to the extent provided herein, (vi) investments in persons other than the Borrower and the Guarantors and traditional, ordinary course exceptions, (vii) affiliate transactions, except to the extent provided herein, (viii) asset and subsidiary stock sales, except to the extent set forth herein, (ix) loans and advances to persons or entities other than to Guarantors, (x) changes to agreements to be mutually determined (subject to a materiality standard to be agreed), (xi) ERISA events (subject to a materiality standard to be agreed), (xii) releases of hazardous materials in violation of environmental laws (subject to a materiality standard to be agreed),
      (xiii) prepayments of indebtedness, (xiv) changes in business and constituent documents, (xv) cancellation of indebtedness owed to Borrower and/or its subsidiaries, (xvi) changes in corporate name and fiscal year, unless upon 30 days' prior notice to the Administrative Agent, (xvii) speculative hedging, (xviii) holding company activities and obligations, (xix) investments in subsidiaries of the Borrower that are not Guarantors, (xx) Borrower or any Guarantor entering into any agreement restricting or prohibiting such person from paying dividends or making distributions or making or repaying intercompany loans and
      (xxi) deposits of cash into any local depository account for which a Letter of Direction has not been delivered to, or if applicable, by the relevant depository bank.

-     The financial covenants identified elsewhere in this Commitment Letter.

- Customary indemnities, including, without limitation, LIBOR breakage, tax gross-ups, general indemnity, payment of fees and expenses.

- The following Events of Default: (i) failure to pay principal when due or interest or other amounts within 5 business days following the date on which such payment was due, (ii) material misrepresentations, (iii) failure to comply with certain affirmative covenants for 5 business days (delivery of financial statements, projections, collateral reports, and other reports, notices and documents and insurance other than the Collateral Insurance (as hereinafter defined)), (iv) failure to comply with certain affirmative covenants for 30 days (other than those set forth in clause (iii) above or clause (v) below) after written notice thereof from the Administrative Agent, (v)failure to comply with certain affirmative (use of proceeds, insurance covering the Collateral (the "Collateral Insurance") and cash management system with appropriate immaterial deviations to be agreed) and all negative or financial covenants, (vi) cross-default to indebtedness that can then be accelerated in a principal amount in excess of a basket to be determined, (vii) judgments in excess of a basket to be determined that remain unstayed for 60 days, (viii) failure of the liens on the collateral or a material provision of the Financing documents, (ix) typical bankruptcy defaults (with a 45 day grace period for involuntary actions), (x) certain ERISA events to be determined, (xi) seizure of a material portion of assets, (xii) material inaccuracies in any Borrowing Base Certificate to the extent an overadvance results therefrom, (xiii) change of control and (xiv) challenge to enforceability by the Borrower or any Guarantor/validity of loan documents/liens. Remedies in the event of a continuing Event of Default will be customary for facilities of this type and satisfactory to the Administrative Agent and Borrower.

- Customary provisions regarding capital adequacy, change in reserve requirements and availability of LIBOR loans.

The general representations, warranties, covenants and Events of Default contained in the Financing documentation will not be applicable to subsidiaries of the Borrower that do not emerge from the bankruptcy proceedings, but will apply to any subsidiaries acquired or formed after the closing date and to any subsidiaries which do emerge from bankruptcy after the closing date (with appropriate procedures to be agreed upon before any such subsidiaries may have their Inventory included in the determination of Availability). The Financing documentation may contain additional representations, warranties, conditions precedent, affirmative and negative covenants and Events of Default (and qualifications thereto) that are customary for facilities of this type and satisfactory to the Administrative Agent and Borrower.

                                   EXHIBIT D-2

                        EXIT FINANCING FACILITY AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT E

                              INVESTMENT AGREEMENT

                              INVESTMENT AGREEMENT


                                  By and Among

                               KMART CORPORATION,

                                on the one hand,

                                       and

                           THE INVESTORS NAMED HEREIN,

                                on the other hand



                          Dated as of January 24, 2003

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
                                                             ARTICLE I

                                                            DEFINITIONS

Section 1.1.      Definitions.....................................................................................1
Section 1.2.      Other Definitions...............................................................................6

                                                            ARTICLE II

                                                    PURCHASE AND SALE OF SHARES

Section 2.1.      Issuance and Sale...............................................................................7
Section 2.2.      The Purchase Price..............................................................................8

                                                            ARTICLE III

                                                            THE CLOSING

Section 3.1.      The Closing.....................................................................................8
Section 3.2.      Deliveries......................................................................................8
Section 3.3.      Breaching Plan Investor.........................................................................9

                                                            ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1.      Organization, Subsidiaries.....................................................................10
Section 4.2.      Due Authorization..............................................................................11
Section 4.3.      Capitalization.................................................................................11
Section 4.4.      Consents and Approvals.........................................................................12
Section 4.5.      No Violations..................................................................................12
Section 4.6.      Compliance with Laws...........................................................................13
Section 4.7.      Financial Advisory Fees........................................................................13
Section 4.8.      Allowed Claims.................................................................................13

                                                             ARTICLE V

                                        REPRESENTATIONS AND WARRANTIES OF THE PLAN INVESTORS

Section 5.1.      Organization...................................................................................13
Section 5.2.      Due Authorization..............................................................................14
Section 5.3.      Consents and Approvals.........................................................................14
Section 5.4.      No Violations..................................................................................14
Section 5.5.      Financial Advisory Fees........................................................................14
Section 5.6.      Financing......................................................................................15
Section 5.7.      Ownership of Shares and Prepetition Claims.....................................................15
Section 5.8.      Investment Representations.....................................................................15

                                                            ARTICLE VI

                                                            COVENANTS

Section 6.1.      Conduct of Business Pending the Closing........................................................15
Section 6.2.      No Solicitation of Alternative Proposals.......................................................17
Section 6.3.      Cooperation; Access to Information.............................................................18
Section 6.4.      Further Actions; Reasonable Efforts............................................................20
Section 6.5.      Use of Proceeds................................................................................21
Section 6.6.      Restructuring..................................................................................21
Section 6.7.      Registration Rights Agreement..................................................................21
Section 6.8.      Corporate Governance...........................................................................21
Section 6.9.      Releases.......................................................................................21
Section 6.10.     Payment of Plan Investors' Expenses............................................................22
Section 6.11.     Notification of Certain Matters................................................................22
Section 6.12.     Information....................................................................................22
Section 6.13.     Transfer Restrictions..........................................................................23
Section 6.14.     ESL Option.....................................................................................23
Section 6.15.     Company Call...................................................................................23

                                                            ARTICLE VII

                                                            CONDITIONS

Section 7.1.      Conditions to the Plan Investors' Obligations..................................................24
Section 7.2.      Conditions to the Obligations of the Company...................................................25

                                                           ARTICLE VIII

                                                           TERMINATION

Section 8.1.      Termination....................................................................................26
Section 8.2.      Commitment Fee.................................................................................27

                                                            ARTICLE IX

                                                           MISCELLANEOUS

Section 9.1.      Governing Law..................................................................................28
Section 9.2.      Jurisdiction; Forum; Service of Process; Waiver of Jury Trial..................................28
Section 9.3.      Successors and Assigns.........................................................................28
Section 9.4.      Entire Agreement; Amendment....................................................................29
Section 9.5.      Notices........................................................................................29
Section 9.6.      Delays or Omissions............................................................................30
Section 9.7.      Consent........................................................................................31
Section 9.8.      Counterparts...................................................................................31
Section 9.9.      Severability...................................................................................31

Section 9.10.     Headings.......................................................................................31
Section 9.11.     No Public Announcement.........................................................................31
Section 9.12.     Interpretation.................................................................................31

Exhibits.

Exhibit A -- Plan
Exhibit B -- Exit Financing Facility Commitment Letter
Exhibit C -- Term Sheet of Called Notes

Schedules.

Company Disclosure Schedule
Plan Investors' Disclosure Schedule
Store Closing Schedule

                              INVESTMENT AGREEMENT

                  THIS INVESTMENT AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made as of January 24, 2003 by and among Kmart Corporation, a Michigan corporation, in its capacity as debtor and debtor-in-possession (the "Company"), on the one hand, and ESL Investments, Inc., a Delaware corporation ("ESL") and Third Avenue Trust, a Delaware business trust, on behalf of certain of its investment series ("Third Avenue"), on the other hand. ESL and Third Avenue and each of their permitted assignees are sometimes referred to herein individually as a "Plan Investor" and collectively as the "Plan Investors."

                                    RECITALS

                  WHEREAS, on January 22, 2002 (the "Petition Date") the Company and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization relief (the "Bankruptcy Cases") under chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court");

                  WHEREAS, the Company desires to undertake the Restructuring (as hereinafter defined);

                  WHEREAS, in connection with the Restructuring, the Plan Investors desire to make a significant investment in the Reorganized Debtors (as hereinafter defined);

                  WHEREAS, to implement such investment, the Plan Investors desire to purchase from the Reorganized Debtor (as hereinafter defined), and the Reorganized Debtor desires to issue and sell to the Plan Investors, upon the terms and subject to the conditions set forth herein, the Plan Investors' Shares (as hereinafter defined); and

                  WHEREAS, with respect to the sale and purchase of the Plan Investors' Shares, the Plan Investors will have the benefit of the registration rights provided for in a Registration Rights Agreement, in form and substance reasonably mutually acceptable to the Company and the Plan Investors, to be executed at the Closing of the transactions contemplated hereby (the "Registration Rights Agreement").

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Adjusted Excess Availability" shall mean, as of any date, the excess of (i) Liquidity over (ii) the aggregate amount of trade payables, other accounts payable and accrued liabilities, as of such date.

                  "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act.

                  "Board of Directors" shall mean the Board of Directors of the Company (or the Reorganized Debtor, as the case may be).

                  "Business Day" shall mean any day excluding Saturday, Sunday, or any other day on which banking institutions located in Chicago, Illinois or New York, New York are required or authorized to be closed.

                  "Business Plan" shall mean that five-year business plan of the Company, as the same shall exist as of the date hereof, a copy of which has been previously provided to ESL.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment Fee" shall mean a payment in cash in an aggregate amount equal to ten million dollars ($10,000,000), payable pursuant to Section 8.2(b), following entry of the Commitment Fee Order.

                  "Commitment Fee Order" shall mean an order of the Bankruptcy Court approving, inter alia, (i) the Commitment Fee and (ii) the reimbursement of the Expenses of the Plan Investors pursuant to Section 6.10 hereof, as administrative expenses of the Debtors' Chapter 11 Estates.

                  "Commitment Letter" shall mean the commitment letter for the Exit Financing Facility in the form attached hereto as Exhibit B, together with the Side Letter, in each case without giving effect to any amendments or supplements thereto.

                  "Company Debentures" shall mean the 12-1/2% Debentures due 2005, the 7-3/4% Debentures due 2012, the 8-3/4% Debentures due 2022 and the 7.95% Debentures due 2023 of the Company.

                  "Company Senior Notes" shall mean the 8-3/4% Notes due 2004, the 8-1/8% Notes due 2006, the 8-1/4% Notes due 2022 and the Fixed-Rate Medium Term Notes (Series A, B, C, D) of the Company.

                  "Confirmation Order" shall mean an order, which shall include orders of the Bankruptcy Court that have the effect, except as contemplated by the Plan, of vesting all licenses, permits, authorizations, registrations and other governmental or regulatory requirements to conduct the business of the Debtors in the Reorganized Debtors without any further action, filing, notice, declaration or registration by them, and otherwise in form and substance reasonably acceptable to the Plan Investors entered by the Bankruptcy Court in the Bankruptcy Cases confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  "Creditor Shares" shall mean the New Common Shares to be issued to the creditors of the Debtors pursuant to the Plan.

                  "DIP Financing Facility" shall mean that certain Revolving Credit and Guaranty Agreement, dated as of January 22, 2002, as amended to the date hereof, among the Company and certain of its direct or indirect subsidiaries signatory thereto, JPMorgan Chase Bank, a New York banking corporation, certain other financial institutions from time to time party thereto and JPMorgan Chase Bank, in its capacity as administrative agent.

                  "Disclosure Statement" shall mean the disclosure statement filed in connection with the Plan in the Bankruptcy Cases.

                  "Domestic Subsidiary" shall mean any Subsidiary (as defined below) that is created or organized in or under the law of the United States, any State thereof or the District of Columbia.

                  "Encumbrance" shall mean, with respect to any Person, any mortgage, lien, pledge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements, voting rights agreements and all similar arrangements).

                  "ESL Existing Prepetition Credit Agreement Obligations" shall mean the allowed amount of ESL's claims pursuant to the Prepetition Credit Agreements in respect of such claims that ESL holds as of the date of this Agreement.

                  "ESL Subsequent Prepetition Credit Agreement Obligations" shall mean the allowed amount of ESL's claims pursuant to the Prepetition Credit Agreements in respect of such claims that ESL acquires after the date of this Agreement.

                  "Excess Availability" shall have the meaning ascribed thereto in the Commitment Letter.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.

                  "Exit Financing Facility" shall mean the exit financing facility obtained by the Reorganized Debtors having a committed amount of at least two billion dollars ($2,000,000,000), which shall either be on terms and conditions consistent in all material respects with those set forth on the Commitment Letter, or to the extent inconsistent therewith, on terms and conditions acceptable to the Plan Investors.

                  "FIC" shall mean the Financial Institutions Committee.

                  "Governmental Entity" shall mean any supranational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                  "Knowledge" of a party hereto shall mean the actual knowledge of any executive officer of such party after due inquiry.

                  "Law" shall mean any law, statute, ordinance, rule, regulation, order, judgment, decree or body of law of any Governmental Entity.

                  "Material Adverse Effect" shall mean, when used in connection with the Company or the Reorganized Debtor, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (i) the economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof or the announcement of the Store Closing Program,
(iii) the Company's financial condition as of the date of this Agreement, (iv) the filing of the Plan or (v) the Company's industry generally.

                  "Non-Lender Unsecured Claims" shall have the meaning ascribed thereto in the Plan attached hereto as Exhibit A.

                  "Ordinary Course of Business" shall mean the ordinary course of business of the Debtors.

                  "Permitted Encumbrances" shall mean: any Encumbrance (i) permitted under the DIP Financing Facility; (ii) approved by the Bankruptcy Court, including, without limitation, liens granted pursuant to a cash collateral and/or debtor-in-possession financing order and liens granted as adequate protection; (iii) granted pursuant to any forbearance agreement, or amendment thereto, entered into with respect to the DIP Financing Facility; (v) mechanics', materialmen's, and similar liens; (vi) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting through appropriate proceedings; (vii) purchase money liens and liens securing rental payments under capital lease arrangements; and (viii) other liens or Encumbrances either (A) arising in the Ordinary Course of Business that are not incurred in connection with the borrowing of money or (B) that would not materially interfere with the conduct of the business of the Company or any of its Subsidiaries that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X.

                  "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" shall mean the plan of reorganization in a form acceptable to the Debtors and the Plan Investors and embodying the terms set forth in the Plan attached hereto as Exhibit A, with such changes as may be reasonably acceptable to the Debtors and the Plan Investors hereafter, together with all contracts, agreements, schedules, exhibits, certificates, orders and other documents prepared in connection therewith, provided, however, that any such change that adversely affects the Plan Investors or the distributions required to be made to ESL or Third

Avenue pursuant to the Plan in respect of their prepetition claims against the Company, shall require the prior written consent of the Plan Investors, in their sole and absolute discretion.

                  "Preferred Obligations" shall mean the 7-3/4% Trust Convertible Preferred Securities of Kmart Financing I, a Delaware Statutory business trust and Debtor.

                  "Prepetition Credit Agreements" shall mean that certain 364-Day Credit Agreement, dated as of November 31, 2001 and that certain Three-Year Credit Agreement, dated as of December 6, 1999 and each made by and among Kmart, Chase Securities, Inc., as Lead Arranger and Book Manager, The Chase Manhattan Bank, as Administrative Agent, Bank of America, National Association, as Syndication Agent, BankBoston, N.A., as Co-Documentation Agent, and Bank of New York, as Co-Documentation Agent, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

                  "Prepetition Credit Agreement Obligations" shall mean the allowed amount of the Prepetition Lenders' claims pursuant to the Prepetition Credit Agreements.

                  "Prepetition Lender" shall mean any creditor of the Debtors holding claims pursuant to the Prepetition Credit Agreements.

                  "Prepetition Note Claims" shall have the meaning ascribed thereto in the Plan.

                  "Reorganized Debtor" shall mean the Reorganized Debtor whose shares of New Common Stock will be issued pursuant to the Plan.

                  "Reorganized Debtors" shall mean the entities, which may include one or more new holding companies and operating companies to be formed pursuant to the Plan, that will carry out the business of the Company and its Subsidiaries upon emergence from bankruptcy under chapter 11 of the Bankruptcy Code.

                  "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

                  "SEC Reports" shall mean any and all proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents required to be filed by the Company under the Exchange Act since January 27, 2000, as amended and/or restated.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

                  "Side Letter" shall mean the side letter to the Commitment Letter, dated January 23, 2003, without giving effect to any amendments or supplements thereto.

                  "Store Closing Program" shall mean the Company's program (i) to close and conduct store closing sales of up to the 326 stores set forth on the attached Store Closing

Schedule and (ii) in connection therewith, to (A) close one or more distribution centers and (B) reduce personnel at the Company's headquarters and regional offices, after the 2002 holiday selling season consistent with its long-term business plan, together with any actions required or necessary therefor or connected therewith, including but not limited to any reduction in force, sales of assets and rejection of unexpired leases and executory contracts related thereto.

                  "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, and all other contracts, agreements, schedules, certificates, orders and other documents being delivered pursuant to or in connection with this Agreement.

                  "UCC" shall mean the Unsecured Creditors' Committee.

                  Section 1.2 Other Definitions. The following terms shall have the meanings defined in the Section indicated:

         Agreement................................................................................Preamble
         Alternative Plan Investor.............................................................Section 3.3
         Alternative Proposal...............................................................Section 6.2(a)
         Balance Sheet Cash................................................................Section 6.15(a)
         Bankruptcy Cases.........................................................................Recitals
         Bankruptcy Code..........................................................................Recitals
         Bankruptcy Court.........................................................................Recitals
         Breaching Plan Investor...............................................................Section 3.3
         Called Notes......................................................................Section 6.15(a)
         Cash Balance......................................................................Section 6.15(a)
         Closing...............................................................................Section 3.1
         Closing Date..........................................................................Section 3.1
         Company..................................................................................Preamble
         Company Call......................................................................Section 6.15(a)
         Company Confidential Information...................................................Section 6.3(f)
         Company Disclosure Schedule............................................................Article IV
         Debtors..................................................................................Recitals
         Disclosure Statement Approval Order...................................................Section 6.6
         ESL......................................................................................Preamble
         ESL Option........................................................................Section 6.14(a)
         ESL Prepetition Obligation Shares..................................................Section 2.1(c)
         Excess Distributions..............................................................Section 6.15(a)
         Expenses.............................................................................Section 6.10
         Governmental Requirements.............................................................Section 4.4
         HSR Act...............................................................................Section 4.4
         Initial Called Note...............................................................Section 6.15(a)
         Initial Company Call..............................................................Section 6.15(a)
         Investment............................................................................Section 2.2
         Liquidity.........................................................................Section 6.15(a)
         Maximum Company Call Amount.......................................................Section 6.15(b)
         Maximum Optioned Shares...........................................................Section 6.14(b)
         New Common Shares..................................................................Section 4.3(b)

         New ESL Shares........................................................................Section 2.1
         New Third Avenue Shares...............................................................Section 2.1
         Option Price......................................................................Section 6.14(a)
         Petition Date............................................................................Recitals
         Plan Investor............................................................................Preamble
         Plan Investors' Disclosure Schedule.....................................................Article V
         Plan Investors' Shares.............................................................Section 2.1(b)
         Proceeding............................................................................Section 9.2
         Purchase Price........................................................................Section 2.2
         Registration Rights Agreement............................................................Recitals
         Representatives.......................................................................Section 6.2
         Restraint..........................................................................Section 7.1(b)
         Restructuring.........................................................................Section 6.6
         Selected Courts....................................................................Section 9.2(a)
         Subsequent Called Note............................................................Section 6.15(a)
         Share Price........................................................................Section 2.2(b)
         Subsidiary.........................................................................Section 4.1(b)
         Third Avenue.............................................................................Preamble

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

                  Section 2.1. Issuance and Sale. (a) Upon the terms and subject to the conditions set forth herein, at the Closing: (i) the Reorganized Debtor shall issue and sell to ESL, and ESL shall purchase from the Reorganized Debtor a number of New Common Shares (the "New ESL Shares") equal to the sum of (A) 78.21% of the Plan Investors' Shares and (B) the ESL Prepetition Obligation Shares, (ii) the Reorganized Debtor shall issue and sell to Third Avenue, and Third Avenue shall purchase from the Reorganized Debtor, 21.79% of the Plan Investors' Shares (the "New Third Avenue Shares") and (iii) if requested by the Reorganized Debtor under the circumstances provided for in, and in accordance with, Section 6.15, the Reorganized Debtor shall issue and sell to ESL, and ESL shall purchase from the Reorganized Debtor, the Initial Called Note (as defined in Section 6.15(a)).

                  (b) The "Plan Investors' Shares" shall mean fourteen million (14,000,000) New Common Shares.

                  (c) The "ESL Prepetition Obligation Shares" shall mean a number of New Common Shares equal to the quotient obtained by dividing, (i) the sum of (A) the aggregate amount of cash required to be paid by the Reorganized Debtor to ESL pursuant to the Plan in settlement and compromise of the ESL Existing Prepetition Credit Agreement Obligations and (B) such portion as ESL may in its sole discretion designate of the aggregate amount of cash required to be paid by the Reorganized Debtor to ESL pursuant to the Plan in settlement and compromise of the ESL Subsequent Prepetition Credit Agreement Obligations by
(ii) the Share Price (as defined below).

                  Section 2.2. The Purchase Price. (a) At the Closing, (i) in consideration of the issuance of the New ESL Shares to ESL, ESL shall pay to the Reorganized Debtor an amount equal to the sum of (A) 78.21% of the Purchase Price and (B) the product of (1) the Share Price and (2) the ESL Prepetition Obligation Shares, (ii) in consideration of the issuance of the Third Avenue Shares to Third Avenue, Third Avenue shall pay to the Reorganized Debtor an amount equal to 21.79% of the Purchase Price, and (iii) in consideration of the issuance of the Initial Called Note to ESL, if requested by the Reorganized Debtor under the circumstances provided for in, and in accordance with, Section 6.15, ESL shall pay to the Reorganized Debtor an amount equal to the principal amount of the Initial Called Note. The payment of the consideration set forth in this Section, in whole or in part, shall sometimes be referred to herein as the "Investment".

                  (a) The "Purchase Price" shall mean an amount in dollars equal to one hundred forty million dollars ($140,000,000).

                  (b) The "Share Price" shall mean a price per share equal to the quotient obtained by dividing, (x) the Purchase Price by (y) the Plan Investors' Shares.

                                  ARTICLE III

                                  THE CLOSING

                  Section 3.1. The Closing. The closing of the purchase and sale of the Plan Investors' Shares hereunder and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, Illinois 60606-1285, at a date (the "Closing Date") and time to be mutually agreed upon by the Company and ESL on behalf of the Plan Investors, which shall be at least three (3) but no more than ten (10) Business Days after the date following the satisfaction (or waiver by ESL or the Company, as appropriate) of all of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, however, that in the event the Company and ESL are not able mutually to agree on a Closing Date in accordance with the immediately preceding clause, the parties agree that the Closing Date shall be on the tenth Business Day following the satisfaction or waiver of all the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); and provided, further, that the Closing Date shall be the same date as the Effective Date of the Plan.

                  Section 3.2. Deliveries. (a) At the Closing, the Reorganized Debtor shall deliver certificates to (i) ESL, evidencing the aggregate number of New ESL Shares being purchased by ESL and registered in the name of ESL or, to the extent designated by ESL to the Reorganized Debtors at least three (3) Business Days prior to the Closing Date, to an Affiliate thereof, as its nominee or designee (with the individual certificates in such amounts as ESL shall specify to the Reorganized Debtor at least three (3) Business Days prior to the Closing Date) and (ii) Third Avenue, evidencing the aggregate number New Third Avenue Shares being purchased by Third Avenue and registered in the name of Third Avenue or, to the extent designated by Third Avenue to the Reorganized Debtors at least three (3) Business Days prior to the Closing

Date, an Affiliate thereof, as its nominee or designee (with the individual certificates in such amounts as Third Avenue shall specify to the Reorganized Debtor at least three (3) Business Days prior to the Closing Date). At the Closing, if the Reorganized Debtor requests that ESL purchase the Initial Called Note under the circumstances provided for in, and in accordance with, Section 6.15, the Reorganized Debtor shall deliver a convertible note to ESL, in form and substance consistent with the terms set forth on Exhibit C and otherwise reasonably acceptable to ESL, evidencing the Initial Called Note being purchased by ESL and registered in the name of ESL or, to the extent designated by ESL to the Reorganized Debtors at least three (3) Business Days prior to the Closing Date, to an Affiliate thereof, as its nominee or designee. Delivery of such certificates to each Plan Investor shall be made against receipt by the Reorganized Debtor of the portion of the Purchase Price payable by such Plan Investor and any other portion of the Investment payable by ESL pursuant to
Section 2.2, which in each case shall be paid by wire transfer of immediately available funds to an account designated at least three (3) Business Days prior to the Closing Date by the Reorganized Debtor.

                  (b) At the Closing, the Company shall deliver to the Plan Investors statements prepared in accordance with the Company's reasonable and customary practices and procedures used in preparing financial statements and in accordance with the terms of this Agreement (together with supporting detail therefor in form and substance reasonably acceptable to the Plan Investors) setting forth the calculation of the estimated amount of (i) the Excess Availability and (ii) the Adjusted Excess Availability of the Company and its Domestic Subsidiaries, in each case as of the Closing.

                  (c) At the Closing, the Company shall deliver to the Plan Investors the Commitment Fee.

                  (d) At the Closing, the Company shall deliver to the Plan Investors the officers' certificates required under Sections 7.1(c), 7.1(d) and 7.1(g).

                  (e) At the Closing, each Plan Investor shall deliver to the Company the officers' certificates required under Sections 7.2(c) and 7.2(d).

                  Section 3.3. Breaching Plan Investor. Notwithstanding anything contained in this Agreement to the contrary, if each of the conditions to each party's obligations to this Agreement set forth in Article VII has otherwise been satisfied or waived and if Third Avenue breaches its obligation to consummate the transactions contemplated herein (the "Breaching Plan Investor"), ESL shall, or shall cause one or more other Persons to, by the earlier of (x) May 30, 2003 and (y) the date that is ten (10) Business Days from the date that, but for the Breaching Plan Investor's failure to close, would have been the Closing Date, assume and perform all the rights and obligations of the Breaching Plan Investor (an "Alternative Plan Investor"); provided that any such Alternative Plan Investor which is neither an Affiliate of, or an investor in (including a limited partner thereof), a Plan Investor as of the date of this Agreement shall be subject to the reasonable approval of the Company. If ESL does not assume or cause an Alternative Plan Investor to assume and perform the Breaching Plan Investor's rights and obligations under this Agreement, the Company shall have the right to terminate this Agreement without any liability to the Plan Investors (including, without limitation, liability for the Commitment Fee or any Expenses, which if previously paid, shall be repaid to the Company), but without in any way (i) releasing the Breaching Plan Investor from any liability to the Company for its breach or limiting the Company's rights with respect to the Breaching Plan Investor, (ii) releasing ESL from any liability to the Company for any breach of its obligations hereunder or limiting the Company's rights with respect to ESL or (iii) releasing the Breaching Plan Investor from any liability to ESL for the Breaching Plan Investor's breach or limiting ESL's rights with respect to the Breaching Plan Investor.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the disclosure schedule prepared and signed by the Company (the "Company Disclosure Schedule") and delivered to the Plan Investors simultaneously with the execution and delivery hereof, the Company represents and warrants to each of the Plan Investors that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

                  Section 4.1. Organization, Subsidiaries. (a) The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. To the Knowledge of the Company, the Company and each of its subsidiaries is duly qualified or licensed as a foreign entity to do business and (in the jurisdictions recognizing the concept) is in good standing (and has paid all relevant franchise or analogous taxes) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for failures to be so qualified that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  (b) Except for Kmart Financing I, Section 4.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, (i) each corporation, limited liability company, partnership, business association or other Person in which the Company owns any direct or indirect equity interest (each a "Subsidiary," and collectively the "Subsidiaries"), (ii) the ownership interest therein of the Company or such other Subsidiary, and (iii) if such Subsidiary is not directly or indirectly wholly-owned by the Company, to the extent of the Knowledge of the Company, the identity and ownership interest of each of the other owners of such Subsidiary.

                  (c) Except as set forth on Section 4.1(c) of the Company Disclosure Schedule or except as it relates to Kmart Financing I (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all Encumbrances, other than Permitted Encumbrances, and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary, or any commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights, which, in each case, will be in effect immediately following the Closing.

                  Section 4.2. Due Authorization. Subject to the approval of the Bankruptcy Court, the Company has all corporate right, power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution and delivery by the Company of this Agreement and of each other Transaction Document to which it is a party is, and the issuance, sale and delivery of the New Common Shares by the Reorganized Debtor and the compliance by the Company (or the Reorganized Debtors, as the case may be) with each of the provisions of this Agreement and of each other Transaction Document to which it (or the Reorganized Debtors, as the case may be) is a party will, upon the approval of the Bankruptcy Court, be (i) within the corporate power and authority of the Company (or the Reorganized Debtors, as the case may be) and
(ii) have been duly authorized by all requisite corporate action of the Company (or the Reorganized Debtors, as the case may be). This Agreement has been, and each of the other Transaction Documents to which the Company (or the Reorganized Debtors, as the case may be) is a party when executed and delivered by the Company (or the Reorganized Debtors, as the case may be) will be, duly and validly executed and delivered by the Company (or the Reorganized Debtors, as the case may be), and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company (or the Reorganized Debtors, as the case may be) will constitute, upon approval of the Bankruptcy Court, a valid and binding agreement of the Company (or the Reorganized Debtors, as the case may be), enforceable against the Company (or the Reorganized Debtors, as the case may be) in accordance with its terms, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

                  Section 4.3. Capitalization. (a) Except as set forth in
Section 4.3 of the Company Disclosure Schedule and the Plan and except for the transactions contemplated by this Agreement, the other Transaction Documents or any benefit plans approved by the Plan Investors, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever to which the Company is a party relating to issued or unissued capital stock of the Company, or any commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries are or may become bound to issue or grant additional shares of their capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights, which, in each instance, will be in effect immediately following the Closing. Except as contemplated by this Agreement, the Plan and the Registration Rights Agreement,
(i) the Company has not agreed to register any Creditor Shares under the Securities Act or under any state securities law or granted registration rights to any Person and (ii) there are no voting trusts, stockholders agreements, proxies or other understandings in effect to which the Company is a party with respect to the voting or transfer of any of the New Common Shares (as defined below) that will be outstanding as of the Closing.

                  (b) As of the Closing, after giving effect to the Investment and the Restructuring contemplated hereby, (i) the authorized capital stock of the Reorganized Debtor shall be the number of shares of common stock provided in the Plan, i.e., 100 million common shares ("New Common Shares") and 20 million shares of preferred stock and (ii) the shares of capital stock of the Reorganized Debtor (A) outstanding shall consist solely of (x) the New ESL Shares, New Third Avenue Shares and the Creditor Shares and (y) New Common Shares issued pursuant to executive compensation plans, if any, approved by the Plan Investors and (B) subject to issuance pursuant to outstanding options shall consist solely of the New Common Shares reserved for issuance pursuant to (x) executive compensation plans, if any, approved by the Plan Investors and (y) the ESL Option.

                  Section 4.4. Consents and Approvals. To the Knowledge of the Company, no consent, approval, authorization of, declaration, filing, or registration with, any Governmental Entity is required to be made or obtained by either the Company or any of its Subsidiaries in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for (i) the filing of new Certificates of Incorporation for one or more of the Reorganized Debtors with the Secretary of State of such Reorganized Debtors' state of incorporation, (ii) any required filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the Exchange Act or the Securities Act, (iii) the Confirmation Order, and (iv) the Commitment Fee Order. The items referred to in clauses (i) through (iv) of this Section 4.4 are hereinafter referred to as the "Governmental Requirements."

                  Section 4.5, No Violations. Except as set forth on Section 4.5 of the Company Disclosure Schedule, assuming that the Governmental Requirements will be satisfied, made or obtained and will remain in full force and effect and the conditions set forth in Article VII will be satisfied, except as contemplated by the Plan and the reorganization of the Company and the other Debtors under the Plan (including any consents required thereunder), neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which the Company (or the Reorganized Debtors, as the case may be) is a party nor the consummation of the transactions contemplated hereby or thereby will: (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries (or the Reorganized Debtors, as the case may be) or (ii) as of the Closing, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance (other than any Permitted Encumbrance) or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which the Company or any of its Subsidiaries or any of their respective assets or properties is subject, except for breaches, violations, defaults, Encumbrances (other than Permitted Encumbrances), or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, are not material and would not materially adversely affect the ability of the Company (or the Reorganized Debtors, as the case may be) to perform its obligations under this Agreement or any of the Transaction Documents.

                  Section 4.6. Compliance with Laws. Except as disclosed in the SEC Reports or in Section 4.6 of the Company Disclosure Schedule, to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all Laws, and neither the Company nor any of its Subsidiaries has received any notice of any alleged violation of Law, except, in either instance, for failures to comply or violations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries hold all other licenses, franchises, permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the assets of the Company and its Subsidiaries, except for failures to hold such licenses or approvals that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 4.7. Financial Advisory Fees. No agent, broker, investment bank or other financial advisor is or will be entitled to any fee, commission, expense or other amount from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents except for (a) those fees, payments and agreements to pay approved by the Bankruptcy Court and (b) other Persons (i) hired by the Debtors after the date of this Agreement in connection with the Bankruptcy Cases or (ii) required or authorized to be paid by the Debtors by the Bankruptcy Code or by an order of the Bankruptcy Court.

                  Section 4.8. Allowed Claims. The sum of the aggregate amount of allowed claims in the classes set forth in Section III.A.1 (Administrative Claims) and Section III.A.2 (Other Priority Claims) of the Plan does not exceed eight hundred million dollars ($800,000,000). The sum of the aggregate amount of allowed claims in the class set forth in Section III.C (Secured Claims) of the Plan does not exceed one hundred twenty-five million dollars ($125,000,000).

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE PLAN INVESTORS

                  Except as specifically set forth in the disclosure schedule prepared and signed by each of the Plan Investors (the "Plan Investors' Disclosure Schedule") and delivered to the Company simultaneously with the execution and delivery hereof, each Plan Investor hereby severally represents and warrants solely as to itself to the Company that all of the statements contained in this Article V are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

                  Section 5.1. Organization. Such Plan Investor is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.

                  Section 5.2. Due Authorization. (a) Such Plan Investor has all right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof applicable to such Plan Investor.

                  (b) The execution, delivery and performance by such Plan Investor of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by such Plan Investor with each of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, are within the power and authority of such Plan Investor, have been duly authorized and approved by the requisite actions of such Plan Investor and do not require any further authorization or consent of such Plan Investor or its beneficial owners. This Agreement is the legal, valid and binding agreement of such Plan Investor, enforceable against such Plan Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                  Section 5.3. Consents and Approvals. To the Knowledge of such Plan Investor, no consent, approval, authorization of, declaration, filing, or registration with, any Governmental Entity is required to be made or obtained by it in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for the Governmental Requirements.

                  Section 5.4. No Violations. Assuming that the Governmental Requirements will be satisfied, made or obtained and will remain in full force and effect and the conditions set forth in Article VII will be satisfied, neither the execution, delivery or performance by such Plan Investor of this Agreement or any of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, will: (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of such Plan Investor or (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance (other than any Permitted Encumbrance) or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which such Plan Investor is a party or pursuant to which such Plan Investor or any of its respective assets or properties is subject, except for breaches, violations, defaults, Encumbrances (other than Permitted Encumbrances), or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, are not material and would not materially adversely affect the ability of such Plan Investor to perform its obligations under this Agreement or any of the Transaction Documents.

                  Section 5.5. Financial Advisory Fees. Except as provided in
Section 6.10, no agent, broker, investment bank or other financial advisor is or will be entitled to any fee, commission, expense or other amount from such Plan Investor in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

                  Section 5.6. Financing. Such Plan Investor has, and at the Closing will have, available to it funds in amounts sufficient to pay its portion of the Purchase Price and to effect the transactions contemplated hereby.

                  Section 5.7. Ownership of Shares and Prepetition Claims.
Section 5.7 of the Plan Investors' Disclosure Schedule sets forth the number of shares of common stock, the amount of Preferred Obligations and the prepetition claims of the Company held by such Plan Investor.

                  Section 5.8. Investment Representations.

                  (a) Such Plan Investor understands that the Plan Investors' Shares have not been registered under the Securities Act.

                  (b) Such Plan Investor has substantial experience in evaluating and investing in private placement transactions of securities so that it is capable of evaluating the merits and risks of its investment in the Reorganized Debtor and has the capacity to protect its own interests.

                  (c) Such Plan Investor is acquiring its portion of the Plan Investors' Shares for its own accounts for investment only, and not with a view towards their distribution.

                  (d) Such Plan Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) Such Plan Investor acknowledges and agrees that it shall hold its portion of the Plan Investors' Shares indefinitely unless such Plan Investors' Shares are subsequently registered under the Securities Act or an exemption from such registration is available and such shares are sold or otherwise transferred or otherwise disposed of in accordance therewith. Such Plan Investor is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time.

                  (f) ESL is a Delaware corporation, whose office is located at One Lafayette Place, Greenwich, CT 06830. Third Avenue is a Delaware business trust, whose office is located at 767 Third Avenue, Fifth Floor, New York, NY 10017. After February 21, 2002, Third Avenue's office will be located at 622 Third Avenue, Thirty-Second Floor, New York, NY 10017.

                                  ARTICLE VI.

                                   COVENANTS

                  Section 6.1. Conduct of Business Pending the Closing. Except as otherwise expressly contemplated by this Agreement and the Plan or any of the other Transaction Documents or as consented to by the Plan Investors in writing or as required by the Bankruptcy Code, during the period from the date of this Agreement through and including the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations and business in the Ordinary Course of Business, including, without limitation, paying its vendors, trade creditors and other creditors in a manner consistent with the Business Plan. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement or amend or waive any provisions of the Transaction Documents;

                  (b) acquire any "business", as defined in Rule 3-05(a)(2) of Regulation S-X (whether by merger, consolidation, purchase of assets or otherwise) or acquire any, or increase any existing, equity interest in any person not a Subsidiary (whether through a purchase of stock, establishment of a joint venture or otherwise), except in connection with the disposition of any item referenced in Section 6.1(d) of the Company Disclosure Schedule;

                  (c) assume or reject any material executory contract or unexpired lease to which the Plan Investors have filed a written objection which has not been withdrawn by the date of entry of the order authorizing the assumption or rejection of such contract or lease;

                  (d) other than the items set forth in Section 6.1(d) of the Company Disclosure Schedule and other than in connection with the Store Closing Program, (i) sell, exchange, license or otherwise dispose of any of its real properties or other material assets, except for sales of inventory in the Ordinary Course of Business, (ii) enter into any new joint ventures or similar projects, (iii) enter into any new real estate development projects, (iv) enter into any new licenses, leases or other material agreements or understandings other than in the Ordinary Course of Business or (v) mortgage any of its real properties or other assets except for Permitted Encumbrances; provided that nothing set forth in this Section 6.1(d) shall prevent the Company from (i) entering into licenses, leases or subleases for which the Company is the licensor, lessor or sublessor, respectively, or (ii) transferring real property in connection with condemnation proceedings and easement agreements in the Ordinary Course of Business.

                  (e) except as set forth in Section 6.1(e) of the Company Disclosure Schedule, change its methods of accounting, except as required by changes in GAAP; or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended January 30, 2002, and except for future amendments of those tax returns to correct immaterial mistakes or as required by changes in law or regulation or as may be required in connection with the Bankruptcy Cases;

                  (f) (i) incur any additional indebtedness, except as permitted by the DIP Financing Facility, or (ii) make any loans, advances or capital contributions to, or investments in, any Person (excluding any Subsidiary), except as permitted by the DIP Financing Facility;

                  (g) except as set forth on Section 6.1(g) of the Company Disclosure Schedule, (i) terminate the employment of any executive officer of the Company other than for cause, or (ii) except pursuant to agreements in effect on the date hereof (A) enter into any new employment agreement with any existing director or executive officer without the consent of the Plan Investors, which consent shall not be unreasonably withheld, (B) grant to any current or former director or executive officer of the Company or its Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the Ordinary Course of Business or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (C) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, except in connection with the Store Closing Program, (D) amend, adopt or terminate any employment, deferred compensation, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, except in connection with the Store Closing Program, or (E) amend, adopt or terminate any employee benefit plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code and except for the adoption of one or more severance plans in connection with the Store Closing Program;

                  (h) enter into any new agreement or amend any existing agreement containing a non-competition, geographical restriction or similar covenant, in each case in a manner materially adverse to the Plan Investors or the Reorganized Debtor; or

                  (i) agree to take any of the foregoing actions.

                  Section 6.2. No Solicitation of Alternative Proposals. (a) Except as otherwise expressly provided by this Section 6.2 and except and only to the extent that the Board of Directors determines in good faith that it is necessary or desirable to authorize such actions in connection with the administration of the Bankruptcy Cases or that it is required to authorize such actions to comply with its fiduciary duties under any applicable Law, including the Bankruptcy Code, from and after the date of this Agreement until the earlier of (x) the Closing Date and (y) the termination of this Agreement in accordance with section 8.1, the Company shall not authorize, and shall not permit any of its Subsidiaries or any of the Company's or the Subsidiaries' directors, officers, employees, representatives, agents and advisors (including any investment banker, financial advisor, attorney, accountant or other representative retained by any of them or acting on their behalf) (all such Persons, "Representatives"), directly or indirectly, to (i) solicit, initiate, or take any other action designed to solicit a proposal or offer for a restructuring transaction or a plan of reorganization, merger, consolidation, transfer or exchange of shares, issuance of equity securities (or securities convertible into equity securities), debt refinancing, sale of a material portion of the assets of the Debtors (except in connection with the Store Closing Program and with respect to the items described in Section 6.1(d) of the Company Disclosure Schedule) or similar transaction involving the Debtors (collectively, an "Alternative Proposal"), (ii) participate in any discussions or negotiations regarding any Alternative Proposal, (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal or (iv) subject to the following sentence, furnish any nonpublic information. Notwithstanding anything to the contrary that may be set forth in the foregoing, none of the Company or any of its Representatives will be precluded from providing information to, or discussing and negotiating with, any Person that has after the date hereof notified the Company in an unsolicited writing that it is considering making, or has made in writing an unsolicited bona fide Alternative Proposal or has notified the Company prior to the date hereof that it is considering making or has made a bona fide Alternative Proposal so long as the Company and its Representatives are not in violation of this Section 6.2. In addition, so long as the Company and its Representatives are not in violation of this Section 6.2, none of the Company or any of its Representatives will be precluded from executing an agreement providing for an Alternative Proposal or recommending any such Alternative Proposal to the creditors of the Company, if in the good faith opinion of the Board of Directors (in consultation with its financial advisors and outside legal counsel) such Alternative Proposal provides a higher transaction value or is otherwise more favorable to the Company than and its creditors the transactions contemplated by this Agreement and that the Board of Directors reasonably believes in good faith (after consultation with outside legal counsel) that the failure to authorize such actions would be inconsistent with its fiduciary duties under any applicable Law, including the Bankruptcy Code; provided that no such action shall be authorized unless (i) the Company shall have delivered the notice with respect to such Alternative Proposal to the Plan Investors pursuant to Section 6.2(b) and (ii) the Plan Investors do not, within five (5) Business Days of receipt of such notice, make an offer to revise the transactions contemplated by this Agreement that in the good faith opinion of the Board of Directors (in consultation with its financial advisors and outside legal counsel) provides an equal or higher transaction value or is otherwise more favorable to the Company and its creditors than the Alternative Proposal. No Person considering making an Alternative Proposal shall be provided non-public information by the Company unless such Person has executed a customary confidentiality agreement; provided that such confidentiality agreement shall not prohibit the Company from delivering any notice required by Section 6.2(b).

                  (b) The Company shall notify the Plan Investors promptly (and in no event later than seventy-two (72) hours) after (i) receipt by the Company of (A) any written or oral indication from any Person that informs the Company that such Person is considering making an Alternative Proposal or (B) any Alternative Proposal or (ii) the delivery by the Company of any non-public information in connection with an Alternative Proposal or the granting of access by the Company to the properties, books or records of the Company to any Person that informs the Company that it is considering making, or has made an Alternative Proposal. Such notice shall be made in writing and shall indicate the identity of the offeror and shall also indicate all the material terms and conditions of such proposal, inquiry or contract.

                  (c) Notwithstanding any other provision of this Agreement, the Company agrees that it will not (i) enter into any definitive agreement, letter of intent or agreement in principle relating to an Alternative Proposal unless such definitive agreement, letter of intent or agreement in principle shall provide for an obligation by the Company to pay any portion of the Commitment Fee, not theretofore paid to the Plan Investors pursuant to and in accordance with Section 8.2 or (ii) consummate any Alternative Proposal unless there shall be paid any portion of the Commitment Fee, not theretofore paid to the Plan Investors, pursuant to and in accordance with Section 8.2.

                  Section 6.3. Cooperation; Access to Information. (a) From the date hereof through the earlier of termination hereof and the Effective Date of the Plan, the Company shall, and shall cause each of its Subsidiaries and, to the extent any other Person is controlled directly or indirectly by the Company, each such other Person to, give ESL and its agents, attorneys, accountants, and representatives, reasonable, non-exclusive access, during normal business hours upon reasonable notice, to the books, contracts, records and other documents, and personnel of the Company, its Subsidiaries and such other Persons; provided, however, that none of the foregoing shall unreasonably interfere with the conduct of business of the Debtors, their Subsidiaries, or such other Persons; provided, further, that, subject to Section 6.3(f) hereof, ESL shall be required, if requested by Third Avenue, to disclose any information furnished or obtained pursuant to this Section 6.3(a) to Third Avenue and its agents, attorneys, accountants, and representatives, so long as they have a confidentiality agreement containing terms and conditions substantially similar to those set forth in Section 6.3(f) with respect to such information.

                  (b) From the date hereof through the earlier of termination hereof and the Effective Date of the Plan, the Company shall use its reasonable commercial efforts to cause its independent certified public accountants and the independent certified public accountants of each of its Subsidiaries and, to the extent any other Person is controlled directly or indirectly by the Company, of each such other Person, to afford ESL and its agents, attorneys, accountants, and representatives, reasonable access to the audit work papers and other records of each such firm relating to the Company, its Subsidiaries and any of such Persons, subject to ESL executing any agreement reasonably required by the certified public accountants of the Company or its Subsidiaries.

                  (c) The Company and ESL agree to cooperate fully in facilitating the access provided for under this Agreement in accordance with mutually acceptable procedures, which procedures shall require, among other things, that all requests for such access: (i) be made to the President and Chief Executive Officer of the Company or such other person as the Company may designate in writing to ESL, and (ii) specify the representatives of ESL to whom such access is to be provided and the scope and nature of the access requested. Further, the Company shall be permitted to have any of its representatives present during any requested meetings or discussions.

                  (d) The preceding subsections of this Section 6.3 shall not require the disclosure of any information if, in the Company's reasonable determination (after consultation with counsel), such information is reasonably believed to be (i) subject to an attorney-client or work product privileges and disclosure would result in the loss of such privileges or (ii) subject to a binding confidentiality agreement entered into as of the date hereof and disclosure would cause a breach of such confidentiality agreement. The Company will use its commercially reasonable efforts, including commercially reasonable efforts to obtain appropriate consents or waivers under any confidentiality agreement, to disclose all such information requested by ESL. In the case that attorney-client or work product privileges apply, the parties shall use their commercially reasonable efforts to make appropriate substitute disclosure arrangements.

                  (e) Between the entry of the approval order and the earlier of termination hereof and the Effective Date of the Plan:

                           (i) The Company's senior management shall meet with ESL's representatives weekly (or as otherwise reasonably requested by ESL) to inform the Plan Investors of pending or proposed transactions (including claim resolutions) involving the Company, its Subsidiaries or any other Person controlled by the Debtor which could have a material effect on the assets or liabilities of the Company, any of its Subsidiaries or any such controlled Person.

                           (ii) The Company shall serve copies of all pleadings it files in the Bankruptcy Cases upon ESL.

                  (f) Each Plan Investor shall, and shall cause each of its agents, attorneys, accountants, and representatives to keep strictly confidential all nonpublic, confidential and/or proprietary information provided, or caused to be provided, by the Company pursuant to this Section 6.3 ("Company Confidential Information"); provided, however, that no Plan Investor shall be required to keep confidential any information that (i) (A) was previously available to it on a non-confidential basis or by virtue of it being a member of an official committee in the Bankruptcy Cases; provided, however, that any information made available to a Plan Investor in its capacity as a member of a statutory committee shall be kept confidential as may be required pursuant to agreements between such statutory committees and the Company, (B) was at the time of its disclosure, or thereafter became, generally available to the public other than as a result of a disclosure by any Plan Investor or any of its respective agents, attorneys, accountants, and representatives, (C) was available to the Plan Investor on a non-confidential basis from a source other than the Company or its Representatives, provided that such source was not in breach of any obligation of confidentiality to the Company or (D) has been independently acquired or developed by any Plan Investor without the use of, and is not derived from, any Company Confidential Information or (ii) is required to be disclosed pursuant to applicable Law. In the event that any Plan Investor or any of its agents, attorneys, accountants, and representatives is requested pursuant to, or required by, Law to disclose any such Company Confidential Information, such Plan Investor will provide the Company with prompt prior written notice of such request or requirement in order to enable the Company to
(x) seek an appropriate protective order or other appropriate remedy (and if the Company seeks such order, such Plan Investor will provide, at the Company's sole expense, such cooperation as the Company shall reasonably request) or (y) in its sole discretion, waive compliance with the terms of this Section 6.3. In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the terms of this Section 6.3, only that portion of such Company Confidential Information may be disclosed as the Plan Investor is advised by counsel is legally required to be disclosed and the Plan Investor will use its commercially reasonable efforts to ensure that all such Company Confidential Information so disclosed will be accorded confidential treatment.

                  Section 6.4 Further Actions; Reasonable Efforts. Without waiving any right to terminate this Agreement under Section 8.1, upon the terms and subject to the conditions hereof, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including without limitation (i) the obtaining of all Governmental Requirements, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any restraint vacated or reversed, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

                  Section 6.5. Use of Proceeds. The proceeds received by the Reorganized Debtor in respect of the Investment shall be used by the Reorganized Debtors in accordance with the Plan to fund the cash distribution to Prepetition Lenders pursuant to the Plan.

                  Section 6.6. Restructuring. The Company shall, and shall cause each of its Subsidiaries to, in coordination with the Plan Investors, use its reasonable best efforts to restructure the capitalization of the Company and its Subsidiaries pursuant to the Plan (the "Restructuring"). In furtherance of, and without limiting the generality of the foregoing, the Company and its Subsidiaries that are Debtors shall, as promptly as practicable, (i) file the Plan and related Disclosure Statement, the material provisions of which Disclosure Statement shall be in form and substance reasonably acceptable to the Plan Investors, with the Bankruptcy Court, (ii) seek to obtain an order of the Bankruptcy Court approving the Disclosure Statement (the "Disclosure Statement Approval Order"), (iii) file a motion with the Bankruptcy Court seeking the Commitment Fee Order and (iv) seek to obtain the Confirmation Order with respect to the Plan which shall provide, among other things, (x) that the issue and sale of the New Common Shares pursuant to this Agreement or to be otherwise outstanding or subject to issuance upon completion of the Restructuring shall at the time of their issuance be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free and clear of any Encumbrances of any kind, (y) an express finding that each Plan Investor has acted in good faith in connection with the Bankruptcy Cases, the Plan and the Restructuring, and (z) that the issuance of the New Common Shares to creditors as contemplated by the Plan is exempt from registration under the Securities Act.

                  Section 6.7. Registration Rights Agreement. Effective as of the Closing, the Reorganized Debtor shall enter into the Registration Rights Agreement, in form and substance reasonably acceptable to the Plan Investors, for the benefit of the Plan Investors.

                  Section 6.8. Corporate Governance. Pursuant to the Plan, immediately prior to the Closing, the Company shall cause the resignation of each member of the Board of Directors. The Board of Directors of the Reorganized Debtor shall consist of nine members. One member of senior management of the Reorganized Debtors will serve on the initial Board of Directors of the Reorganized Debtor, as designated in the Plan. The other board members shall consist of (i) four directors selected by the Plan Investors, at least one of whom shall not be an officer or employee of any of the Plan Investors or a family member of any of the foregoing, (ii) two directors selected by the FIC neither of which shall be an officer or employee of ESL or a family member thereof and (iii) two directors to be selected by the UCC; provided that the Board of Directors, collectively, including any required committee thereof, shall comply with any other qualification, experience and independence requirements under applicable Law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable Law) on which the New Common Shares are listed or are anticipated to be listed, when such shares are listed following the Closing.

                  Section 6.9. Releases. The Company shall use its reasonable best efforts to ensure that the Plan and Confirmation Order shall provide, among other things, that the directors, officers, advisors, attorneys, investment bankers and agents of each Plan Investor and each of their respective Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys and agents are fully, completely and unconditionally released from any and all claims related to the Company, its Subsidiaries and Affiliates, its business, its governance, its securities disclosure practices, the purchase or sale of any of the Company's equity or debt securities, or the Restructuring.

                  Section 6.10. Payment of Plan Investors' Expenses. On the date on which the Bankruptcy Court enters the Commitment Fee Order, the Company shall reimburse ESL for all of the reasonable out-of-pocket costs and expenses of the Plan Investors, including the fees and reasonable expenses of advisors, accountants, attorneys, consultants and other parties that the Plan Investors have engaged to assist them in connection with the Bankruptcy Cases, actually incurred by the Plan Investors in connection with the evaluation, due diligence, negotiation and consummation of the Plan, this Agreement, the Restructuring, the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, "Expenses"); provided that in no event shall the amount that the Company is obligated to pay ESL on the date of the entry of the Commitment Fee Order exceed two million dollars ($2,000,000); and provided, further that any such amount shall be repaid by ESL if this Agreement is terminated pursuant to Sections 8.1(d)(ii) or 8.1(g). At or prior to the earlier of (x) the Closing and
(y) the date on which this Agreement is terminated pursuant to Article VIII (other than pursuant to Sections 8.1(d)(ii) or 8.1(g)), the Company shall pay to ESL an amount in dollars equal to the excess of (i) its Expenses over (ii) any amount already paid to ESL on the date of the entry of the Commitment Fee Order pursuant to the previous sentence; provided that in no event shall the aggregate Expenses that the Company is obligated to pay under this Section exceed five million dollars ($5,000,000). ESL hereby agrees to reimburse Third Avenue for up to forty thousand dollars ($40,000) of its reasonable out-of-pocket costs and expenses, including the fees and reasonable expenses of attorneys, actually incurred by Third Avenue in connection with the evaluation and negotiation of this Agreement, but only if and to the extent that the Company shall have paid ESL the Expenses of the Plan Investors pursuant to this Section and ESL shall not have been obligated to repay those Expenses to the Company under this Section or any other section of this Agreement.

                  Section 6.11. Notification of Certain Matters. From the date hereof through the Closing, each party hereto shall give prompt notice to the other parties hereto of the occurrence, or failure to occur, of any event the occurrence or failure of which shall have caused any of such party's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or of any condition not satisfied for purposes of satisfying the conditions set forth in Section 7.1 hereof; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit such party to alter or amend such party's representations and warranties contained herein.

                  Section 6.12. Information. (a) Between the date hereof and the Closing Date, the Plan Investors shall notify the Company promptly after any Plan Investor purchases, or enters into an agreement to purchase, additional shares of common stock, Preferred Obligations or prepetition claims of the Company.

                  (b) Between the date hereof and the Closing, the Plan Investors shall comply with reasonable requests from the Company for information concerning the Plan Investors related to preparation of the Plan or the Disclosure Statement.

                  Section 6.13. Transfer Restrictions. ESL agrees that, from the Closing Date until the earlier of (i) the first anniversary of the Closing Date and (ii) the date on which all of the Non-Lender Unsecured Claims are reconciled, it will not in any transaction or series of transactions sell, transfer or otherwise dispose of (other than to any other Plan Investor or to any Affiliate thereof, provided such Affiliate shall agree to be bound by the terms of this Agreement) more than twenty percent (20%) in aggregate of the New Common Shares issued to it pursuant to the terms and conditions of this Investment Agreement, other than in connection with a sale of the Reorganized Debtor in its entirety. The Plan Investors agree that, prior to the earlier of the Closing Date and the date this Agreement is terminated, the Plan Investors shall not transfer or sell (other than to any Plan Investor or any Affiliate thereof, provided such Affiliate shall agree to be bound by the terms of this Agreement) any Prepetition Credit Agreement Obligations or Prepetition Note Claims held by such Plan Investor.

                  Section 6.14. ESL Option. (a) From and after the date hereof until the second anniversary of the Closing, ESL shall have an unconditional and irrevocable right (the "ESL Option"), exercisable, in its sole discretion, at any time and in one or more tranches, prior to the second anniversary of the Closing, to purchase from the Reorganized Debtor an aggregate number of New Common Shares not to exceed the Maximum Optioned Shares at a price per share equal to 130% of the Share Price (the "Option Price").

                  (b) The "Maximum Optioned Shares" shall mean the number of New Common Shares (rounded up to the nearest whole number) equal to the quotient obtained by dividing (x) eighty-six million dollars ($86,000,000) by (y) the Option Price, adjusted by customary antidilution protections.

                  Section 6.15. Company Call. (a) At the Closing, the Company shall have an unconditional and irrevocable right (the "Initial Company Call"), exercisable in its sole discretion, to require ESL to purchase from the Reorganized Debtor a note (the "Initial Called Note") in an aggregate principal amount equal to the lesser of (i) sixty million dollars ($60,000,000) (the "Maximum Company Call Amount"), and (ii) the excess, if any, of (A) one billion five hundred forty five million dollars ($1,545,000,000) over (B) (i) the Company's Liquidity (as hereinafter defined) at Closing, reduced by (ii) the amount of all payments and distributions to be made on the Effective Date of the Plan or required to be paid in respect of prepetition and/or priority claims (other than priority claims in respect of postpetition trade payables) pursuant to the Plan, at a purchase price equal to the principal amount of such note. For purposes hereof, (i) "Liquidity" shall mean, at any time, Excess Availability at such time plus the Cash Balance at such time and (ii) "Cash Balance" shall mean, at any time, the aggregate amount of the Company's and its Subsidiaries unrestricted cash, cash equivalents and short term investments at such time, calculated in the manner consistent with the Business Plan (but exclusive of cash necessary for store operations, which amount is agreed to be equal to three hundred million dollars ($300,000,000)). The Initial Called Note and any Subsequent Called Note (as hereinafter defined) shall have the terms set forth in Exhibit C hereto.

                  (b) In the event that the Reorganized Debtors determine during the 90 day period following the Closing that the aggregate amount of payments required to be made pursuant to the Plan in respect of prepetition and/or priority claims (other than priority claims in respect of postpetition trade payables) are or will be in excess of those actually paid at the Closing (such excess, the "Excess Distributions"), the Reorganized Debtor shall have an unconditional and irrevocable right, in its sole discretion, to require ESL to purchase from the Reorganized Debtor a note (the "Subsequent Called Note," and, together with the Initial Called Note, the "Called Notes"), which Subsequent Called Note shall be in an aggregate principal amount equal to the lesser of (1) the excess, if any, of (A) one billion five hundred forty five million dollars ($1,545,000,000) over (B)(i) the Company's Liquidity at Closing (after giving effect to all payments and borrowings made at Closing other than in respect of postpetition trade payables), reduced by (ii) the amount of any Excess Distributions, and (2) the excess, if any, of the Maximum Company Call Amount over the principal amount of the Initial Called Note, at a purchase price equal to the principal amount of such note, it being agreed that the aggregate of the principal amounts of the Initial Called Note and the Subsequent Called Note, if either or both shall be issued, shall not exceed the Maximum Company Call Amount.

                                  ARTICLE VII

                                   CONDITIONS

                  Section 7.1. Conditions to the Plan Investors' Obligations. The obligation of each of the Plan Investors to consummate the transactions contemplated hereby with respect to the Investment shall be subject to the satisfaction at or prior to the Closing of each of the following conditions; provided, however, that ESL may, in its sole and absolute discretion, waive any or all of the following conditions (other than (a), (b) and (i), and purchase the New ESL Shares, in which event Third Avenue Funds shall be required to purchase the New Third Avenue Shares.

                  (a) HSR Approval. The applicable waiting period (and any extension thereof) under the HSR Act, relating to the transactions contemplated by the Transaction Documents shall have been terminated or shall have expired.

                  (b) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (each, a "Restraint") preventing consummation of any of the transactions contemplated hereby shall be in effect.

                  (c) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date), except to the extent that all such failures of such representations and warranties to be true and correct taken together shall not result or be reasonably expected to result in a Material Adverse Effect and shall not prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby, except with respect to the representations and warranties set forth in Section 4.8, which shall be true and complete in all respects, and the Plan Investors shall have received a certificate to such effect signed on the Closing Date on behalf of the Company by its respective Chief Executive Officer and Chief Financial Officer in their corporate (not personal) capacities as such, in form and substance reasonably satisfactory to the Plan Investors, to the foregoing effect. Said representations and warranties shall not survive the Closing and the signatories to any closing certificate shall have no personal liability for any of the representations and warranties or as a result of signing such certificate.

                  (d) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing and the Company shall have delivered to the Plan Investors at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Plan Investors, to the foregoing effect and such signatories shall have no personal liability as a result of signing such certificate.

                  (e) Transaction Documents. Each of the parties to the Transaction Documents (other than the Plan Investors) shall have executed and delivered to the Plan Investors, in form and substance reasonably acceptable to the Plan Investors, the applicable Transaction Documents and such Transaction Documents shall constitute the legal, valid and binding obligation of the Reorganized Debtor (or other Reorganized Debtors, as the case may be).

                  (f) Financing. The Exit Financing Facility shall be in full force and effect, there shall exist no material breach of or default under the Exit Financing Facility, and any and all fees and expenses paid or payable to any commercial bank or any other financial institution in connection with the Exit Financing Facility shall be as provided in the Commitment Letter and related side letters or for amounts otherwise reasonably acceptable to the Plan Investors.

                  (g) Excess Liquidity. As of the Closing, after giving effect to all payments and distributions to be made on the Effective Date of the Plan or required to be paid in respect of administrative and priority claims pursuant to the Plan, the Reorganized Debtors shall have Liquidity of at least one billion, two hundred fifty million dollars ($1,250,000,000) and Adjusted Excess Availability of at least five hundred eighty-nine million dollars ($589,000,000) and the Company shall have delivered to the Plan Investors at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Plan Investors, to the foregoing effect and such signatories shall have no personal liability as a result of signing such certificate.

                  (h) Plan. All conditions precedent to the effectiveness of the Plan (other than those relating to the Closing hereunder) shall have been satisfied or waived.

                  (i) Bankruptcy Cases. The Plan, in form and substance satisfactory to the Plan Investors, shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order and shall have an Effective Date no later than May 30, 2003.

                  Section 7.2. Conditions to the Obligations of the Company. The respective obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) HSR Approval. The applicable waiting period (and any extension thereof) under the HSR Act, relating to the transactions contemplated by the Transaction Documents shall have been terminated or shall have expired.

                  (b) No Injunction. No Restraint preventing consummation of any of the transactions contemplated hereby shall be in effect.

                  (c) Plan. All conditions precedent to the effectiveness of the Plan (other than those relating the Closing hereunder) shall have been satisfied or waived.

                  (d) Representations and Warranties. The representations and warranties of each of the Plan Investors set forth in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date) except to the extent that all such failures of such representations and warranties to be true and correct shall not have a material adverse effect on the ability of the Plan Investors, taken together, to consummate the transactions contemplated hereby, and the Company shall have received certificates to such effect signed on the Closing Date on behalf of each of the Plan Investors by their respective Chief Executive Officers and Chief Financial Officers in their corporate (not personal) capacities as such, in form and substance reasonably satisfactory to the Company, to the foregoing effect. Said representations and warranties shall not survive the Closing and the signatories to any closing certificate shall have no personal liability for any of the representations and warranties or as a result of signing such certificate.

                  (e) Performance of Obligations. Each of the Plan Investors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing and each of the Plan Investors shall have delivered to the Company at the Closing a certificate signed by their respective Chief Executive Officer and Chief Financial Officer, dated the Closing Date, in form and reasonably substance satisfactory to the Company, to the foregoing effect. Such signatories having no personal liability as a result of signing such certificate.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding the fact that any requisite authorization and approval of the transactions contemplated hereby shall have been received and no party hereto shall have any liability to any other party hereto as a result of its invoking its rights to terminate this Agreement pursuant to this Section (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination nor shall it terminate the Company's obligations under this Article VIII nor eliminate the liability of any Breaching Plan Investor):

                  (a) by the mutual written consent of ESL and the Company;

                  (b) by ESL if: (i) the Closing has not occurred by May 30, 2003 or (ii) there shall be any Law that makes consummation of the purchase of the New Common Shares hereunder illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the New Common Shares hereunder and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) by ESL, (i) if the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Plan Investors, (ii) if the Board of Directors recommends an Alternative Proposal or
(iii) if the Company enters into a written agreement or letter of intent or agreement in principle providing for any Alternative Proposal;

                  (d) (i) by ESL, if the Company shall be in breach of its obligations hereunder such that the conditions to the obligations of the Plan Investors set forth in Section 7.1 will not be satisfied at or prior to the Closing, and such failure cannot be or has not been cured within twenty (20) Business Days after the giving of written notice to the Company and the other Plan Investors; and (ii) by the Company, if the Plan Investors shall be in breach of their obligations hereunder such that the conditions to the obligations of the Company set forth in Section 7.2 will not be satisfied at or prior to the Closing, and such failure cannot be or has not been cured within twenty (20) Business Days after the giving of written notice to the Plan Investors;

                  (e) by ESL, if (i) the Disclosure Statement Approval Order has not been entered on or prior to February 28, 2003, in form and substance reasonably acceptable to the Plan Investors, (ii) the Commitment Fee Order has not been entered on or prior to February 28, 2003, in form and substance reasonably acceptable to the Plan Investors, or (iii) the Confirmation Order has not been entered on or prior to May 16, 2003, in form and substance reasonably acceptable to the Plan Investors; provided that in the case of (i) or (ii) ESL shall be deemed to have waived such termination right if it does not exercise such right within five (5) Business Days of the applicable date;

                  (f) by the Company, if (i) the Board of Directors determines in good faith that termination of this Agreement is necessary in order for the Company to accept any Alternative Proposal, or (ii) the Bankruptcy Court has ordered the Company to terminate this Agreement in order to accept any Alternative Proposal; provided that the Company shall have the right to terminate this Agreement pursuant to clause (i) above only if it has complied in all material respects with the provisions of Section 6.2(a), and shall acknowledge its obligation to comply with the requirements of Section 8.2 relating to any required payment (including the timing of any payment) of the Commitment Fee;

                  (g) by the Company pursuant to Section 3.3.

                  Section 8.2. Commitment Fee.

                  Commitment Fee. Unless (a) the Plan Investors are in material breach of their obligations hereunder as determined in a final order by the Bankruptcy Court or (b) this Agreement has previously been terminated in accordance with its terms (except under clause (iii) below), ESL shall be entitled to receive, and the Company shall pay to ESL for the benefit of the Plan Investors, the Commitment Fee no later than the earlier to occur of (i) May 30, 2003, (ii) the Effective Date of the Plan, and (iii) the date of termination of this Agreement by ESL under Section 8.1(c), or by the Company under Section 8.1(f).

                  (a) The Company acknowledges and agrees that (i) the payment of the Commitment Fee is an integral part of the transaction contemplated by this Agreement, (ii) in the absence of the Company's obligation to pay the Commitment Fee, the Plan Investors would not have entered into this Agreement and (iii) time is of the essence with respect to the payment of the Commitment Fee.

                  (b) The Plan Investors acknowledge and agree that ESL shall be entitled to receive 87.8% of the Commitment Fee and that Third Avenue shall be entitled to receive 12.2% of the Commitment Fee.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal and substantive Laws of the State of Delaware without giving effect to conflicts of law principles thereof.

                  Section 9.2. Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Company and the Plan Investors hereby irrevocably:

                  (a) submits to the exclusive jurisdiction of the courts of the State of Illinois and of the United States of America, in each case located in Cook County (the "Selected Courts"), including the Bankruptcy Court, for any Proceeding arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Proceeding relating hereto or thereto except in such courts) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise; provided that each of the Company and the Plan Investors hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court for so long as the Bankruptcy Cases are pending;

                  (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Plan Investors at their respective addresses referred to in Section 9.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

                  (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any Proceeding directly, or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents.

                  Section 9.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties' prior written consent; provided, however, that, any (i) transfer of New Common Shares permitted hereunder (other than transfers between and among the Plan Investors or their respective Affiliates) shall not entitle the transferee to the rights of the transferring Plan Investor under this Agreement and (ii) any Plan Investor shall be permitted to assign it rights and obligations under this Agreement to another Plan Investor or any of their respective Affiliates, in each case without the consent of any other party hereto; provided that no such assignment shall relieve the Plan Investor from its obligations under this Agreement. Only the parties to this Agreement or their permitted assigns shall have rights under this Agreement.

                  Section 9.4. Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules attached hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements relating to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by the Plan Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The Company and the Plan Investors acknowledge and agree that nothing herein shall prohibit the Plan Investors from acquiring any further claims against the Debtors or any interest in such claims. After the Effective Date, in the event that any terms of this Agreement conflict with any terms of the Plan, the terms of the Plan shall control.

                  Section 9.5. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i) if to the Company or to any Subsidiary that is a Debtor:

                                    Kmart Corporation, et al.
                                    3100 West Big Beaver Road
                                    Troy, MI  48084
                                    Fax:   (248) 637-4858
                                    Attn:  General Counsel

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)
                                    333 West Wacker Drive
                                    Chicago, IL 60606-1285
                                    Fax:   (312) 407-8501
                                    Attn:  John Wm. Butler, Jr., Esq.

                                    and

                           (ii)     if to ESL, to:

                                    ESL Investments, Inc.
                                    One Lafayette Place
                                    Greenwich, CT 06830
                                    Fax:    (203) 861-0115
                                    Attn:  Edward S. Lampert
                                    with a copy to:

                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, NY  10019
                                    Fax:   (212) 403-2000
                                    Attn:  Scott K. Charles, Esq.

                           (iii) if to Third Avenue, on or before February 21, 2003, to:

                                    Third Avenue Trust
                                    767 Third Avenue
                                    5th Floor
                                    New York, NY  10017
                                    Fax:   (212) 888-6704
                                    Attn:  Brandon Stranzl

                                    and after February 21, 2003, to:

                                    Third Avenue Trust
                                    622 Third Avenue
                                    32nd Floor
                                    New York, NY  10017
                                    Fax:    (212) 888-6704
                                    Attn:   Brandon Stranzl

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

                  Section 9.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or the Plan Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or the Plan Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Plan Investors of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Plan Investors shall be cumulative and not alternative.

                  Section 9.7. Consent. Any consent or approval of the Plan Investors under this Agreement shall be deemed to have been given by all of the Plan Investors if such consent or approval has been given by ESL.

                  Section 9.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                  Section 9.9. Severability. In the event that any, provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  Section 9.10. Headings. The table of contents and headings used in this Agreement are used for convenience only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

                  Section 9.11. No Public Announcement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents shall be in a form reasonably mutually agreed to by the parties. Thereafter, the Company and the Plan Investors shall, to the extent reasonably practicable, consult with the other regarding the content of those press releases, public announcements or filings with Governmental Entities concerning the transactions contemplated by the Transaction Documents.

                  Section 9.12. Interpretation. The parties agree that to the extent any provision of the Plan relating to the Plan Investors conflicts with any provision of this Agreement, the provisions of this Agreement shall control.

                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.

                           COMPANY:

                           KMART CORPORATION


                           By:
                                ------------------------------------------------
                                Name:
                                Title:



                           PLAN INVESTORS:

                           ESL INVESTMENTS, INC.


                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           THIRD AVENUE TRUST, on behalf of the Third Avenue
                                Value Fund Series


                           By:
                                ------------------------------------------------
                                Name:
                                Title:








                           THIRD AVENUE TRUST, on behalf of the Third Avenue Small-Cap Value Fund Series


                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           THIRD AVENUE TRUST, on behalf of the Third Avenue Real Estate Value Fund Series


                           By:
                                ------------------------------------------------
                                Name:
                                Title:

                                    EXHIBIT F

                         LIST OF QUALIFYING REAL ESTATE

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.

  STORE #                         CITY                          STATE
   3014    PHOENIX                                                AZ
   3019    SHREVEPORT                                             LA
   3039    MILWAUKEE                                              WI
   3054    MONTGOMERY                                             AL
   3065    KNOXVILLE                                              TN
   3073    MANCHESTER                                             CT
   3102    YORK                                                   PA
   3110    RENO                                                   NV
   3121    MEMPHIS                                                TN
   3132    MONTGOMERY                                             AL
   3177    WEST LAFAYETTE                                         IN
   3192    DALLAS                                                 TX
   3199    ODESSA                                                 TX
   3217    TEMPLE                                                 TX
   3250    WESTERVILLE                                            OH
   3262    ROSEVILLE                                              MI
   3281    SANDUSKY                                               OH
   3284    TULSA                                                  OK
   3285    RAYNHAM                                                MA
   3299    CINCINNATI                                             OH
   3314    INDIANAPOLIS                                           IN
   3321    BALCH SPRINGS                                          TX
   3338    GAHANNA                                                OH
   3354    KENNEWICK                                              WA
   3382    SHREVEPORT                                             LA
   3391    ARNOLD                                                 MO
   3403    PHOENIX                                                AZ
   3419    DUQUESNE                                               PA
   3426    SHARONVILLE                                            OH
   3430    PORTLAND                                               OR
   3434    DELRAN                                                 NJ
   3440    PICO RIVERA                                            CA
   3460    FLOURTOWN                                              PA
   3461    WINTER HAVEN                                           FL

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.

  STORE #                         CITY                          STATE
   3480    PENNSAUKEN                                             NJ
   3493    SAN ANTONIO                                            TX
   3530    ORLANDO                                                FL
   3545    NORCROSS                                               GA
   3580    ANCHORAGE                                              AK
   3583    WATERLOO                                               IA
   3584    JUNEAU                                                 AK
   3590    ENGLEWOOD                                              FL
   3591    BELLEVUE                                               NE
   3604    KISSIMMEE                                              FL
   3605    BLUE SPRINGS                                           MO
   3608    LAKELAND                                               FL
   3609    OLDSMAR                                                FL
   3617    WISCONSIN RAPIDS                                       WI
   3623    KENAI                                                  AK
   3625    AIKEN                                                  SC
   3627    DENVER                                                 CO
   3635    SACRAMENTO                                             CA
   3639    INGLEWOOD                                              CA
   3640    ACWORTH                                                GA
   3648    CONROE                                                 TX
   3649    BURLESON                                               TX
   3653    BAKERSFIELD                                            CA
   3659    INDIANAPOLIS                                           IN
   3666    ROCKLEDGE                                              FL
   3669    GREENSBORO                                             NC
   3670    MESA                                                   AZ
   3671    MADISON                                                AL
   3681    ROCHESTER                                              NY
   3684    TEQUESTA                                               FL
   3694    BUFFALO                                                NY
   3697    CHINO                                                  CA
   3700    MERIDIAN                                               MS
   3714    LAKE CITY                                              FL

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.

  STORE #                         CITY                          STATE
   3716    HERMITAGE                                              TN
   3721    BEAUMONT                                               TX
   3727    NEW BRAUNFELS                                          TX
   3731    FINDLAY                                                OH
   3738    ARLINGTON                                              TX
   3740    DELAVAN                                                WI
   3745    BAYTOWN                                                TX
   3752    LAURINBURG                                             NC
   3771    AUSTIN                                                 TX
   3776    GARLAND                                                TX
   3783    ORMOND BEACH                                           FL
   3789    LOGANSPORT                                             IN
   3803    INDEPENDENCE                                           KS
   3811    YUCCA VALLEY                                           CA
   3816    WALTERBORO                                             SC
   3826    ALBEMARLE                                              NC
   3830    HOUSTON                                                TX
   3835    TEXAS CITY                                             TX
   3838    LENOIR                                                 NC
   3846    CUMMING                                                GA
   3847    GRIFFIN                                                GA
   3855    ANTELOPE                                               CA
   3859    GREENSBURG                                             IN
   3870    WEBSTER                                                TX
   3878    HOUSTON                                                TX
   3887    MOORESVILLE                                            NC
   3889    SANDPOINT                                              ID
   3901    ROSENBERG                                              TX
   3902    COLD SPRING                                            KY
   3908    SOUTHERN PINES                                         NC
   3909    HOUSTON                                                TX
   3928    GIBSONIA                                               PA
   3932    HOT SPRINGS                                            AR
   3935    IRVING                                                 TX

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.

  STORE #                         CITY                          STATE
   3944    WOODSTOCK                                              GA
   3961    KIMBALL                                                WV
   3962    LOMPOC                                                 CA
   3969    MOSES LAKE                                             WA
   3977    BOISE                                                  ID
   3980    MACON                                                  GA
   3989    GAINESVILLE                                            FL
   3992    SAN ANTONIO                                            TX
   3995    YUMA                                                   AZ
   4023    AMARILLO                                               TX
   4037    WESTMINSTER                                            CA
   4044    SAVANNAH                                               GA
   4079    FORT WAYNE                                             IN
   4115    SOUTH OGDEN                                            UT
   4127    LITTLE ROCK                                            AR
   4138    SANDY SPRINGS                                          GA
   4148    HAMMOND                                                IN
   4173    CINCINNATI                                             OH
   4174    WICHITA                                                KS
   4192    SOUTHFIELD                                             MI
   4200    BUENA PARK                                             CA
   4223    HOUSTON                                                TX
   4225    SEATTLE                                                WA
   4237    DURHAM                                                 NC
   4252    ESCONDIDO                                              CA
   4267    HURST                                                  TX
   4268    MUNCIE                                                 IN
   4270    ST LOUIS                                               MO
   4302    GALVESTON                                              TX
   4321    MADISON                                                WI
   4404    EUGENE                                                 OR
   4414    AKRON                                                  OH
   4416    URBANA                                                 IL
   4425    HOUSTON                                                TX

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.

  STORE #                         CITY                          STATE
   4472    LONG BEACH                                             CA
   4486    MILWAUKEE                                              WI
   4712    EXMORE                                                 VA
   4722    CHICAGO                                                IL
   4733    PLANO                                                  TX
   4737    WILLISTON                                              ND
   4740    ROGERSVILLE                                            TN
   4742    OLD BRIDGE                                             NJ
   4744    NEW BERLIN                                             WI
   4752    WILSON                                                 NC
   4754    SPINDALE                                               NC
   4761    LANTANA                                                FL
   4764    AKRON                                                  OH
   4765    PLANT CITY                                             FL
   4768    FT MYERS                                               FL
   4773    ARLINGTON                                              TX
   4774    CHATTANOOGA                                            TN
   4784    JACKSONVILLE                                           IL
   4785    BROOKLYN                                               NY
   4794    AUBURN HILLS                                           MI
   4802    OTTAWA                                                 IL
   4803    ST PAUL                                                MN
   4820    YAZOO CITY                                             MS
   4821    ELK GROVE VILLAGE                                      IL
   4828    WICHITA FALLS                                          TX
   4831    FRESH MEADOWS                                          NY
   4832    STONY BROOK                                            NY
   4833    ATMORE                                                 AL
   4839    WOODBRIDGE                                             VA
   4841    TYLER                                                  TX
   4855    WASHINGTON COURTHOUS                                   OH
   4861    DERBY                                                  CT
   4864    RICHMOND                                               KY
   4894    ORLANDO                                                FL

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.


  STORE #                         CITY                          STATE
   4899    COLUMBIA                                               TN
   4906    KINGSTON                                               NY
   4911    TUCSON                                                 AZ
   4912    TUCSON                                                 AZ
   4914    EVANSVILLE                                             IN
   4915    DEARBORN                                               MI
   4916    GAINESVILLE                                            GA
   4918    GREENWOOD VILLAGE                                      CO
   4919    CORSICANA                                              TX
   4920    WESLACO                                                TX
   4922    WEST MONROE                                            LA
   4924    BROADVIEW                                              IL
   4927    SPARTANBURG                                            SC
   4929    NEW HAVEN                                              CT
   4931    SHERMAN                                                TX
   4941    SAN ANTONIO                                            TX
   4943    CARSON CITY                                            NV
   4944    OAKLAND                                                CA
   4946    BATON ROUGE                                            LA
   4947    LAFAYETTE                                              LA
   4948    WACO                                                   TX
   4949    LINCOLN PARK                                           MI
   4957    ALISO VIEJO                                            CA
   4959    GROVES                                                 TX
   4967    WALLINGFORD                                            CT
   4973    HOUSTON                                                TX
   4982    STERLING HEIGHTS                                       MI
   4983    SAN JOSE                                               CA
   4990    CANTON TOWNSHIP                                        MI
   4992    EUCLID                                                 OH
   4994    DETROIT                                                MI
   7001    NEWNAN                                                 GA
   7020    LA GRANGE                                              GA
   7025    GENEVA                                                 NY

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.


  STORE #                         CITY                          STATE
   7040    LAWRENCE                                               KS
   7114    SLIDELL                                                LA
   7119    HAVERHILL                                              MA
   7138    LOUISVILLE                                             KY
   7170    DENTON                                                 TX
   7172    LEESBURG                                               VA
   7183    ATHENS                                                 GA
   7221    NEW ORLEANS                                            LA
   7226    RALEIGH                                                NC
   7230    HALTOM CITY                                            TX
   7245    LOUISVILLE                                             KY
   7269    WESTFIELD                                              MA
   7270    FORT WORTH                                             TX
   7272    FLAT ROCK                                              MI
   7300    SAN ANTONIO                                            TX
   7334    JOPPATOWNE                                             MD
   7338    PASCO                                                  WA
   7339    ORLANDO                                                FL
   7342    ELIZABETH CITY                                         NC
   7345    WILKESBORO                                             NC
   7357    LINCOLN                                                RI
   7359    BOYNTON BEACH                                          FL
   7363    WESTMINSTER                                            MD
   7367    GALLUP                                                 NM
   7371    APACHE JUNCTION                                        AZ
   7378    LAKEWOOD                                               CO
   7396    DE SOTO                                                TX
   7404    SAN ANTONIO                                            TX
   7434    DULUTH                                                 GA
   7435    MOBILE                                                 AL
   7439    HOUSTON                                                TX
   7442    BRISTOL                                                TN
   7453    WARWICK                                                RI
   7459    FARRAGUT                                               TN

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.


  STORE #                         CITY                          STATE
   7463    MAPLE GROVE                                            MN
   7469    HICKORY                                                NC
   7472    WABASH                                                 IN
   7476    WESTBURY                                               NY
   7492    SYOSSET                                                NY
   7505    TAMPA                                                  FL
   7513    BROOKSVILLE                                            FL
   7517    RUSKIN                                                 FL
   7522    SOUTH PASADENA                                         FL
   7533    ALAMOSA                                                CO
   7536    BROOKINGS                                              SD
   7548    MORGAN HILL                                            CA
   7550    LINCOLN                                                NE
   7553    LINCOLN                                                NE
   7569    ANCHORAGE                                              AK
   7574    SPRING HILL                                            FL
   7584    ONTARIO                                                OH
   7585    GRANDVIEW                                              MO
   7586    LAS VEGAS                                              NV
   7589    UTICA                                                  MI
   7592    PAINTED POST                                           NY
   7594    HOUSTON                                                TX
   7595    WINDER                                                 GA
   7598    FAIRBANKS                                              AK
   7605    BOSTON                                                 MA
   7612    HAMBURG                                                NY
   7615    CEDAR HILL                                             TX
   7641    ATHENS                                                 OH
   7657    ANTIGO                                                 WI
   7670    CHARLOTTE                                              NC
   7672    ROGERS                                                 AR
   7697    LA HABRA                                               CA
   7700    HILLIARD                                               OH
   7702    UKIAH                                                  CA

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.


  STORE #                         CITY                          STATE
   7728    MIDDLETOWN                                             NY
   7729    WINDSOR                                                CT
   7734    ARLINGTON                                              TX
   7751    PASADENA                                               TX
   7766    PLYMOUTH                                               MA
   7781    PEMBROKE PINES                                         FL
   7782    COLORADO SPRINGS                                       CO
   7787    RICHMOND                                               VA
   7789    CICERO                                                 IL
   7790    PLAINVILLE                                             CT
   7792    FARGO                                                  ND
   9038    MONTICELLO                                             IN
   9089    CADILLAC                                               MI
   9112    LAWRENCEBURG                                           TN
   9150    ELKIN                                                  NC
   9231    MONROE                                                 NY
   9326    JUNCOS                                                 PR
   9330    OVERLAND                                               MO
   9355    CHICAGO                                                IL
   9363    SPRINGFIELD                                            IL
   9369    AMARILLO                                               TX
   9386    SHAKOPEE                                               MN
   9391    GRAND CHUTE                                            WI
   9396    SUWANEE                                                GA
   9408    BRADENTON                                              FL
   9411    WILMINGTON                                             DE
   9426    KATY                                                   TX
   9446    BALTIMORE                                              MD
   9448    LEBANON                                                OH
   9450    APOPKA                                                 FL
   9453    CRESTWOOD                                              MO
   9512    GREENVILLE                                             TX
   9545    DEL RIO                                                TX
   9606    LEXINGTON                                              NC

                                    EXHIBIT F

                             QUALIFYING REAL ESTATE

    The Qualifying Real Estate identified by store number and location below includes without limitation any and all fee and ownership interests and any and all leases, subleases, reciprocal easement agreements, easements, licenses, nondisturbance agreements and other similar agreements entered into by the
                Debtors which relate to their use and occupancy.


  STORE #                         CITY                          STATE
   9666    WHITEVILLE                                             NC
   9668    CLINTON                                                NC
   9715    CEDAR CITY                                             UT
   9744    AZLE                                                   TX
   9752    ONEONTA                                                NY
   9759    DURANGO                                                CO
   9781    RED WING                                               MN
   9817    ELYRIA                                                 OH
   9851    VALDOSTA                                               GA
   9852    JACKSON                                                MS

                                    EXHIBIT G



                      FORM OF REGISTRATION RIGHTS AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT H

                        RESTRUCTURING TRANSACTION NOTICE






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT I

                   CORPORATE STRUCTURE OF REORGANIZED DEBTORS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                   EXHIBIT J-1



                     TRADE VENDORS' LIEN PROGRAM TERM SHEET

                      EXIT VENDOR LIEN PROGRAM TERM SHEET

                      (See Annex A for certain definitions)

Trade Collateral:                 Collateral subject to the vendor lien (the
                                  "Trade Collateral") shall consist of a
                                  first-priority mortgage on all unencumbered, owned and operated real estate of Reorganized
                                  Debtors(1) (collectively, the "Grantors") located in the United States; provided, that in no event shall the Trade Collateral include
                                  (i) real estate which is closed or identified for closure prior to the Effective Date of the Plan or (ii) the real estate assets listed on Exhibit A hereto; provided, however, during the period between the first anniversary date of the Effective Date and the termination/expiration of the vendor lien contemplated hereunder, Grantors shall be permitted to (i) sell or otherwise dispose of obsolete, surplus or otherwise non-profitable
                                  Trade Collateral, to the extent such
                                  dispositions do not exceed an aggregate total value of $50 million; and (ii) sell or otherwise dispose of Trade Collateral in connection with a sale-leaseback transaction.

Obligations Secured:              The Trade Collateral shall secure (i)
                                  Qualified Trade Credit extended to the
                                  Grantors by Qualified Vendors and (ii) DIP payables which (A) are not paid prior to the Effective Date, (B) become an obligation of a Grantor and (C) would otherwise constitute
                                  Qualified Trade Credit ((i) and (ii),
                                  collectively the "Secured Obligations"). In the event that a Qualified Vendor shall become a Disqualified Vendor, any prior credit provided to the Grantors that constituted
                                  Secured Obligations shall continue to
                                  constitute Secured Obligations with respect to inventory delivered while such Vendor is a Qualified Vendor, provided, that the Credit
                                  Terms with respect to the Grantors' payment obligations for such inventory remain unchanged by the Disqualified Vendor.

Collateral Trustee:               ___________, acting as collateral trustee for
                                  the Vendors



---------------------
(1) Capitalized terms not otherwise defined in this Exhibit or in Annex A hereto shall have the meaning ascribed to them in the First Amended Joint Plan of Reorganization of Kmart Corporation and its Affiliated Debtors and Debtors in Possession dated February 25, 2003 (the "Plan").

Expiration/Termination:           The second anniversary of the Effective Date;
                                  provided, however, that the Grantors shall have the authority, in their sole discretion, to terminate the program on the first anniversary of the Effective Date (the
                                  "Termination Date") (provided that notice of such termination is given in writing to the Collateral Trustee on or before January 31,
                                  2004), and further, provided, prior credit provided to the Grantor that constituted
                                  Secured Obligations shall continue to be secured by the Trade Collateral.

Scope of Documentation:           The appropriate Grantors shall execute
                                  mortgages or deeds of trust with respect to each owned real property constituting Trade
                                  Collateral in form reasonably satisfactory to such Grantor and the Collateral Trustee as necessary to create a valid lien on such real property. Grantors shall not be required to obtain appraisals, surveys, environmental review, legal opinions or title insurance in connection with the mortgages or deeds of trust executed on any such property. No leasehold mortgages, assignments of lease or landlord consents with regard to any leased property shall be required.

Enforcement Rights:               Neither the Collateral Trustee nor any
                                  Qualified Vendor may exercise any rights with respect to any real estate of the Grantors until and unless the inventory and other collateral securing the Exit Financing
                                  Facility and contained on such premises shall have been liquidated or removed therefrom.

                                  The relative rights of the Exit Financing
                                  Facility lenders and the Qualified
                                  Vendors/Collateral Trustee will be more
                                  particularly set forth in an intercreditor agreement.

Reporting:                        Within 45 days of the end of each of its
                                  fiscal quarters ending prior to the
                                  Termination Date, the Reorganized Debtors will provide the Collateral Trustee with a written report identifying each Qualified Vendor that is the subject of a Qualified Vendor
                                  Certificate and the amount of Qualified Trade
                                  Credit as of the last day of such fiscal quarter.

                                                                         ANNEX A


                                  DEFINITIONS:


         "Credit Terms" mean trade terms, practices and programs (including, but not limited to, credit limits, pricing, cash discounts, timing of payments, allowances, return programs, rebates, coupon reconciliation, normal product mix and availability and other applicable terms and programs).

         "Disqualified Vendor" means, at any time of determination, any Vendor that ceases to provide any of the Grantors the Credit Terms at least as good as, or better than, those provided to any of the Grantors at the time of such Vendor's designation as a Qualified Vendor. The determination of whether a Vendor is a Disqualified Vendor shall be made by the Grantors in their sole discretion.

         "Minimum Trade Terms" means, with respect to any Vendor, Credit Terms that are mutually agreeable to the Grantors and Vendor (as evidenced by a Qualified Vendor Certificate).

         "Qualified Trade Credit" means trade credit provided to a Grantor by a Vendor with respect to inventory delivered to such Grantor for resale within the United States and its territories at retail that is not with respect to consigned goods or goods that are secured by letters of credit, bankers' acceptances or other security (other than the vendor lien contemplated herein).

         "Qualified Vendor" means, at any time of determination, each Vendor specified by a Grantor in writing as a Qualified Vendor based on such Vendor's provision of Minimum Trade Terms, provided such Vendor (i) participates in the Grantors' electronic data interchange program (no written EDI agreement shall be required), (ii) agrees not to restrict business operations with the Grantors' subsidiaries or international operations. The determination of whether a Vendor is a Qualified Vendor shall be made by the Grantors in their reasonable discretion.

         "Qualified Vendor Certificate" means written certificate(s) issued by a Grantor to a Vendor from time to time to confirm that a Vendor is a Qualified Vendor, provided, that, the acceptance of shipments, in writing or otherwise, shall not constitute a Qualified Vendor Certificate nor qualify a Vendor as a Qualified Vendor.

         "Vendors" means vendors who provide inventory to the Grantors for resale at retail, and (with respect to any particular receivable) any of such vendors' successors and assigns.

                                   EXHIBIT J-2



                      TRADE VENDORS' LIEN PROGRAM DOCUMENTS





                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT K

                     FORM OF KMART CREDITOR TRUST AGREEMENT






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                   EXHIBIT L-1

                LIST OF REJECTED INTERCOMPANY EXECUTORY CONTRACTS
                        AND INTERCOMPANY UNEXPIRED LEASES






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                   EXHIBIT L-2

                   LIST OF ASSUMED EMPLOYEE-RELATED AGREEMENTS






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                   EXHIBIT L-3

         LIST OF ASSUMED OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES






                     TO BE FILED BY THE EXHIBIT FILING DATE

                                    EXHIBIT M

                        ADMINISTRATIVE CLAIM REQUEST FORM






                     TO BE FILED BY THE EXHIBIT FILING DATE